                                                                    EXHIBIT 2.1

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (BALTIMORE DIVISION)

In re:                                   *

RAILWORKS CORPORATION, et al.,           *   Case Nos. 01-6-4463 through
                                                       01-6-4485
                                             (Chapter 11)
Debtors.                                 *   (Jointly Administered under
                                             Case No. 01-6-4463)

*     *     *     *     *     *     *     *     *     *     *     *     *     *

                        DISCLOSURE STATEMENT TO DEBTORS'
                  SECOND AMENDED JOINT PLAN OF REORGANIZATION

                           DATED AS OF AUGUST 8, 2002

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, WHICH IS ATTACHED AS EXHIBIT A TO THIS DISCLOSURE STATEMENT (THE "PLAN"). ACCEPTANCES OR REJECTIONS WITH RESPECT TO THE PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF MARYLAND. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL, BUT HAS NOT YET BEEN APPROVED, BY THE BANKRUPTCY COURT. ANY SUCH APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT AS CONTAINING "ADEQUATE INFORMATION" WILL NOT CONSTITUTE ENDORSEMENT OF THE PLAN. INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS SUBJECT TO COMPLETION AND AMENDMENT.

WILLKIE FARR & GALLAGHER                  WHITEFORD, TAYLOR & PRESTON L.L.P.
787 Seventh Avenue                        Seven Saint Paul Street
New York, New York  10019-6099            Baltimore, Maryland  21202-1626
(212) 728-8000                            (410) 347-8700

Co-Counsel to the Debtors and             Co-Counsel to the Debtors and
Debtors-in-Possession                     Debtors-in-Possession

THE DEADLINE BY WHICH EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN MUST CAST A PROPERLY COMPLETED AND DELIVERED BALLOT FOR ITS VOTE TO ACCEPT OR REJECT THE PLAN TO BE COUNTED IS SEPTEMBER 13, 2002, AT 4:00 P.M. (EASTERN
TIME), UNLESS EXTENDED.

I.    SUMMARY OF DISCLOSURE STATEMENT.............................................................................1

       A.     Purpose of this Disclosure Statement................................................................1

       B.     Background of Reorganization Cases..................................................................3

       C.     Voting..............................................................................................3

       D.     Effects of Exit Financing on Distributions Under the Plan...........................................8

       E.     Effects of Exit Bonding Facility on Distributions Under the Plan....................................8

       F.     Summary of Distributions to Be Made Under the Plan..................................................9

              1.    Summary of Classification and Treatment of Claims.............................................9

              2.    Summary of Distributions Under the Plan......................................................15

              3.    Classification and Treatment of Claims.......................................................20

       G.     Confirmation Hearing...............................................................................26

       H.     Cancellation of Existing Securities and Agreements.................................................27

II.   PRINCIPAL CHARACTERISTICS OF NEW RAILWORKS PREFERRED STOCK, NEW
      RAILWORKS SERIES B WARRANTS AND NEW RAILWORKS COMMON STOCK.................................................28

       A.     New Railworks Series A Preferred Stock.............................................................28

       B.     New Railworks Series B Preferred Stock.............................................................29

       C.     New Railworks Series B Warrants....................................................................30

       D.     New Railworks Series C Preferred Stock.............................................................31

       E.     New Railworks Common Stock.........................................................................32

       F.     Registration Rights Agreement......................................................................33

       G.     Amended Certificate of Incorporation and Amended Bylaws............................................33

III.  IMPLEMENTATION OF THE PLAN.................................................................................34

       A.     New Securities.....................................................................................34

       B.     Exit Facility......................................................................................34

       C.     Exit Bonding Facility..............................................................................36

       D.     New Railworks Secured Loan.........................................................................38

       E.     New Wood Waste Secured Loan........................................................................40

       F.     Termination and Discharge of All Existing Debts, Claims and Equity Interests.......................41

       G.     Deemed Consolidation of Debtors....................................................................41

       H.     Restructuring Transactions.........................................................................43

       I.     Management Rights Agreement........................................................................44

       J.     Dividends..........................................................................................44

       K.     Applicability of Federal and Other Securities Laws.................................................44

              1.    Initial Offer and Sale of Securities.........................................................45

              2.    Subsequent Transfers Under Federal Securities Laws...........................................46

              3.    Subsequent Transfers Under State Law.........................................................48

       L.     Certain Transactions by Stockbrokers...............................................................48

       M.     Fractional Shares -- Distribution of New Railworks Preferred Stock, New Railworks Common
              Stock and New Railworks Series B Warrants; Cash in Lieu of De Minimis New Railworks
              Common Stock Distributions to Class 9..............................................................48

       N.     Treatment of Claims and Equity Interests...........................................................49

              1.    Generally....................................................................................49

              2.    Setoffs and Recoupments......................................................................49

       O.     Conditions to Confirmation and Consummation........................................................49

       P.     Board of Directors.................................................................................51

       Q.     Compensation and Benefit Programs..................................................................51

       R.     Officers' and Directors' Indemnification Rights....................................................51

       S.     New Management Incentive and Retention Program.....................................................52

       T.     Issuance and Transfers of Common Stock of the Subsidiaries; Distribution of New Railworks
              Common Stock on behalf of Subsidiary Debtors.......................................................52

       U.     Surety Rights......................................................................................52

       V.     Travelers Bonded Claims............................................................................53

       W.     Litigation Trust...................................................................................53

       X.     Releases and Injunctions...........................................................................53

              1.    Releases by Debtors, Reorganized Debtors and Estates.........................................53

              2.    Other Releases...............................................................................54

       Y.     No Recourse........................................................................................54

       Z.     Injunction.........................................................................................55

       AA.    Release of Liens...................................................................................55

       BB.    Discharge of Debtors...............................................................................56

       CC.    Treatment of Executory Contracts and Unexpired Leases..............................................56

              1.    General Treatment............................................................................56

              2.    Cure of Defaults.............................................................................57

              3.    Schedule of Rejected Contracts and Leases....................................................57

              4.    Rejection of Completed Projects..............................................................58

              5.    Rejection Claims.............................................................................58

       DD.    Exculpation........................................................................................58

IV.   RISK FACTORS...............................................................................................59

       A.     The Reorganized Company Might Not be Able to Achieve its Financial Projections.....................59

       B.     Dependence on Certain Customers and Reliance on Ordinary Course Business Terms.....................60

       C.     Competition........................................................................................60

       D.     Public Sector Contracts and Funding................................................................60

       E.     Fixed Price Contracts; Competitive Bidding.........................................................60

       F.     Posting of Bonds...................................................................................61

       G.     Reliance on Qualified and Skilled Managers and Employees...........................................61

       H.     Reliance on Subcontractors and Suppliers...........................................................61

       I.     Unionized Workforce................................................................................61

       J.     Environmental and Other Government Regulation......................................................61

       K.     The Bankruptcy Filings May Further Disrupt the Debtors' Operations.................................62

       L.     The Debtors Have Incurred Net Losses and the Reorganized Company Anticipates Future Losses
              Through December 31, 2002..........................................................................62

       M.     The Reorganized Company May Not be Able to Meet Its Post-Reorganization Obligations................62

       N.     The Reorganized Debtors May Have Limited Access to Alternative Sources of Capital..................62

       O.     The Reorganized Debtors May Not Have Sufficient Cash Flow to Repay Existing Debt or Have
              Access to Sufficient Financing to Refinance such Debt at or Prior to Maturity......................63

       P.     The Terms and Conditions of the Exit Facility, the Exit Bonding Facility, the New Railworks
              Secured Loan and the New Wood Waste Secured Loan May Restrict the Reorganized
              Company's Ability to Fund Its Working Capital Requirements and to Pay Dividends....................63

       Q.     The Reorganized Company May Not be Able to Comply with Provisions Constituting Events of
              Default Contained in the Exit Facility, the New Railworks Secured Loan, the New Wood Waste
              Secured Loan and the Exit Bonding Facility.........................................................63

       R.     The Reorganized Company May Not be Able to Secure Ordinary Course Trade Terms......................64

       S.     The Estimated Valuation of the Reorganized Company and the Plan Securities, and the
              Estimated Recoveries to Holders of Claims, is not Intended to Represent the Trading Values of
              the Plan Securities................................................................................64

       T.     Resale of the Plan Securities May be Restricted by Law.............................................64

       U.     Bankruptcy Risks...................................................................................65

              1.    Parties in interest may object to the Debtors' classification of Claims......................65

              2.    The commencement of the Reorganization Cases may have negative implications under certain contracts of the Debtors.............................................................65

              3.    The Debtors may not be able to secure confirmation of the Plan...............................65

              4.    The Debtors may object to the amount or classification of your Claim.........................66

       V.     Changes in the Cash Position of the Reorganized Debtors can have Significant Adverse Effects on the Amount and Value of Distributions under the Plan............................................66

       W.     Reorganized Railworks does not Expect to Pay any Dividends on the New Railworks Common
              Stock for the Foreseeable Future...................................................................66

       X.     Certain Tax Implications of the Debtors' Bankruptcy and Reorganization may Increase the Tax
              Liability of Reorganized Railworks.................................................................66

       Y.     The Debtors are, and the Reorganized Debtors will continue to be, Subject to Costs Arising in
              Connection with Regulation and Litigation..........................................................66

V.    CONFIRMATION OF THE PLAN...................................................................................67

       A.     Confirmation Generally.............................................................................67

       B.     Voting Procedures and Standards....................................................................67

       C.     Acceptance.........................................................................................68

       D.     Confirmation and Consummation......................................................................68

              1.    Best Interests of Holders of Claims and Interests............................................70

              2.    Financial Feasibility........................................................................70

              3.    Cram Down....................................................................................70

              4.    Classification of Claims and Interests.......................................................72

VI.   CERTAIN EFFECTS OF THE PLAN................................................................................72

       A.     Reorganized Railworks..............................................................................72

       B.     Financial Projections and Valuation Analysis.......................................................73

       C.     The Role of the Creditors' Committee...............................................................77

       D.     Post-Confirmation Jurisdiction of the Bankruptcy Court.............................................78

VII.  HISTORICAL INFORMATION.....................................................................................79

       A.     Business and Significant Recent Events.............................................................79

       B.     Events Leading to Chapter 11 and the Need to Reorganize............................................79

       C.     Outstanding Pre-Petition Liabilities...............................................................80

       D.     Litigation.........................................................................................80

       E.     Historical Financial Information...................................................................80

VIII. THE REORGANIZATION CASES...................................................................................81

       A.     Continuation of Business After the Petition Date...................................................81

              1.    Board of Directors...........................................................................81

              2.    Management...................................................................................81

              3.    Stabilizing Operations.......................................................................82

              4.    First Day Motions............................................................................82

              5.    Cash Management Motion.......................................................................85

              6.    Contract Assumption Motions and Pre-Petition Sureties Settlements............................86

              7.    Significant Asset Sales......................................................................87

       B.     Case Administration................................................................................87

              1.    Bar Date.....................................................................................87

              2.    Exclusivity..................................................................................88

              3.    Schedules and Statements of Financial Affairs................................................88

              4.    Information and Estimates....................................................................88

              5.    Preferences and Fraudulent Transfers.........................................................90

              6.    Representation of the Debtors................................................................90

              7.    Representation of the Creditors' Committee...................................................91

IX.   CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES...............................................................91

       A.     Tax Consequences to Creditors......................................................................92

              1.    General......................................................................................92

              2.    Treatment of Certain Creditors...............................................................94

       B.     Federal Income Tax Treatment of the Litigation Trust...............................................97

       C.     Tax Consequences to the Debtors....................................................................98

              1.    Cancellation of Indebtedness Income..........................................................98

              2.    NOLs and Other Tax Attributes................................................................99

              3.    Section 382 Limitation.......................................................................99

X.    PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN...............................................................100

       A.     Distribution Record Date..........................................................................100

       B.     Disbursing Agent..................................................................................100

       C.     Rights and Powers of Disbursing Agent.............................................................101

       D.     Date of Distributions.............................................................................101

       E.     Distributions by Disbursing Agent.................................................................102

       F.     Distributions for Claims Allowed as of the Effective Date.........................................102

       G.     Delivery of Distributions to Classes; Unclaimed Distributions.....................................102

       H.     Surrender of Instruments; Lost, Stolen, Mutilated or Destroyed Instruments........................103

       I.     Procedures for Disputed Claims....................................................................103

              1.    Objections to Claims........................................................................103

              2.    Payments and Distributions with Respect to Disputed Claims..................................104

              3.    Amendments to Claims........................................................................104

XI.   ADDITIONAL INFORMATION....................................................................................104

XII.  CONCLUSION................................................................................................105

Exhibit A         Plan of Reorganization

Exhibit B         List of Non-Debtor Subsidiaries

Exhibit C         List of Creditors' Committee Members

Exhibit D         Projections

Exhibit E         Liquidation Analysis

Exhibit F         Historical Financial Information

                                IMPORTANT NOTICE

         THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT THE PLAN. NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT.

         PLEASE REFER TO THE GLOSSARY AND THE PLAN (OR, WHERE INDICATED, CERTAIN MOTIONS FILED WITH THE BANKRUPTCY COURT) FOR DEFINITIONS OF THE CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT.

         THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME. THE DEBTORS URGE YOU TO READ THIS DISCLOSURE STATEMENT CAREFULLY FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION OF CLAIMS, THE HISTORY OF THE DEBTORS AND THE REORGANIZATION CASES, THE DEBTORS' BUSINESSES, PROPERTIES AND RESULTS OF OPERATIONS, HISTORICAL AND PROJECTED FINANCIAL RESULTS AND A SUMMARY AND ANALYSIS OF THE PLAN.

         THE PLAN AND THIS DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITY HAS APPROVED THIS DISCLOSURE STATEMENT, THE PLAN OR THE SECURITIES OFFERED UNDER THE PLAN, OR HAS PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY MAY BE A CRIMINAL OFFENSE. PERSONS TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

         THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE THE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN, ONLY TO AID AND SUPPLEMENT SUCH REVIEW. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, THE PLAN SUPPLEMENT AND THE SCHEDULES AND EXHIBITS ATTACHED THERETO AND THE AGREEMENTS AND DOCUMENTS DESCRIBED THEREIN. IF THERE IS A CONFLICT BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN WILL GOVERN. YOU ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND PLAN SUPPLEMENT AND TO READ CAREFULLY THE ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS, BEFORE DECIDING HOW TO VOTE WITH RESPECT TO THE PLAN.

         EXCEPT AS OTHERWISE INDICATED, THE STATEMENTS IN THIS DISCLOSURE STATEMENT ARE MADE AS OF AUGUST 8, 2002 AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS CORRECT AT ANY TIME AFTER AUGUST 8, 2002. ANY ESTIMATES OF CLAIMS OR INTERESTS IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS OR INTERESTS ALLOWED BY THE BANKRUPTCY COURT.

         YOU SHOULD NOT CONSTRUE THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. YOU SHOULD, THEREFORE, CONSULT WITH YOUR OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS IN CONNECTION WITH THE PLAN, THE SOLICITATION OF VOTES ON THE PLAN AND THE TRANSACTIONS CONTEMPLATED BY THE PLAN.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT IS NOT, AND IS IN NO EVENT TO BE CONSTRUED AS, AN ADMISSION OR STIPULATION. INSTEAD, THIS DISCLOSURE STATEMENT IS, AND IS FOR ALL PURPOSES TO BE CONSTRUED AS, SOLELY AND EXCLUSIVELY A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THE SETTLEMENTS AND COMPROMISES DESCRIBED IN THE PLAN AND THIS DISCLOSURE STATEMENT REMAIN SUBJECT TO ONGOING NEGOTIATIONS WITH THE RESPECTIVE PARTIES.

                                    GLOSSARY

         The following terms are used in the Disclosure Statement and the Plan. When used in this Disclosure Statement, these terms have the meanings ascribed to them in the table unless otherwise indicated. Please see the Plan (or, where indicated, certain other motions filed with the Bankruptcy Court) for the definitions of other capitalized terms used in the Disclosure Statement.

"Administrative Bar        means the date fixed pursuant to section 2.2 of the
Date"                      Plan and the Confirmation Order by which all Persons
                           asserting certain Administrative Expense Claims arising before the Effective Date must have Filed proofs of such Administrative Expense Claims or requests for payment of such Administrative Expense
                           Claims or be forever barred from asserting such Claims against the Debtors, the Estates or the Reorganized Debtors or their property, or such other date by which any such Claim must be Filed as may be fixed by order of the Bankruptcy Court.

"Administrative            means any right to payment constituting a cost or
Expense Claim"             expense of administration of any of  the
                           Reorganization Cases (other than a Fee Claim) allowed under sections 503(b), 507(a)(1) and 1114(e) of the Bankruptcy Code, including, without limitation: (i) any actual and necessary costs and expenses of preserving one or more of the Debtors'
                           Estates; (ii) any actual and necessary costs and expenses of operating one or more of the Debtors' businesses; (iii) any fees or charges assessed against one or more of the Estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code; and (iv) any Allowed Claims that are entitled to be treated as Administrative Expense
                           Claims pursuant to a Final Order of the Bankruptcy
                           Court.

"Allowed"                  means, with reference to any Claim: (i) subject to
                           sections 7.1 and 13.2 of the Plan, any Claim against any Debtor which has been listed by such Debtor in the Schedules as liquidated in amount and not disputed or contingent and for which no contrary or inconsistent proof of claim has been Filed; (ii) any timely Filed Claim (a) as to which no objection to allowance has been interposed prior to the deadline by which such objections must be Filed in accordance with section 7.1 of the Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the
                           Bankruptcy Court and as to which such deadline has expired, or (b) as to which an objection has been Filed and not withdrawn or settled and such objection has been determined by a Final Order (but only to the extent such Claim has been Allowed);
                           (iii) any Claim which is not a Disputed Claim; or
                           (iv) any Claim allowed under the Plan or by Final
                           Order. Unless otherwise specified herein or by order of the Bankruptcy Court, Allowed Administrative
                           Expense Claims and Allowed Claims shall not, for any purpose under the Plan, include interest on such Administrative Expense Claims or Allowed Claims on or after the Petition Date.

"Assumed Bond              means any Claims or obligations arising under or in
Claims"                    connection with any surety bonds issued by Travelers
                           prior to the Petition Date on behalf of the Debtors and assumed, Reinstated, or rendered Unimpaired, as the case may be, by one or more of the Debtors either prior to the Effective Date or pursuant to this Plan.

"Bankruptcy Code"          means title 11 of the United States Code, as amended
                           from time to time, as applicable to the
                           Reorganization Cases.

"Bankruptcy Court"         means the United States Bankruptcy Court for the
                           District of Maryland, Baltimore Division, or any other court exercising competent jurisdiction over the Reorganization Cases or any proceeding therein.

"Bankruptcy Rules"         means collectively, the Federal Rules of Bankruptcy
                           Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Reorganization Cases or any proceeding therein, and the Local Rules of the Bankruptcy Court, as applicable to the Reorganization Cases or any proceeding therein, as the case may be.

"Bar Date"                 means January 22, 2002, the date fixed in the Bar
                           Date Order by which all Persons asserting certain
                           Claims (as specified in the Bar Date Order) arising before the Petition Date must have Filed proofs of such Claims or be forever barred from asserting such Claims against the Debtors or the Estates, or any such other date (including the Supplemental Bar
                           Date) by which any such Claim must be Filed as may be fixed by order of the Bankruptcy Court.

"BoA"                      means Bank of America, N.A.

"Bond Facility             means that certain Transit Debtor-In-Possession Bond
Agreement"                 Facility dated as of October 5, 2001, by and among
                           Railworks, as borrower, the other Debtors that comprise the Transit Group, as indemnitors, and Travelers, as the same has been or may be amended, restated, modified or supplemented.

"Bond Facility             means the Claims arising under or in connection with
Agreement Claims"          surety bonds issued after the Petition Date on behalf
                           of the Debtors pursuant to the Bond Facility
                           Agreement.

"Bond Facility             means collectively, the Bond Facility Agreement and
Documents"                 any and all ancillary documents entered into in
                           connection with the Bond Facility Agreement.

"Bond Support              means Matlin Patterson Global Advisers LLC in its
Administrative Agent"      capacity as administrative agent for the Bond Support
                           Lenders under the Bond Support Credit Agreement.

"Bond Support Credit       means that certain Debtor-In-Possession Bond Support
Agreement"                 Credit Agreement dated as of October 5, 2001, by and
                           among, Railworks, as borrower, the other Debtors that comprise the Transit Group, as guarantors, the Bond Support Administrative Agent and the Bond
                           Support Lenders, as the same has been or may be amended, restated, modified or supplemented.

"Bond Support              means collectively, the Bond Support Credit Agreement
Documents"                 and any and all ancillary documents entered into in
                           connection with the Bond Support Credit Agreement.

"Bond Support              means the syndicate of lenders or participants under
Lenders"                   the Bond Support Credit Agreement.

"Bond Support Lenders      means the Claims of the Bond Support Lenders in
Claims"                    respect of the obligations of the Debtors arising
                           under the Bond Support Documents.

"BT&E" means Breaking Technology & Equipment, Inc., a subsidiary of Railworks.

"Business Day"             means any day other than a Saturday, a Sunday, or
                           any other day on which banking institutions in Baltimore, Maryland and New York, New York are required or authorized to close by law or executive order.

"Cash"                     means legal tender of the United States of America.

"Catch-up                  means with respect to each holder of an Allowed Claim
Distribution"              in Class 9, the difference between (i) the number of
                           shares of New Railworks Common Stock such holder would have received if the resolution of all Disputed Claims in such Class had been known on the Initial Distribution Date, and (ii) the aggregate number of shares of New Railworks Common Stock previously received by such holder.

"Cause of Action"          means any action, cause of action, suit, account,
                           controversy, agreement, promise, right to legal remedy, right to an equitable remedy, right to payment and claim, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

"Claim" means a claim against the Debtors, or any of them, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

"Class" means any group of Claims or Equity Interests classified by the Plan as belonging to a single particular class pursuant to section 1123(a)(1) of the Bankruptcy Code.

"Class 6 Distribution"     has the meaning given to such term in section
                           I.F.3.(g) of the Disclosure Statement.

"Class 7 Distribution"     has the meaning given to such term in section
                           I.F.3.(h) of the Disclosure Statement.

"Class 7 Stock             means 203,333 shares of New Railworks Common Stock,
Distribution"              representing 20.33% of the aggregate amount of the
                           New Railworks Common Stock authorized to be issued on the Effective Date.

"Class 9 Cash              means a Cash payment equal to $10.00 per share of New
Consideration"             Railworks Common Stock allocable to each holder of an
                           Allowed Unsecured Claim under Section 4.10(a)(ii) of the Plan.

"Class 9 Cash              means the election of any holder of an Allowed
Election"                  Unsecured Claim to receive, in lieu of receipt of its
                           entire Pro Rata Share of the Class 9 Common Stock
                           Distribution to which such holder otherwise would have been entitled but for this election, the Class
                           9 Cash Consideration.

"Class 9 Common            means 30,000 shares of New Railworks Common Stock,
Stock Distribution"        representing three percent (3%) of the aggregate
                           amount of the New Railworks Common Stock authorized to be issued on the Effective Date.

"Collateral"               means any property or interest in property of the
                           estate of any Debtor subject to a lien, charge, or other encumbrance to secure the payment or performance of a Claim, which lien, charge, or other encumbrance is not subject to avoidance under the Bankruptcy Code.

"Completed Project"        means any project, other than a project bonded by
                           Travelers, with respect to which the substantive work has been completed as of the Confirmation Date, pursuant to the terms of such project contract

"Confirmation"             means entry by the Bankruptcy Court of the
                           Confirmation Order.

"Confirmation Date"        means the date on which the Clerk of the Bankruptcy
                           Court enters the Confirmation Order on the docket.

"Confirmation Order"       means the order of the Bankruptcy Court confirming
                           the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

"Consolidation Order"      means an order of the Bankruptcy Court, which may be
                           the Confirmation Order, approving the deemed consolidation of the Estates for purposes of section
                           5.1 of the Plan.

"Convenience Claim"        means a Claim that would otherwise be classified as
                           a Class 9 Unsecured Claim that is (i) in the amount of $1,000 or less or (ii) in an amount greater than $1,000 if the holder of such Claim elects, on such holder's timely cast ballot for voting on the Plan, to (x) reduce its Claim to the amount of $1,000 and
                           (y) accept the distribution set forth in section 4.9 of the Plan in full satisfaction, settlement and release, and discharge of such Claim.

"Creditor"                 means any Person who holds a Claim against any of
                           the Debtors.

"Creditors'                means the statutory committee of unsecured creditors
Committee"                 appointed in the Reorganization Cases in accordance
                           with section 1102 of the Bankruptcy Code, as the same may be reconstituted from time to time.

"CSFB"                     means Credit Suisse First Boston.

"Debtors"                  means individually, Railworks and each of the
                           Subsidiary Debtors, and collectively, Railworks and the Subsidiary Debtors, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

"DIP Agents"               means collectively, the TP&S Group Administrative
                           Agent, the Transit Group Administrative Agent and the Bond Support Administrative Agent.

"DIP Agreements"           means collectively, the TP&S Group Facility
                           Agreement, the Transit Group Facility Agreement, the
                           Bond Support Credit Agreement and the Bond Facility
                           Agreement.

"DIP Lenders"              means collectively, the TP&S Group Lenders, the
                           Transit Group Lenders, the Bond Support Lenders and
                           Travelers.

"DIP Lenders Claims"       means collectively, the Claims of the DIP Lenders in
                           respect of the obligations of the Debtors arising under the DIP Loan Documents.

"DIP Loan                  means collectively, the TP&S Group Loan Documents,
Documents"                 the Transit Group Loan Documents, the Bond Support
                           Documents and the Bond Facility Documents.

"DIP Order"                means that certain Final Order: (I) Authorizing
                           Debtors to (A) Obtain Post-Petition Financing,
                           Including the Execution of Credit Agreements, and
                           (B) Grant Senior Liens, Junior Liens and
                           Super-Priority Administrative Expense Status; and
                           (II) Approving Use of Cash Collateral and Granting
                           Adequate Protection, entered by the Bankruptcy Court on October 24, 2001, as the same may have been amended or supplemented by Orders dated February 4, 2002 and March 5, 2002.

"Disbursing Agent"         means any entity designated as such by Reorganized
                           Railworks (including any applicable Reorganized
                           Debtor if it acts in such capacity) in its capacity as a disbursing agent.

"Disclosure                means the written disclosure statement that relates
Statement"                 to the Plan, as amended, supplemented or modified
                           from time to time (including all exhibits and schedules annexed thereto and referred to therein), and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R.
                           Bankr. P. 3018.

"Disclosure Statement      means the hearing held by the Bankruptcy Court to
Hearing"                   consider approval of the Disclosure Statement as
                           containing adequate information as required by
                           section 1125 of the Bankruptcy Code.

"Disputed Claim"           means any Claim that is not an Allowed Claim as of
                           the relevant date.

"Distribution Record       means the Confirmation Date or such other date as
Date"                      shall be established by the Bankruptcy Court in the
                           Confirmation Order.

"EBITDA" means earnings before interest, taxes, depreciation and amortization, reorganization items, restructuring and refinancing charges and certain items the Debtors believe are non-recurring.

"Effective Date"           means the first (1st) Business Day on or after the
                           Confirmation Date specified by the Debtors on which:
                           (i) no stay of the Confirmation Order is in effect;
                           and (ii) all conditions to the effectiveness of the Plan specified in section 10.1 of the Plan have been satisfied or waived in accordance with section 10.3 of the Plan.

"Enterprise Value"         means the enterprise value assumed for the
                           Reorganized Company solely for purposes of implementing the Plan.

"Equity Interest"          means the interest of any holder of an equity
                           security of Railworks, whether or not represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in Railworks, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C.ss.ss. 1301-1461.

"Estate(s)"                means individually, the estate of each Debtor in the
                           Reorganization Cases, and, collectively, the estates of all the Debtors in the Reorganization Cases, created pursuant to section 541 of the Bankruptcy
                           Code.

"Estimation Order"         means one or more orders of the Bankruptcy Court
                           that (i) estimates the maximum dollar amount of Allowed and Disputed Claims, inclusive of contingent and/or unliquidated Claims, in a particular Class and/or (ii) sets the amount of any particular Claim for final allowance or distribution purposes pursuant to sections 105 and 502(c) of the Bankruptcy Code, including, without limitation, the Confirmation Order to the extent that the Confirmation Order grants the same relief that otherwise would have been granted in a separate
                           Estimation Order.

"Exchange Act"             means the Securities and Exchange Act of 1934, 15
                           U.S.C.ss.ss.78a-78jj, as now in effect or hereafter amended.

"Exit Bonding              means that certain exit bonding facility to be
Facility"                  entered into by Reorganized Railworks and Travelers
                           on the Effective Date, which facility shall be used for the issuance of surety bonds in connection with prosecution of work in the ordinary course by Reorganized Railworks.

"Exit Cash Infusion"       means a cash payment, made to the Debtors by GOF on
                           the Effective Date for immediate distribution to holders of Allowed Non-Exit Lenders Pre-Petition
                           Lenders Claims, in an amount equal to $7,685,602
                           (such amount assumes Pre-Petition Lenders Adequate
                           Protection Payments made through August, 2002).

"Exit Facility"            means that certain exit financing facility to be
                           entered into by Reorganized Railworks and the Exit
                           Lenders on the Effective Date, which facility shall be used to fund certain cash distributions hereunder and otherwise utilized for Reorganized Railworks' working capital and other corporate needs.

"Exit Lenders"             means GOF and Stonehill in their capacities as
                           lenders under the Exit Facility.

"Exit Lenders Pre-         means all Pre-Petition Lenders Claims held by GOF or
Petition Lenders           Stonehill on the Effective Date (including any
Claims"                    Pre-Petition Lenders Claims deemed to be acquired
                           pursuant to section 5.5 of the Plan), in an amount equal to $45,000,000 in aggregate principal amount, plus a corresponding amount of Pre-Petition Lenders
                           Pre-Petition Accrued Interest and Fee Claims.

"Fee Claim"                means a Claim for compensation, indemnification or
                           reimbursement of expenses pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with the Reorganization Cases incurred after the Petition Date and prior to and including the Effective Date.

"File, Filed or Filing"    means file, filed or filing with the Bankruptcy
                           Court in the Reorganization Cases.

"Final Distribution        means, in the event there exist on the Initial
Date"                      Distribution Date any Disputed Claims in Class 9, a
                           date selected by the Reorganized Debtors, in their sole and absolute discretion, on which all such Disputed Claims have been settled by the Debtors or resolved by Final Order.

"Final Order"              means an order or judgment of the Bankruptcy Court
                           entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases: (i) which has not been reversed, vacated, or stayed, and as to which the time to appeal, petition for certiorari or move for a new trial, reargument, or rehearing has expired; or (ii) which, if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, (a) such order or judgment of the Bankruptcy Court shall not have been stayed or the stay has been terminated, or (b) such order or judgment, if stayed, shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the filing of or the possibility that a motion under Rule 60 of the Federal Rules of Civil
                           Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order.

"GOF" means, collectively, Matlin Patterson Global Advisers LLC and Matlin Patterson Global Opportunities Partners L.P.1

"HSR Act"                  means the Hart-Scott-Rodino Antitrust Improvements
                           Act of 1976, as amended.

"Impaired"                 means when used with reference to a Claim or Equity
                           Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

"Indenture Trustee"        means First Union National Bank/Corporate Trust
                           Group, solely in its capacity as Trustee under that certain Indenture dated as of April 7, 1999 (as amended, modified or supplemented) with respect to the Senior Subordinated Notes.

"Initial Distribution      means the date upon which distributions from
Date"                      Reorganized Railworks are made to holders of Allowed
                           Class 9 Claims which date shall be the later to occur of: (i) the Effective Date; and (ii) the first
                           (1st) Business Day after the date that is thirty
                           (30) calendar days after the date that the Debtors or Reorganized Debtors, as the case may be, have determined appropriate Claims estimates and reserves in accordance with section 7.5 hereof or the Bankruptcy Court has entered the Estimation Order, or as soon thereafter as is practicable; provided, however, that the Debtors or the Reorganized Debtors shall determine and establish appropriate Claims estimates and reserves, or seek an order of the Bankruptcy Court establishing such estimates and reserves, within sixty (60)

---------------

* Effective July 16, 2002, GOF changed its name from CSFB Global Opportunities Partners, L.P. to Matlin Patterson Global Opportunities Partners L.P.

                           days of the Effective Date.

"Insured Claim"            means any Claim to the extent such Claim arises
                           prior to the Petition Date from an incident or occurrence that is covered under any of the Debtors' insurance policies, but solely to the extent such Claim is so covered.

"Intercreditor             means that certain agreement to be entered into, as
Agreement"                 of the Effective Date, between and among the Exit
                           Lenders, the lenders under the New Railworks Secured
                           Loan and Travelers, which shall be substantially in the form contained in the Plan Supplement.

"Interdebtor Claim"        means any Claim held by a Debtor against another
                           Debtor.

"Litigation Trust"         means the trust that shall be created pursuant to
                           the Plan under certain circumstances for the purpose of carrying out certain provisions of the Plan.

"Litigation Trust          means that certain Trust Agreement to be entered into
Agreement"                 by Reorganized Railworks and the Litigation Trustee
                           on the Effective Date, which agreement shall govern the Litigation Trust. The Litigation Trust Agreement shall be substantially in the form contained in the Plan Supplement.

"Litigation Trust          means claims for the avoidance of any transfer by or
Claims"                    obligation of the Estates or the Debtors under
                           chapter 5 of the Bankruptcy Code or the recovery of the value of such transfer; provided, however, that no such claim shall exist against a Creditor whose claim was paid pursuant to orders authorizing the assumption of executory contracts or unexpired leases and orders authorizing the payment of certain pre-petition obligations to critical vendors and service providers.

"Litigation Trustee"       means the trustee under the Litigation Trust
                           Agreement.


"Litigation Trust          means the financing, described in section 5.25 of
Financing"                 the Plan, in the amount of $250,000, to be funded
                           from the proceeds of the Exit Facility to fund the activities of the Litigation Trust.

"Management Rights         means that certain agreement to be entered into, as
Agreement"                 of the Effective Date, between Reorganized Railworks
                           and Matlin Patterson Global Opportunities Partners
                           L.P., which agreement shall be substantially in the form contained in the Plan Supplement.

"New Management            means the stock options or restricted stock awards
Equity Awards"             to be granted by Reorganized Railworks under the New
                           Management Incentive and Retention Plan covering in the aggregate up to 100,000 shares of New Railworks
                           Common Stock, representing ten percent (10%) of the New Railworks Common Stock authorized to be issued on the Effective Date.

"New Management            means the equity incentive and retention plan or
Incentive and              plans to be adopted by Reorganized Railworks, which
Retention Plan"            shall be substantially in the form contained in the
                           Plan Supplement, pursuant to which officers, senior managers and certain other employees of the Reorganized Debtors will be eligible to receive New
                           Management Equity Awards and Cash.

"New Railworks             means the 1,000,000 shares of common stock of
Common Stock"              Reorganized Railworks to be issued or reserved for
                           issuance on the Effective Date from those shares authorized under the Amended Certificate of Incorporation in respect of (i) to the extent converted, the New Railworks Series C Preferred
                           Stock (but not the New Railworks Series B Preferred
                           Stock), (ii) the Class 7 Common Stock Distribution,
                           (iii) the Class 9 Common Stock Distribution and (iv) the New Management Equity Awards.

"New Railworks             means, collectively, the New Railworks Series A
Preferred Stock"           Preferred Stock, the New Railworks Series B
                           Preferred Stock and the New Railworks Series C
                           Preferred Stock.

"New Railworks             means that certain $100,000,000 term loan to be
Secured Loan"              entered into by Reorganized Railworks and certain
                           holders of Pre-Petition Lenders Claims on the Effective Date, which term loan shall be substantially in the form contained in the Plan
                           Supplement.

"New Railworks Series      means the shares of Series A preferred stock of
A Preferred Stock"         Reorganized Railworks, with an aggregate liquidation
                           preference of $35,000,000, authorized and issued hereunder on the Effective Date.

"New Railworks Series      means the shares of Series B convertible preferred
B Preferred Stock"         stock of Reorganized Railworks, with an initial
                           conversion rate of one share of New Railworks Common
                           Stock for each share of New Railworks Series B
                           Preferred Stock, authorized to be issued hereunder on or after the Effective Date.


"New Railworks Series      means the warrants exercisable for ten years from
B Warrants"                the Effective Date to purchase all of the shares of
                           New Railworks Series B Preferred Stock, with an initial aggregate exercise price of $21,000,000, authorized to be issued hereunder on and after the Effective Date.

"New Railworks Series      means the shares of Series C convertible preferred
C Preferred Stock"         stock of Reorganized Railworks, with an initial
                           liquidation preference of $45,000,000 and an initial conversion rate of one share of New Railworks Common
                           Stock for each share of New Railworks Series C
                           Preferred Stock, authorized and issued hereunder on the Effective Date.

"New Wood Waste            means that certain $999,197.83 (plus post-petition
Secured Loan"              accrued interest to the Effective Date as determined
                           in accordance with the Wood Waste Credit Agreement) term loan to be entered into by the Reorganized Wood
                           Waste and BoA on the Effective Date, which term loan shall be substantially in the form contained in the Plan Supplement.

"Non-Debtor                means collectively, the direct and indirect
Subsidiaries"              subsidiaries of Railworks listed on Exhibit B
                           hereto, which have not commenced chapter 11 cases and thus are not Debtors in these Reorganization
                           Cases.

"Non-Debtor                means any Claim held by a direct or indirect wholly
Subsidiaries Claims"       owned non-debtor subsidiary of the Debtors in
                           respect of an intercompany loan, advance or transfer.

"Non-Exit Lenders          means all Pre-Petition Lenders Claims, exclusive of
Pre-Petition Lenders       the Exit Lenders

Claims"                    Petition Lenders Claims.


"Other Priority Claim"     means a Claim entitled to priority pursuant to
                           section 507(a) of the Bankruptcy Code other than DIP
                           Lenders Claims, Priority Tax Claims, Pre-Petition
                           Lenders Claims, Administrative Claims or Fee Claims.

"Other Secured Claim"      means a Secured Claim against any of the Debtors not
                           constituting a DIP Lenders Claim, a Pre-Petition
                           Lenders Claim or a Wood Waste Secured Claim.

"PBGC" means the Pension Benefit Guaranty Corporation, a wholly-owned United States Government corporation that administers the defined benefit pension plan termination insurance program under Title IV of ERISA.

"Pension Plan"             means the Breaking Technology & Equipment, Inc.
                           Defined Benefit Pension Plan, a defined benefit pension plan covered by Title IV of ERISA that BT&E sponsors and froze effective as of June 30, 2000.

"Person" means any individual, corporation, partnership, association, indenture trustee, limited liability company, organization, joint stock company, joint venture, Estate, trust, governmental unit or any political subdivision thereof, the Creditors' Committee, interest holders, or any other entity.

"Petition Date"            means September 20, 2001, the date on which the
                           Debtors Filed their petitions for relief commencing the Reorganization Cases.

"Plan" means the second amended joint chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits and schedules thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms of the Plan.

"Plan Documents"           means the documents (other than the Plan) to be
                           executed, delivered, assumed and/or performed in conjunction with the consummation of the Plan on the Effective Date, including, but not limited to: (i) the Amended Bylaws; (ii) the Amended Certificate of
                           Incorporation; (iii) the Registration Rights
                           Agreement; (iv) the New Management Incentive Plan;
                           (v) New Railworks Secured Loan; (vi) the Exit
                           Facility; (vii) the Exit Bonding Facility; (viii) the New Wood Waste Secured Loan; (ix) the
                           Intercreditor Agreement; (x) the Certificate of
                           Designation for the New Railworks Series A Preferred
                           Stock; (xi) the Certificate of Designation for the New Railworks Series B Preferred Stock; (xii) the
                           Certificate of Designation for the New Railworks
                           Series C Preferred Stock; (xiii) the warrant agreement for the New Railworks Series B Warrants;
                           (xiv) the Litigation Trust Agreement and (xv) the
                           Management Rights Agreement. If modifications to the
                           Plan Documents are made by the Debtors prior to the occurrence of the Effective Date (A) the Debtors shall provide copies of the modified documents to counsel to the Creditors' Committee within one
                           Business Day of their completion and (B) the Debtors shall seek Bankruptcy Court approval of such modifications if and to the extent required by
                           Section 1127 of the Bankruptcy Code

 "Plan Securities"         means collectively, the New Railworks Common Stock,
                           the New Railworks Preferred Stock and the New
                           Railworks Series B Warrants.

"Plan Supplement"          means the supplemental appendix to the Plan to be
                           Filed and posted on Railworks' website at www.railworks.com at least five (5) days before the date of the Voting Deadline that will contain draft forms of the Plan Documents and certain other documents.

"Pre-Petition Credit       means that certain Amended and Restated Credit
Agreement"                 Agreement dated as of April 28, 2000 (as
                           subsequently amended, restated, modified or supplemented), between and among Railworks, as borrower, and a syndicate of banks and other institutional lenders, as lenders, including BoA, as administrative agent.

"Pre-Petition Lenders"     means the lenders under the Pre-Petition Credit
                           Agreement.

"Pre-Petition Lenders      means the $500,000 monthly adequate protection
Adequate Protection        payments, commencing November 2001, made by
Payments"                  Railworks to the Pre-Petition Lenders pursuant to
                           the DIP Order.


"Pre-Petition Lenders      means that portion of the Pre-Petition Lenders
Post-Petition Accrued      Claims that corresponds to unpaid post-petition
Interest Claims"           accrued interest as determined in accordance with
                           the Pre-Petition Credit Agreement.

"Pre-Petition Lenders      means that portion of the Pre-Petition Lenders
Pre-Petition Accrued       Claims that corresponds to unpaid pre-petition fees
Interest and Fees          and accrued interest, as determined in accordance
Claims"                    with the Pre-Petition Credit Agreement.

"Pre-Petition Lenders      means the Claims of the Pre-Petition Lenders arising
Claims"                    under or as a result of the Pre-Petition Credit
                           Agreement, as reduced by the Pre-Petition Lenders
                           Adequate Protection Payments.

"Pre-Petition Lenders      means undrawn and unreimbursed letters of credit
Letters of Credit"         outstanding under the Pre-Petition Credit Agreement
                           on the Effective Date.

"Pre-Petition              means a cash payment in an amount equal to $144,398
Revolving Lenders          (such amount assumes Pre-Petition Lenders Adequate
Cash Payment"              Protection Payments made through August, 2002).

"Pre-Petition              means loans made under the revolving credit facility
Revolving Loans"           contained in the Pre-Petition Credit Agreement.

"Pre-Petition Sureties"    means Travelers, as issuer of surety bonds and as
                           administrator for itself and certain other surety companies that have issued surety bonds on behalf of the Debtors, and other surety companies (including
                           Federal Insurance Company) that have issued surety bonds on behalf of the Debtors and entities purchased or acquired by any of the Debtors prior to the Petition Date.

"Pre-Petition Sureties     means the Claims of the Pre-Petition Sureties
Claims"                    arising under or in connection with surety bonds
                           issued prior to the Petition Date on behalf of the Debtors and entities purchased or acquired by any of the Debtors prior to the Petition Date, which Claims result from the Debtors' or Reorganized Debtors' rejection of executory contracts for projects bonded by the Pre-Petition Sureties, but specifically excluding (i) the Travelers Pre-Petition Bonds
                           Claims and (ii) Claims of Pre-Petition Sureties under executory contracts assumed by the Debtors.

"Priority Tax Claim"       means any Claim of a governmental unit against one
                           of more of the Debtors of the kind entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

"Pro Rata Share"           means, with reference to any distribution on account
                           of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in that Class.

"Projections"              means the projected financial information contained
                           in this Disclosure Statement relating to the Reorganized Debtors.

"Railworks"                means Railworks Corporation, a Delaware corporation.

"Registration Rights       means that certain Registration Rights Agreement
Agreement"                 with respect to the resale of the New Railworks
                           Common Stock (including the shares issuable upon conversion of the New Railworks Series C Preferred
                           Stock but excluding any shares issuable in connection with the New Management Equity Awards) and the New Railworks Common Stock issuable upon conversion of the New Railworks Series B Preferred
                           Stock that is issuable upon exercise of the New
                           Railworks Series B Warrants.

"Reinstated or             means (i) leaving unaltered the legal, equitable and
Reinstatement"             contractual rights to which a Claim or Equity
                           Interest entitles the holder of such Claim or Equity
                           Interest in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Equity Interest to demand or receive accelerated payment of such Claim or Equity Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Equity Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Equity Interest for any damages incurred as a result of any reasonable reliance by such holder of such Claim or Equity
                           Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and
                           (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Equity
                           Interest entitles the holder of such Claim or Equity
                           Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Equity Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.


"Reorganization            means the jointly administered cases under chapter
Cases"                     11 of the Bankruptcy Code commenced by the Debtors
                           on the Petition Date in the Bankruptcy Court and captioned In re Railworks Corporation, et al., 01-6-4463 (ESD).

"Reorganized               means the Reorganized Debtors and each of their
Company"                   Non-Debtor Subsidiaries.

"Reorganized               means each of the Debtors as reorganized on the
Debtors"                   Effective Date.

"Reorganized               means Railworks Corporation on and after the
Railworks"                 Effective Date.

"Reorganized               means each of the Subsidiary Debtors on and after
Subsidiaries"              the Effective Date.

"Reorganized Wood          means Wood Waste Energy, Inc. on and after the
Waste"                     Effective Date.

"Representative(s)"        means (i) any officer, director, agent, financial
                           advisor, attorney, professional, accountant, employee or controlling shareholder (direct or indirect) of Railworks, in each case, solely in their respective capacities as such, serving or holding interests immediately prior to the occurrence of the Effective Date and (ii) the respective Presidents of the Debtors' Track, Products and Services and Transit divisions, which individuals are Robert Wolff, William Donley and
                           C.W. Moore, respectively, in each case, solely in their capacities as such, to the extent such individuals are serving or holding interests immediately prior to the occurrence of the Effective
                           Date.

"Reserved Causes of        means (i) any and all Causes of Action against any
Action"                    present or former director or officer of any Debtor
                           based upon his or her obligations to one or more of the Debtors under any promissory notes, loans or other similar obligations to the Debtors, including, but not limited to, expense reimbursement and other obligations of such directors and officers due and owing to the Debtors, and (ii) any and all Causes of Action against any present or former director or officer of any Debtor, for willful misconduct, recklessness or gross negligence.

"Restructuring             has the meaning ascribed thereto in section 5.16 of
Transactions"              the Plan.

"Schedules"                means the schedules of assets and liabilities, lists
                           of holders of Equity Interests, and the statement of
                           financial affairs originally Filed by the Debtors
                           with the Bankruptcy Court on December 5, 2001, under
                           section 521 of the Bankruptcy Code, Bankruptcy Rule
                           1007 and the Official Bankruptcy Forms of the
                           Bankruptcy Rules as such schedules and statements
                           were amended on December 11, 2001 and February 8,
                           2002, and may be further supplemented or amended:
                           (a) through and including the date by which
                           objections to Claims may be filed with the
                           Bankruptcy Court or (b) in accordance with section
                           13.2
                           of the Plan.

"Schedule of Assumed       means the schedule of Completed Projects
Completed Projects"        and executory obligations thereunder to be
                           treated as executory contracts to be assumed pursuant to section 365 of the Bankruptcy Code consistent with the terms and conditions of section
                           8.4 of the Plan, which schedule will be included in the Plan Supplement.

"Schedule of Rejected      means the schedule of executory contracts and
Contracts and Leases"      unexpired leases to be rejected  pursuant to section
                           365 of the Bankruptcy Code consistent with the terms and conditions of section 8.3 of the Plan, which schedule will be included in the Plan Supplement.

"Secured Claim"            means a Claim to the extent (i) secured by
                           Collateral, the amount of which is equal to or less than the value of such Collateral (A) as set forth in the Plan, (B) as agreed to by the holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

"Securities Act"           the Securities Act of 1933, 15 U.S.C.ss.ss.77a-77aa,
                           as now in effect or hereafter amended.

"Senior Subordinated       means the 11.5% Senior Subordinated Notes due 2009
Notes"                     issued by Railworks under that certain Indenture
                           dated as of April 7, 1999 (as subsequently amended, modified or supplemented) between and among Railworks, as issuer, Railworks' direct and indirect
                           U.S. subsidiaries, as guarantors, and First Union
                           National Bank, as Trustee.

"Senior Subordinated       means Claims against the Debtors for amounts due
Notes Claims"              under or in connection with the Senior Subordinated
                           Notes.

"Stonehill"                means, collectively, Stonehill Capital Management,
                           LLC, Stonehill Institutional Partners, L.P. and
                           Stonehill Offshore Partners Limited.

"Subsidiary Debtors"       means the direct and indirect subsidiaries of
                           Railworks listed on Schedule A to the Plan, each of which is a Debtor.

"Subsidiary Debtors        means any share of common stock or other instrument
Equity Interest"           evidencing a present ownership interest in any of
                           the Subsidiary Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.


"Supplemental Bar          means the order entered by the Bankruptcy Court
Date Order"                establishing the Supplemental Bar Date.

"Supplemental Bar          means March 11, 2002, the date fixed in the
Date"                      Supplemental Bar Date Order by which all Persons
                           asserting certain Claims affected by amendments to the Schedules (as specified in the Supplemental Bar
                           Date Order) arising before the Petition Date must have Filed proofs of such Claims or be forever barred from asserting such Claims against the Debtors.

"Surety Rights"            means any right of subrogation, reimbursement,
                           exoneration or contribution of the Pre-Petition
                           Sureties and any lien, right, or other interest of any person to whom the Pre-Petition Sureties may be subrogated.

"TP&S Group"               means Railworks, in respect of the track and
                           products and services segment of its business and the following Subsidiary Debtors that are members of Railworks' track and products and services group:
                           CPI Concrete Products Incorporated; Cranequip Inc.;
                           Gantrex Corporation; Midwest Construction Services
                           Inc.; Neosho Central America, Inc.; Neosho
                           Construction Company, Incorporated; Railworks Rail
                           Products & Services, Inc.; Railworks Wood Products,
                           Inc.; U.S. Railway Supply, Inc.; Wood Waste Energy,
                           Inc.; Dura-Wood, LLC; Railworks Track Services,
                           Inc.; Railworks Track Systems, Inc.; and Railworks
                           Track Systems.

"TP&S Group                means BoA in its capacity as administrative agent
Administrative Agent"      for the TP&S Group Lenders under the TP&S Group
                           Facility Agreement.

"TP&S Group Facility       means that certain Debtor-In-Possession Financing
Agreement"                 Agreement dated as of March 5, 2001, by and among,
                           Railworks, as borrower, the other Debtors that comprise the TP&S Group, as guarantors, the TP&S
                           Group Administrative Agent and the TP&S Group
                           Lenders, as the same has been or may be amended, restated, modified or supplemented.

"TP&S Group                means the syndicate of lenders under the TP&S Group
Lenders"                   Facility Agreement.

"TP&S Group Lenders        means the Claims of the TP&S Lenders in respect of
Claims"                    the obligations of the Debtors arising under the
                           TP&S Group Loan Documents.

"TP&S Group Loan           means collectively, the TP&S Group Facility
Documents"                 Agreement and any and all ancillary documents
                           entered into in connection with the TP&S Group
                           Facility Agreement.

"Transit Group"            means Railworks, in respect of the transit segment
                           of its business and the following Subsidiary Debtors that are members of Railworks' transit group:
                           Breaking Technology & Equipment Inc.; HSQ
                           Technology, a Corporation; L.K. Comstock & Company,
                           Inc.; M-Track Enterprises, Inc.; Railworks Transit,
                           Inc.; RWKS Construction, Inc.; and Railworks Transit
                           Systems, Inc.

"Transit Group             means Matlin Patterson Global Advisers LLC, in its
Administrative Agent"      capacity as administrative agent for the Transit
                           Group Lenders under the Transit Group Facility
                           Agreement.

"Transit Group             means that certain Debtor-In-Possession Transit
Facility Agreement"        Revolving Credit Agreement dated as of October 5,
                           2001, by and among Railworks, as borrower, the other
                           Debtors that comprise the Transit Group, as guarantors, the Transit Group Administrative Agent and the Transit Group Lenders, as the same has been or may be amended, modified, restated or supplemented.


"Transit Group             means the syndicate of lenders or participants under
Lenders"                   the Transit Group Facility Agreement.

"Transit Group             means the Claims of the Transit Group Lenders in
Lenders Claims"            respect of the obligations of the Debtors arising
                           under the Transit Group Loan Documents.

"Transit Group Loan        means collectively, the Transit Group Facility
Documents"                 Agreement and any and all ancillary documents
                           entered into in connection with the Transit Group
                           Facility Agreement.

"Travelers"                means Travelers Casualty & Surety Company of
                           America, or one or more of its subsidiaries or affiliates, or other sureties or co-sureties for which Travelers acts as administrator for bonds issued to or on behalf of the Debtors.

"Travelers Pre-Petition    means the Claims of Travelers arising under or in
Bonds Claims"              connection with surety bonds issued prior to the
                           Petition Date on behalf of the Debtors and entities purchased or acquired by any of the Debtors prior to the Petition Date.

"Unimpaired"               means, when used with reference to a Claim or Equity
                           Interest, a Claim or Equity Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

"United States             means the United States Trustee for the District of
Trustee"                   Maryland.

"Unsecured Claim"          means any Claim against any of the Debtors other
                           than Administrative Expense Claims, Assumed Bonded
                           Claims, Fee Claims, Priority Tax Claims, DIP Lenders
                           Claims, Other Secured Claims, the Wood Waste Secured
                           Claim, Priority Non-Tax Claims, Travelers
                           Pre-Petition Bonds Claims, Interdebtor Claims,
                           Non-Debtor Subsidiaries Claims, Pre-Petition Lenders
                           Claims, Convenience Claims (except for purposes of defining Convenience Claims), Existing Securities
                           Law Claims and 510(c) Claims.

"Wood Waste Credit         means that certain Amended and Restated Loan
Agreement"                 Agreement dated as of August 22, 1998 (as
                           subsequently amended, restated, modified or supplemented), between BoA and Wood Waste Energy,
                           Inc.

"Wood Waste Energy,        means Wood Waste Energy, Inc., a Virginia
Inc."                      corporation, and a Debtor in the Reorganization
                           Cases.

"Wood Waste Secured        means the claim of BoA arising under or as a result
Claim"                     of the Wood Waste Credit Agreement.

"Voting Agent"             means Bankruptcy Services LLC, as voting agent in
                           connection with voting by holders of Claims to accept or to reject the Plan.

"Voting Classes"           means a Class that is Impaired under the Plan and
                           that is not deemed to have rejected the Plan.

"Voting Deadline"          means the deadline for voting to accept or to reject
                           the Plan, as determined by the Bankruptcy Court.

"Voting Procedures         means an order of the Bankruptcy Court that, among
Order"                     other things, sets which Claims may vote on the Plan
                           and designates the form of ballot to be used by each Voting Class.

"Voting Record Date"       means the record date for voting to accept or to
                           reject the Plan, as determined by the Bankruptcy
                           Court.


                                     xviii

                      I. SUMMARY OF DISCLOSURE STATEMENT

         A.       PURPOSE OF THIS DISCLOSURE STATEMENT

                  The purpose of this Disclosure Statement is to provide holders of Claims that are entitled to vote on the Plan with sufficient information to allow them to make an informed decision on whether to accept or reject the Plan. The Debtors are debtors in cases under chapter 11 of the Bankruptcy Code and are soliciting votes to accept or reject the Plan. The overall purpose of the Plan is to provide for the restructuring of the Debtors' liabilities in a manner designed to maximize recoveries to all stakeholders and to enhance the financial viability of the Reorganized Company. A copy of the Plan is attached as Exhibit A to this Disclosure Statement. Except as otherwise indicated in this Disclosure Statement, please refer to the Glossary and the Plan for definitions of capitalized terms used in this Disclosure Statement.

                            NON-DEBTOR SUBSIDIARIES

                  The Debtors' direct and indirect wholly-owned foreign subsidiaries, as well as one inactive, no asset U.S. subsidiary, are not Debtors in the Reorganization Cases and are not in bankruptcy. These subsidiaries are listed on Exhibit B attached to this Disclosure Statement and are referred to as the "Non-Debtor Subsidiaries." Except for certain specified purposes as set forth in the Plan, debt and equity interests issued by, and claims against, the Non-Debtor Subsidiaries are not directly affected by the commencement of the Reorganization Cases, and holders of such claims and interests are not entitled to vote on the Plan.

                  This Disclosure Statement:

                  - describes how Claims against and Equity Interests in the Debtors will be treated under the Plan (section I.F., "Summary of Distributions to Be Made Under the Plan") and the terms of the securities to be issued under the Plan (section II., "Principal Characteristics of New Railworks Preferred Stock, New Railworks Series B Warrants and New Railworks Common Stock");

                  - explains how to vote on the Plan and who is entitled to vote (section I.C., "Voting");

                  - estimates the recoveries for holders of Claims and Equity Interests (section I.F., "Summary of Distributions to Be Made Under the Plan");

                  - provides certain financial information about the Reorganized Company, including operating and financial projections through fiscal 2006 for the Reorganized Company (section VI.B., "Financial Projections and Valuation Analysis" and Exhibit D);

                  - gives estimated enterprise valuations of the Reorganized Company (section VI.B., "Financial Projections and Valuation Analysis");

                  -        presents a liquidation analysis of the Debtors
                           (Exhibit E);

                  - explains certain legal and practical aspects of implementation of the Plan (section III., "Implementation of the Plan");

                  - notes certain risk factors that creditors should consider before voting (section IV., "Risk Factors");

                  - discusses the procedure for confirming the Plan (section V., "Confirmation of the Plan");

                  - describes how Reorganized Railworks will be governed when the Plan becomes effective (section VI.A., "Reorganized Railworks");

                  - discusses the businesses of the Debtors and the reasons they commenced their Reorganization Cases (section VII., "Historical Information");

                  - summarizes significant events that have occurred in the Reorganization Cases (section VIII., "The Reorganization Cases");

                  - summarizes certain federal tax considerations (section IX., "Certain U.S. Federal Income Tax Consequences"); and

                  - explains how distributions under the Plan will be made and the manner in which disputed claims will be resolved (section X., "Procedures for Distributions Under the Plan").

                  The Plan Supplement will contain the following documents, including the Plan Documents, among others, in substantially the form to be entered into in connection with the implementation of the Plan: (i) the Amended Bylaws of Reorganized Railworks; (ii) the Amended Certificate of Incorporation of Reorganized Railworks; (iii) the Registration Rights Agreement; (iv) the New Management Incentive Plan; (v) the New Railworks Secured Loan; (vi) the Exit Facility; (vii) the Exit Bonding Facility; (viii) the New Wood Waste Secured Loan; (ix) the Intercreditor Agreement; (x) the Certificate of Designation for the New Railworks Series A Preferred Stock; (xi) the Certificate of Designation for the New Railworks Series B Preferred Stock; (xii) the Certificate of Designation for the New Railworks Series C Preferred Stock; (xiii) the warrant agreement for the New Railworks Series B Warrants; (xiv) the Litigation Trust Agreement; (xv) the Management Rights Agreement; (xvi) the Schedule of Rejected Contracts and Leases; (xvii) the Schedule of Assumed Completed Projects; and (xviii) the Schedule of Officers and Directors of Reorganized Railworks. After it has been filed, you may obtain a copy of the Plan Supplement by written request to the Voting Agent. The Plan Supplement will be available and posted on Railworks' website at www.railworks.com on or before the date occurring five
(5) days prior to the Voting Deadline. ALL PLAN DOCUMENTS WILL BE SUBJECT TO REVISION AND MODIFICATION PRIOR TO THE EFFECTIVE DATE. THIS MAY RESULT IN MATERIAL CHANGES TO THE TERMS OF THE PLAN DOCUMENTS. If modifications to the Plan Documents are made by the Debtors prior to the occurrence of the Effective Date (A) the Debtors shall provide copies of the modified documents to counsel to the Creditors' Committee within one Business Day of their completion and (B) the Debtors shall seek Bankruptcy Court approval of such modifications if and to the extent required by Section 1127 of the Bankruptcy Code.

                  Additional financial and other information about Railworks and the other Debtors can be found in Railworks' Form 10-Ks for the fiscal years ended December 31, 2000 and December 31, 2001 and its other filings from time to time with the Securities and Exchange Commission (the "Commission" or the "SEC"), each of which is incorporated in this Disclosure Statement by reference. Copies of the Debtors' SEC filings may be obtained over the Internet at www.sec.gov.

         B.       BACKGROUND OF REORGANIZATION CASES

                  On the Petition Date, the Debtors each filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have continued to manage their businesses and affairs in the ordinary course as debtors-in-possession under chapter 11 of the Bankruptcy Code, subject to the control and supervision of the Bankruptcy Court.

                  On September 26, 2001, the United States Trustee for the District of Maryland appointed the Creditors' Committee, an official committee of unsecured creditors consisting of the persons listed in Exhibit C attached hereto, to represent the interests of the Debtors' unsecured creditors in the Reorganization Cases.

                  On March 15, 2002, the Debtors filed the original version of the Debtors' Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Original Plan") with the Bankruptcy Court. On that date, the Debtors also filed a motion requesting that the Bankruptcy Court fix April 2, 2002 as the deadline for filing the disclosure statement relating to the Original Plan (the "Original Disclosure Statement"), which motion was granted. The Debtors filed the Original Disclosure Statement on April 2, 2002. Following the filing of the Original Plan and the Original Disclosure Statement, the Debtors, the Pre-Petition Lenders, Travelers, GOF and Stonehill continued to engage in discussions and negotiations concerning the terms and conditions of the Original Plan and the treatment of Claims and Equity Interests under the Plan. The culmination of those discussions and negotiations was the parties' agreement to amend the terms of the Original Plan; such amendments were embodied in the terms of the Plan version filed on June 18, 2002. The Plan was subsequently amended and a revised version was filed on August 8, 2002.

                  The Debtors believe the Plan is fair and equitable in light of the relative rights of creditors and represents the best opportunity for the Debtors to emerge from Chapter 11. The Plan represents an integrated set of compromises and agreements, many of which are highly beneficial to the Estates and should strengthen the Reorganized Debtors' ability to operate effectively post-confirmation. The Plan may not be confirmed, however, if the Bankruptcy Court decides that the Plan fails to satisfy any of the confirmation standards set forth in the Bankruptcy Code or declines to approve any of the compromises set forth in the Plan. Because the Plan is structured as an integrated whole, the Bankruptcy Court's failure to confirm the Plan would delay the Debtors' emergence from bankruptcy and would increase the risks to the Debtors' businesses. There can be no assurance that an alternative plan of reorganization could be negotiated if the Bankruptcy Court declines to confirm the Plan.

                  Following a hearing held on August 6, 2002, the Bankruptcy Court approved this Disclosure Statement as containing "adequate information" under the Bankruptcy Code.

         C.       VOTING

                  Each holder of a Claim of a Class that is Impaired under the Plan, but is not deemed to have rejected the Plan, will receive this Disclosure Statement, the Plan, the Voting Procedures Order, notice of the Confirmation Hearing, and a ballot for voting to accept or reject the Plan. Each holder of a Claim of a Class that is deemed to REJECT the Plan will receive this Disclosure Statement, the Plan, the Voting Procedures Order, notice of the Confirmation Hearing and a notice of non-voting status in the form approved by the Bankruptcy Court, but will not receive a ballot and will not be eligible to vote on the Plan. Holders of Claims of a Class deemed to ACCEPT the Plan will not receive copies of the Plan, the Disclosure Statement or the Plan Supplement, but may obtain copies of these documents by sending a written request for such materials to the Voting Agent. Holders of Claims in Impaired Classes may also receive a copy of the Plan Supplement after it has been filed by sending a written request to the Voting Agent.

           WHICH CLASSES OF CLAIMS ARE ENTITLED TO VOTE ON THE PLAN?

                    Claims in Classes 1a, 6, 7, 8 and 9 are
                  Impaired and entitled to vote on the Plan.

         WHICH CLASSES OF CLAIMS ARE NOT ENTITLED TO VOTE ON THE PLAN?

                  Claims in Classes 1, 2, 3, 4, and 5 are Unimpaired under the Plan, are deemed to have accepted the Plan and will not be entitled to vote on the Plan.

                  Claims in Classes 10 and 11 and Equity Interests in Class 12 will receive no distribution under the Plan, are deemed to have rejected the Plan and will not be entitled to vote on the Plan.

                  For a description of the Classes of Claims and Equity Interests and their treatment under the Plan, see section I.F.3., "Classification and Treatment of Claims" below.

                  You may only vote on the Plan with respect to a Claim if that Claim belongs to a Class that is Impaired under the Plan and is not deemed to have rejected the Plan. The Bankruptcy Court has fixed August 9, 2002 as the voting record date (the "Voting Record Date"). To be eligible to vote on the Plan, persons with Claims that belong to the Voting Classes must have held them on the Voting Record Date.

                  Under the Bankruptcy Code, the Plan will be deemed accepted by an Impaired Class of Claims if the Voting Agent receives votes accepting the Plan representing at least:

                  - two-thirds of the total dollar amount of the allowed Claims in the Class that cast a vote; and

                  - more than one-half of the total number of allowed Claims in the Class that cast a vote.

The Voting Procedures Order establishes which Claims are "allowed" for purposes of voting and designates the form of ballot to be used by each Voting Class. For more information on voting procedures, please consult the Voting Procedures Order.

                  ALL PROPERLY COMPLETED BALLOTS RECEIVED BY THE VOTING AGENT BEFORE 4:00 P.M. (EASTERN TIME) ON SEPTEMBER 13, 2002 (THE "VOTING DEADLINE"), WILL BE COUNTED IN DETERMINING WHETHER EACH IMPAIRED CLASS ENTITLED TO VOTE ON THE PLAN HAS ACCEPTED THE PLAN. ANY BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED. ALL BALLOTS MUST CONTAIN AN ORIGINAL SIGNATURE TO BE COUNTED. NO BALLOTS RECEIVED BY FACSIMILE WILL BE ACCEPTED.

                               VOTING ON THE PLAN

                  WHEN DOES THE VOTE NEED TO BE RECEIVED? The deadline for the receipt by the Voting Agent of properly completed ballots is 4:00 p.m. (Eastern time), September 13, 2002.

                  WHICH CLASSES MAY VOTE? Persons may vote to accept or reject the Plan only with respect to Allowed Claims that belong to a Class that is Impaired under the Plan and is not deemed to have rejected the Plan. These are Classes 1a, 6, 7, 8 and 9.

                  WHICH MEMBERS OF THE IMPAIRED CLASSES MAY VOTE? The Voting Record Date for determining which members of Impaired Classes may vote on the Plan is August 9, 2002. Persons may vote on the Plan only with respect to Claims that were held on the Voting Record Date.

                  HOW DO I VOTE ON THE PLAN? For a vote to be counted, the Voting Agent must receive an original signed copy of the ballot form approved by the Bankruptcy Court. Faxed copies and votes sent on other forms will not be accepted.

                  WHOM SHOULD I CONTACT IF I HAVE QUESTIONS OR NEED A BALLOT? You may contact the Voting Agent at the address or phone number listed below.

                  This Disclosure Statement, the attached exhibits, the Plan and the Plan Supplement are the only materials that you should use in determining how to vote on the Plan. The Plan reflects an agreement and compromise among the Debtors, the Pre-Petition Lenders, the Debtors' primary surety company, Travelers, and GOF and Stonehill, collectively, Pre-Petition Lenders and holders of approximately two-thirds (2/3) of the Senior Subordinated Notes.(1) The Debtors believe that approval of the Plan is their best opportunity to emerge from their Reorganization Cases and operate their businesses as going concern entities. The Pre-Petition Lenders, Travelers, GOF and Stonehill fully support the Plan. Towards that end, the Debtors have been advised that Travelers, GOF, Stonehill and at least 51% of the Pre-Petition Lenders (excluding the Exit Lenders) holding at least 66.67% of the principal amount of obligations under the Pre-Petition Credit Agreement (excluding the Exit Lenders) have entered into an intercreditor agreement pursuant to which each party thereto has agreed to vote in favor of the Plan.

                             VOTING RECOMMENDATIONS

         The Debtors believe that the Plan presents the best opportunity for holders of Claims to maximize their recoveries and for the business operations of the Debtors to succeed. THE DEBTORS STRONGLY ENCOURAGE HOLDERS OF CLAIMS TO VOTE TO ACCEPT THE PLAN.

---------------

(1) More specifically, GOF and Stonehill presently hold approximately $15.4 million and $10.8 million, respectively, in principal amount of Pre-Petition Lenders Claims and approximately $97.8 million and $24.1 million, respectively, in Senior Subordinated Note Claims. In addition, as a result of the Exit Cash Infusion on the Effective Date, GOF and Stonehill will be deemed to have acquired an additional approximately $18.9 million in Pre-Petition Lenders Claims. Finally, GOF and Stonehill are lenders under the Transit Group Facility Agreement, pursuant to which the Transit Group Debtors are obligors on $30 million in outstanding borrowings and a $15 million outstanding letter of credit.

         The Pre-Petition Lenders, Travelers, GOF and Stonehill have participated fully in the reorganization process and also strongly urge holders of Claims to vote to accept the Plan.

                  The ballots have been specifically designed for the purpose of soliciting votes on the Plan from each Class entitled to vote. For this reason, in voting on the Plan, PLEASE USE ONLY THE BALLOT SENT TO YOU WITH THIS DISCLOSURE STATEMENT. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS, YOU MUST USE A SEPARATE BALLOT FOR VOTING WITH RESPECT TO EACH CLASS OF CLAIMS THAT YOU HOLD. If you believe you have received the incorrect form of ballot, need another ballot or have any questions concerning the form of ballot, please contact the Voting Agent.

Please complete and sign your ballot and return it in the enclosed pre-addressed envelope to the Voting Agent. All correspondence in connection with voting on the Plan should be directed to the Voting Agent at the following address:

                                  VOTING AGENT

                   If by hand delivery or overnight delivery:
                           Railworks Balloting Center
                          c/o Bankruptcy Services LLC
                         70 East 55th Street, 6th Floor
                               New York, NY 10022
                              Phone: 212-376-8494

                              If by regular mail:
                           Railworks Balloting Center
                          c/o Bankruptcy Services LLC
                                 P.O. Box 5014
                                  FDR Station
                            New York, NY 10150-5014

                  The Voting Agent will prepare and file with the Bankruptcy Court a certification of the results of the voting on the Plan on a Class-by-Class basis.

                  ADDITIONAL COPIES OF THE BALLOTS, THIS DISCLOSURE STATEMENT AND THE PLAN, AND COPIES OF THE PLAN SUPPLEMENT (WHEN FILED), ARE AVAILABLE UPON REQUEST MADE TO THE VOTING AGENT. PLEASE CONTACT THE VOTING AGENT WITH ANY QUESTIONS RELATING TO VOTING ON THE PLAN.

                             YOUR VOTE IS IMPORTANT

                  Your vote on the Plan is important because:

                  - Under the Bankruptcy Code, a plan of reorganization can only be confirmed if certain majorities in dollar amount and number of claims (as described above) of each Impaired Class under the plan vote to accept the plan, unless the "cram down" provisions of the Bankruptcy Code are used.

                  - Under the Bankruptcy Code, only the votes of those holders of claims or interests who actually submit votes on a plan are counted in determining whether the specified majorities of votes in favor of the plan have been received.

                  - If you are eligible to vote with respect to a Claim and do not deliver a properly completed ballot relating to that Claim by the Voting Deadline, you will be deemed to have abstained from voting with respect to that Claim and your eligibility to vote with respect to that Claim will not be considered in determining the number and dollar amount of ballots needed to make up the specified majority of that Claim's Class for the purpose of approving the Plan.

                  The Debtors are seeking to "cram down" the Plan on certain deemed non-accepting Classes of Claims and Equity Interests. See section V.D.3., "Cram Down" below for a discussion of the "cram down" procedures under the Bankruptcy Code.

                  In accordance with Bankruptcy Rule 3017(d), the Debtors will send ballots to transfer agents, registrars, servicing agents, or other intermediaries holding Claims for, or acting on behalf of, beneficial holders of Claims (collectively, the "Intermediaries"). Each Intermediary will be entitled to receive, upon request to the Debtors, a reasonably sufficient number of ballots to distribute to the beneficial owners of the Claims for which it is an Intermediary, and the Debtors will be responsible for and pay each such Intermediary's reasonable costs and expenses associated with the distribution of ballots to the beneficial owners of such Claims and tabulation of the ballots. Additionally, each Intermediary will receive returned ballots and will tabulate and return the results to the Voting Agent in a summary "master" ballot in a form approved by the Bankruptcy Court (the "Master Ballot") by 4:00 p.m. (Eastern time) on September 13, 2002, indicating the number and dollar amount of cast ballots in the group of Claim holders for which it is an Intermediary. The Intermediaries must certify that each beneficial holder has not cast more than one vote with respect to any given Claim for any purpose, including both for determining the number of votes and the amount of the Claim, even if such holder holds securities of the same type in more than one account. However, persons who hold Claims in more than one voting Class will be entitled to one vote in each such Class, subject to the applicable voting rules.


                       IMPORTANT - VOTING BY INTERMEDIARY

                  TIMING: If your vote is being processed by an Intermediary, please allow time for transmission of your ballot to your Intermediary for preparation and delivery to the Voting Agent of a Master Ballot reflecting your vote and the votes of other Claims tabulated by the Intermediary.

                  Your vote must be received EITHER (a) directly by the VOTING AGENT on or before the Voting Deadline, or (b) if your vote is processed by an Intermediary, by YOUR INTERMEDIARY by September 9, 2002 at 4:00 p.m. to be counted.

                  RECEIPT BY THE INTERMEDIARY ON OR CLOSE TO THE VOTING DEADLINE MAY NOT ALLOW SUFFICIENT TIME FOR THE INTERMEDIARY TO INCLUDE YOUR VOTE IN THE MASTER BALLOT THAT IT PREPARES AND DELIVERS TO THE VOTING AGENT BY THE VOTING DEADLINE.

                  QUESTIONS ON VOTING PROCEDURES: If you have a question concerning the voting procedures, please contact your Intermediary or the Voting Agent.

         D.       EFFECTS OF EXIT FINANCING ON DISTRIBUTIONS UNDER THE PLAN

                  In connection with implementation of the Plan, one or more of the Reorganized Debtors will enter into the Exit Facility for payment of certain Classes of Claims under the Plan and for working capital and other corporate purposes. Under the terms of the Plan, each holder of an Allowed Exit Lenders Pre-Petition Lenders Claim shall be obligated to participate, on a pro rata basis, as an Exit Lender under the Exit Facility. The pertinent terms and conditions of the Exit Facility are described in section III.B., "Exit Facility" below.


                                 EXIT FACILITY

                  One of bases for the proposed compromise reached by the Debtors, the Pre-Petition Lenders, GOF, Stonehill and Travelers is the provision of a $100 million Exit Facility by the Exit Lenders containing the terms and conditions set forth on Schedule C to the Plan. The assumptions relating to Projections, Enterprise Value and the recoveries for Claims under the Plan used throughout this Disclosure Statement are based on the assumption that the Debtors will obtain an Exit Facility and that the Exit Facility will be consistent with the general terms and conditions described in section III.B., "Exit Facility" below.


         E.       EFFECTS OF EXIT BONDING FACILITY ON DISTRIBUTIONS UNDER THE
                  PLAN

                  In connection with implementation of the Plan, one or more of the Reorganized Debtors will enter into the Exit Bonding Facility with Travelers, which facility shall be used for the issuance of surety bonds in connection with prosecution of work in the ordinary course by the Reorganized Debtors. The pertinent terms and conditions of the Exit Bonding Facility are described in section III.C., "Exit Bonding Facility" below.


                             EXIT BONDING FACILITY

                  One of bases for the proposed compromise reached by the Debtors, the Pre-Petition Lenders, GOF, Stonehill and Travelers is the provision of a $750 million Exit Bonding Facility by Travelers containing the terms and conditions set forth on Schedule B to the Plan. The assumptions relating to Projections, Enterprise Value and the recoveries for Claims under the Plan used throughout this Disclosure Statement are based on the assumption that the Debtors will obtain an Exit Bonding Facility and that the Exit Bonding Facility will be consistent with the general terms and conditions described in section III.C., "Exit Bonding Facility" below.


         F.       SUMMARY OF DISTRIBUTIONS TO BE MADE UNDER THE PLAN

                  The following table and description summarize the classification and treatment of Claims and Equity Interests and the consideration contemplated to be distributed to the holders of such Claims and Equity Interests under the Plan. Unless otherwise noted, these estimates are as of August 8, 2002. For an explanation of the assumptions and uncertainties regarding these calculations, see section IV., "Risk Factors" and section VI.B., "Financial Projections and Valuation Analysis" below.

                  As further described below, the Plan provides for distributions of Cash, shares of New Railworks Preferred Stock, New Railworks Series B Warrants, shares of New Railworks Common Stock, ratable participations in the New Railworks Secured Loan and execution of the New Wood Waste Secured Loan in satisfaction of Allowed Claims. These distributions vary in amount and the type of security distributed, as well as whether Cash is included in the distribution, depending on the Class of the Claim.

         1.       SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS


                                                                                            ESTIMATED
                                                                    ESTIMATED ALLOWABLE     RECOVERY (%
    CLASS          DESCRIPTION                TREATMENT                    AMOUNT           OF CLAIM)(2)         VOTING
    -----          -----------                ---------                    ------           ------------         ------
Class 1        Other Secured        Unless otherwise agreed,       $1.1 million             100%           Unimpaired
               Claims               holders shall have their                                               (deemed to accept
                                    Claims Reinstated.  To the                                             and not entitled
                                    extent that the value of the                                           to vote)
                                    Collateral securing each
                                    Other Secured Claim is less
                                    than the amount of such
                                    Other Secured Claims, the
                                    undersecured portion of such
                                    Claim shall be classified as
                                    an Unsecured Claim

---------------

(2) Approximately 2,724 proofs of claim were filed as of January 22, 2002, the Bar Date. Approximately 96 additional proofs of claim were filed in accordance with the March 11, 2002 Supplemental Bar Date. As of the date of this Disclosure Statement, the Debtors have completed only a preliminary estimate of the Claims filed in these cases. Because recoveries under the Plan are directly linked to the amount and value of the Allowed Claims, any change in the Debtors' Claims estimates resulting from further analysis of the proofs of claim filed as of the Bar Date and the Supplemental Bar Date will impact their predictions of recoveries under the Plan.

                                                                                             ESTIMATED
                                                                                            RECOVERY (%
                                                                    ESTIMATED ALLOWABLE     OF CLAIM)(2)
    CLASS          DESCRIPTION                TREATMENT                    AMOUNT                                VOTING
    -----          -----------                ---------                    ------                                ------

Class 1a       Wood Waste Secured   BoA, as holder of the Wood     $999,197.83 plus         100%           Impaired
               Claim                Waste Secured Claim, shall     post-petition accrued                   (entitled to vote)
                                    receive a 100% interest in     interest to the
                                   the New Wood Waste Secured      Effective Date as
                                    Loan                           determined
                                                                   in
                                                                   accordance
                                                                   with the
                                                                   Wood Waste
                                                                   Credit
                                                                   Agreement.

Class 2        Priority Non-Tax     Unless otherwise agreed,       $294,422.00              100%           Unimpaired
               Claims               holders shall receive Cash                                             (deemed to accept
                                    in an amount equal to their                                            and not entitled
                                    Claims.                                                                to vote)

Class 3        Travelers            On the Effective Date, all     $950 million             100%           Unimpaired
               Pre-Petition Bonds   Claims shall become            (estimated face amount                  (deemed to accept
               Claims               obligations of the             of outstanding                          and not entitled
                                    Reorganized Debtors and all    prepetition bonds)                      to vote)
                                    bonds issued prior to the
                                    Petition Date and
                                    outstanding as of the
                                    Effective Date shall be
                                    deemed to be issued and
                                    outstanding under the Exit
                                    Bonding Facility.

Class 4        Interdebtor Claims   Subject to Restructuring       $65.4 million            100%           Unimpaired
                                    Transactions, if any, each                                             (deemed to accept
                                    holder shall have its Claim                                            and not entitled
                                    Reinstated.                                                            to vote)

Class 5        Non-Debtor           Subject to Restructuring       $5.8 million             100%           Unimpaired
               Subsidiaries Claims  Transactions, if any, each                                             (deemed to accept
                                    holder shall have its Claim                                            and not entitled
                                    Reinstated.                                                            to vote)

Class 6        Non-Exit Lenders     Each holder shall receive:     In an amount not less    73.2%(3)       Impaired
               Pre-Petition         (i)(1) a ratable               than $145,784,332                       (entitled to vote
               Lenders Claims       participation in the New       (such amount assumes
                                    Railworks Secured Loan; (2)    Pre-Petition Lenders
                                    a Pro Rata Share of the Exit   Adequate Protection
                                    Cash Infusion; (3) to the      Payments made
                                    extent

---------------

(3) The estimated recovery percentage for Classes 6 and 7 has been determined by calculating the respective recoveries to each such Class based upon its pro rata share of the total value being distributed to both Classes 6 and 7 (each of which contains Pre-Petition Lenders Claims), prior to the waiver of the respective Class's right to receive a portion of the specified distribution and the related distribution of such waived portion to the other Class in accordance with sections 4.7(d) and 4.8(f) of the Plan. After giving effect to the waiver and distribution from each Class to the other, the estimated recovery percentages for Classes 6 and 7 would be 66.7% and 94.4%, respectively.


                                                                                            ESTIMATED
                                                                    ESTIMATED ALLOWABLE     RECOVERY (%
    CLASS          DESCRIPTION                TREATMENT                    AMOUNT           OF CLAIM)(2)         VOTING
    -----          -----------                ---------                    ------           ------------         ------

                                    such holder holds              through August, 2002
                                    Allowed Non-Exit Lenders       and excludes Pre-
                                    Pre-Petition Lenders Claims    Petition Lenders
                                    constituting Pre-Petition      Post-Petition
                                    Revolving Loans, a ratable     Accrued Interest
                                    (as determined in accordance   Claims).
                                    with the Pre-Petition Credit
                                    Agreement, ignoring
                                    Pre-Petition Revolving Loans
                                    held by Exit Lenders) share
                                    of the Pre-Petition
                                    Revolving Lenders Cash
                                    Payment; (4) a Pro Rata
                                    Share of the New Railworks
                                    Series A Preferred Stock;
                                    and (5) a Pro Rata Share of
                                    the New Railworks Series B
                                    Warrants, and (ii) a Pro
                                    Rata Share of the Class 7
                                    Distribution.  (For purposes
                                    of the foregoing, the
                                    relevant "Pro Rata Share"
                                    shall be determined by
                                    reference to Allowed Claims
                                    in both Class 6 and Class
                                    7.)  Any Pre-Petition
                                    Letters of Credit
                                    participated in by holders
                                    of Allowed Non-Exit Lenders
                                    Pre-Petition Lenders Claims
                                    pursuant to the Pre-Petition
                                    Credit Agreement shall be
                                    cash collateralized,
                                    replaced or secured by
                                    letters of credit issued
                                    under the Exit Facility.

                                                                                             ESTIMATED
                                                                    ESTIMATED ALLOWABLE     RECOVERY (%
    CLASS          DESCRIPTION                TREATMENT                    AMOUNT           OF CLAIM)(2)         VOTING
    -----          -----------                ---------                    ------           ------------         ------

Class 7        Exit Lenders         Each holder shall receive:     In an aggregate          73.2%(4)       Impaired
               Pre-Petition         (i)(1) a Pro Rata Share of     principal amount equal                  (entitled to vote
               Lenders Claims       the New Railworks Series C     to $45,000,000 (such
                                    Preferred Stock; and (2) Pro   amount assumes
                                    Rata Share of the Class 7      Pre-Petition Lenders
                                    Common Stock Distribution,     Adequate Protection
                                    and (ii) a Pro Rata Share of   Payments made through
                                    the Class 6 Distribution.      August 2002 and
                                    (For purposes of the           excludes Pre-Petition
                                    foregoing, the relevant "Pro   Lenders Post-Petition
                                    Rata Share" shall be           Accrued Interest
                                    determined by reference to     Claims).
                                    Allowed Claims in both Class
                                    6 and Class 7.)  Any
                                    Pre-Petition Letters of
                                    Credit participated in by
                                    holders of Allowed Exit
                                    Lenders Pre-Petition Lenders
                                    Claims pursuant to the
                                    Pre-Petition Credit
                                    Agreement shall be cash
                                    collateralized, replaced or
                                    secured by letters of credit
                                    issued under the Exit
                                    Facility.

Class 8        Convenience Claims   Each holder shall receive      $400,000                 20%            Impaired
                                    Cash in an amount equal to                              (assuming      (entitled to vote)
                                    twenty percent (20%) of its                             Class 8
                                    Claim, which Claim shall not                            accepts)
                                    exceed $1,000.
                                    Notwithstanding the foregoing,
                                    if Class 8 votes to reject
                                    the Plan, then holders of
                                    Allowed Convenience Claims
                                    shall not receive any
                                    distribution under the Plan.

---------------

(4) The estimated recovery percentage for Classes 6 and 7 has been determined by calculating the respective recoveries to each such Class based upon its pro rata share of the total value being distributed to both Classes 6 and 7 (each of which contains Pre-Petition Lenders Claims), prior to the waiver of the respective Class's right to receive a portion of the specified distribution and the related distribution of such waived portion to the other Class in accordance with sections 4.7(d) and 4.8(f) of the Plan. After giving effect to the waiver and distribution from each Class to the other, the estimated recovery percentages for Classes 6 and 7 would be 66.7% and 94.4%, respectively.

                                                                                             ESTIMATED
                                                                    ESTIMATED ALLOWABLE     RECOVERY (%
    CLASS          DESCRIPTION                TREATMENT                    AMOUNT           OF CLAIM)(2)         VOTING
    -----          -----------                ---------                    ------           ------------         ------

Class 9        Unsecured Claims     Each holder shall receive:     At least $202.5          .5%            Impaired
                                    (i) its Pro Rata Share of      million(6)                              (entitled to vote)
                                    the Class 9 Common Stock
                                    Distribution; and (ii) its
                                    Pro Rata Share of any
                                    recoveries from Litigation
                                    Trust Claims.
                                    Notwithstanding the foregoing,
                                    if Class 9 votes to reject
                                    the Plan, then holders of
                                    Allowed Unsecured Claims
                                    shall not receive any
                                    distributions under the Plan.
                                    Each holder of an Allowed
                                    Unsecured Claim who votes in
                                    favor of the Plan (other than
                                    GOF and Stonehill) may make
                                    the Class 9 Cash Election and
                                    receive, in lieu of its Pro
                                    Rata Share of the Class 9
                                    Common Stock Distribution,
                                    the Class 9 Cash
                                    Consideration.(5)

Class 10       510(c) Claims        Each holder shall receive no   $0.00                    0%             Impaired (deemed
                                    distribution under the Plan.                                           to reject and not
                                                                                                           entitled to vote)

Class 11       Existing             Each holder shall receive no   undetermined             0%             Impaired (deemed
               Securities Law       distribution under the Plan.                                           to reject and not
               Claims                                                                                      entitled to vote)

---------------

(5) Holders of Allowed Unsecured Claims entitled to receive New Railworks Common Stock on account of their Allowed Claims that exercise the Class 9 Cash Election shall be entitled to receive a Cash payment equal to $10.00 per share of New Railworks Common Stock allocable to such holder. This Cash payment would be in lieu of their right to receive the New Railworks Common Stock (valued at approximately $40 per share based upon a $210 million midpoint Enterprise Valuation), which will be highly illiquid given the fact that Reorganized Railworks will not be a public reporting company and that at least 87% of the New Railworks Common Stock (assuming conversion of the New Railworks Series C Preferred Stock) will be held by GOF and Stonehill.

(6) See "Information and Estimates" (Section VIII(B)(4), footnote 16 below) for a more detailed description of this estimate.

                                                                                             ESTIMATED
                                                                    ESTIMATED ALLOWABLE     RECOVERY (%
    CLASS          DESCRIPTION                TREATMENT                    AMOUNT           OF CLAIM)(2)      VOTING
    -----          -----------                ---------                    ------           ---------         ------
Class 12       Equity Interests     Deemed cancelled and                   n/a              0%             Impaired (deemed
                                    extinguished as of Effective                                           to reject and not
                                    Date; each holder shall                                                entitled to vote)
                                    neither receive nor retain
                                    any property or interest in
                                    property.


                  The Debtors expect that an aggregate of 1,000,000 shares of New Railworks Common Stock will be issued or be authorized to be issued under the Plan, inclusive of (i) to the extent converted, New Railworks Common Stock issued in respect of the New Railworks Series C Preferred Stock, (ii) the Class 7 Common Stock Distribution, (iii) the Class 9 Common Stock Distribution and
(iv) New Railworks Common Stock issued in respect of New Management Equity Awards. Based upon the above estimates, immediately after the consummation of the Plan, the ownership of the Reorganized Company will be as described in the table below. (The information in this table is based on an assumed Enterprise Value of $210 million.) In addition, 176,471 shares of New Railworks Common Stock will be authorized for issuance upon conversion of any New Railworks Series B Preferred Stock that may be issued upon exercise of the New Railworks Series B Warrants. See section VI.B., "Financial Projections and Valuation Analysis" of this Disclosure Statement for an explanation of the calculations and assumptions used in reaching this assumed Enterprise Value.


 Class            Shares of     Shares of New       Percent        Estimated
 -----              New           Railworks        Ownership        Recovery
                  Railworks      Common Stock     (Diluted)(1)    (% Of Claim)
                Common Stock      Following       ----------      ------------
                ------------    Conversion of
                                  Railworks
                                  Series C
                               Preferred Stock
                               ---------------
 Class 7(2)     203,333           666,667            87%         73.2%(7)

 Class 9(2)      30,000                               3%           .5%
                -------           -------            ---         -----
 TOTAL                                               90%


---------------
(1) Does not take into account the options or restricted stock grants covering up to an additional 100,000 shares of New Railworks Common Stock under the New Management Incentive Plan or the conversion of any New Railworks Series B Preferred Stock upon the exercise of New Railworks Series B Warrants.

(2) Approximately 2,724 proofs of claim were filed against the Debtors in the Reorganization Cases prior to the Bar Date and an additional 96 proofs of claim were filed prior to the Supplemental Bar Date. As of the date of this Disclosure Statement, the Debtors have completed only a preliminary estimate of the Claims filed in these cases. Because recoveries under the Plan are directly linked to the amount and value of the Allowed Claims, any change in the Debtors' Claims estimates resulting from further analysis of the proofs of claim filed as of the Bar Date and the Supplemental Bar Date will impact their predictions of recoveries under the Plan.


                  Gordian has estimated the aggregate value of (a) the New Railworks Series C Preferred Stock to have a midpoint value of $34.5 million,
(b) the New Railworks Series A Preferred Stock to have no value and (c) the New Railworks Series B Warrants to have a midpoint value of $3 million.

                  The shares of New Railworks Common Stock have been valued by
(a) subtracting from the midpoint of the Debtors' assumed Enterprise Value of $210 million the amount of net indebtedness outstanding at the Effective Date, and (b) considering the effect of the value of the New Railworks Preferred
Stock: See section VI.B., "Financial Projections and Valuation Analysis" for a description of how this assumed Enterprise Value was reached, including certain contingencies that could affect this valuation. The Enterprise Value is calculated based on commonly accepted valuation analysis and is not intended to represent values that will be achieved in the public or private markets for securities distributed under the Plan. The Debtors cannot assure you that the market value of the New Railworks Common Stock at the Effective Date will reflect the $210 million Enterprise Value midpoint used in calculating the distributions under the Plan or that there will be any trading market for the New Railworks Common Stock after the Effective Date.

                  2.       SUMMARY OF DISTRIBUTIONS UNDER THE PLAN

                  The following section describes more fully the distributions to be made to each Class of Claims and Equity Interests under the Plan. This description is only a summary of certain important provisions of the Plan and should not replace careful review of the Plan. Each holder of a Claim should read

---------------

(7) The estimated recovery percentage for Class 6 has been determined by calculating the recovery to Class 6 based upon its pro rata share of the total value being distributed to both Classes 6 and 7 (each of which contains Pre-Petition Lenders Claims), prior to the waiver of the respective Class's right to receive a portion of the specified distribution and the related distribution of such waived portion to the other Class in accordance with sections 4.7(d) and 4.8(f) of the Plan. After giving effect to the waiver and distribution provisions of these sections of the Plan, the estimated recovery percentage for Class 7 would be 94.4%.

the Plan carefully before voting. Please refer particularly to Sections 3 and 4 of the Plan and the liquidation analysis annexed as Exhibit E hereto for a more detailed description of the classification and treatment of Claims and Equity Interests provided under the Plan.


HOLDERS OF CLAIMS DESIGNATED TO RECEIVE PLAN SECURITIES MAY NEED TO RECEIVE AND
               HOLD THEIR PLAN SECURITIES IN A BROKERAGE ACCOUNT.

         To allow timely and efficient distribution and transfer of the Plan Securities among a wide group of holders, in lieu of printing and distributing individual certificates representing the Plan Securities, Reorganized Railworks may issue some or all of the Plan Securities in global form and use the book-entry transfer facilities of The Depository Trust Company ("DTC") to effectuate distribution and transfer of the Plan Securities.

         Use of the DTC book-entry transfer facilities may require recipients of Plan Securities that are not themselves participants in the DTC book-entry system to receive and hold their securities in a brokerage account. If the Debtors use the book-entry transfer facilities of DTC to effectuate distribution and transfer of some or all of the Plan Securities, holders of Claims designated to receive those securities will receive instructions regarding the DTC book-entry transfer facilities and a request for information on the brokerage account (or other account of a DTC participant) to be credited with the receipt of Plan Securities with respect to that holder's Claim.

         If you do not already have a brokerage account and hold a Claim in a Class that will receive Plan Securities under the Plan, you may be required to open a brokerage account to receive and hold your Plan Securities.


                           (a)      ADMINISTRATIVE EXPENSE CLAIMS. Except to the
extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on the later of the Effective Date and the first (1st) Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is reasonably practicable.

         Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors-in-possession, including, without limitation, any Bond Facility Agreement Claims and any Assumed Bonded Claims, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to such transactions.

         In addition to ordinary course of business expenses, the Debtors expect that Administrative Expense Claims will consist of professional fees and disbursements for the Debtors and the Creditors' Committee appointed in the Reorganization Cases and financing fees relating to the Plan Securities, the New Railworks Secured Loan, the Exit Facility, the Exit Bonding Facility and the New Wood Waste Secured Loan. Such fees are difficult to estimate and will vary depending on the length of the Reorganization Cases, the complexity and length of any related litigation and the terms and conditions of the Plan Securities, the New Railworks Secured Loan, the Exit Facility, the Exit Bonding Facility and the New Wood Waste Secured Loan. The Debtors have budgeted approximately $1.7 million for Administrative Expense Claims that are not expenses arising and paid in the ordinary course of business (including financing fees relating to the Plan Securities, the New Railworks Secured Loan, the Exit Facility, indenture trustee fees and U.S. Trustee fees), based on an assumed Effective Date of October 1, 2002.

                           (b)      BAR DATE FOR ADMINISTRATIVE EXPENSE CLAIMS.

                  PRE-EFFECTIVE DATE CLAIMS AND EXPENSES. No proof of Administrative Expense Claim or application for payment of an Administrative Expense Claim need be filed for the allowance of any of the following types of
Claims:

         - expenses or liabilities incurred in the ordinary course of the Reorganized Debtors' businesses on or after the Effective Date;

         - Administrative Expense Claims held by trade vendors or others, which administrative liability was incurred by the Debtors in the ordinary course of business of the Debtors and such creditors after the Petition Date, including, without limitation, any Assumed Bonded Claims, subject, however, to the right of the Debtors or the Reorganized Debtors, as applicable, to object to such Claims in the event of a bona fide dispute;

         -        Fee Claims (discussed below); or

         -        fees of the United States Trustee arising under 28 U.S.C. ss.
                  1930.

                  TO BE ELIGIBLE FOR PAYMENT UNDER THE PLAN, ALL PERSONS ASSERTING ADMINISTRATIVE EXPENSE CLAIMS OF ANY KIND NOT DESCRIBED ABOVE ARISING ON OR AFTER THE PETITION DATE MUST FILE AND SERVE PROOFS OF SUCH ADMINISTRATIVE EXPENSE CLAIMS PURSUANT TO THE PROCEDURES IN THE CONFIRMATION ORDER NO LATER THAN FORTY-FIVE (45) DAYS AFTER THE EFFECTIVE DATE.

                  All of the Administrative Expense Claims described above, other than Fee Claims, will be paid by the Reorganized Debtors in the ordinary course of business. Fee Claims will be paid as described below.

                  EFFECT OF FAILURE TO TIMELY FILE CLAIM OR REQUESTS FOR PAYMENT. Any request for payment of an Administrative Expense Claim that is not exempt from the Administrative Bar Date and is not filed by the applicable deadline set forth in section 2.2 of the Plan and the Confirmation Order will be barred. Any Persons that fail to file a proof of Administrative Expense Claim or request for payment thereof on or before the Administrative Bar Date as required under the Plan shall be forever barred from asserting such Claim against any of the Debtors, the Estates, the Reorganized Debtors or their property, and the holder thereof will be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

                           (c) FEE CLAIMS. All Persons seeking an award by the
Bankruptcy Court of a Fee Claim incurred through and including the Effective Date shall, unless otherwise ordered by the Bankruptcy Court: (i) File their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five
(45) days after the Effective Date; and (ii) be paid in full in such amounts as are approved by the Bankruptcy Court upon the later of (a) the date upon which the order relating to any such Fee Claim is entered or (b) upon such other terms as may be mutually agreed upon between the holder of such a Fee Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors. The Reorganized Debtors shall reserve and segregate Cash in an amount equal to accrued but unpaid Fee Claims as of the Effective Date, which Cash shall be used, until all Allowed Fee Claims have been paid in full, solely for the payment of Allowed Fee Claims. Notwithstanding the foregoing, the fees and expenses of the DIP Lenders arising in connection with the DIP Loan Documents shall be paid in accordance with the DIP Loan Documents and the DIP Order. The Debtors have budgeted approximately $9.3 million (including amounts allocated to financial advisor and professional fees and disbursements incurred, but not paid, during the Reorganization Cases) for Fee Claims, based on an assumed Effective Date of October 1, 2002.

                  Objections to Fee Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than seventy-five (75) days after the Effective Date.

                           (d) PRIORITY TAX CLAIMS. Unless otherwise agreed to
by the parties, each holder of an Allowed Priority Tax Claim will receive, at the sole option of the Reorganized Debtors, in full and complete satisfaction and discharge of its Allowed Priority Tax Claim:

         - Cash equal to the unpaid portion of its Allowed Priority Tax Claim, to be paid on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first
                  (1st) Business Day after the date that is thirty (30) calendar days after the date on which such Priority Tax Claim becomes Allowed; or

         - equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at six percent (6%) per annum, or such other rate as determined by the Bankruptcy Court, paid over a period not longer than six (6) years after the date the Allowed Priority Tax Claim was assessed. Such payments will begin on, or as soon thereafter as is reasonably practicable, after the later of the Effective Date or the first (1st) Business Day that is thirty (30) days after the date on which the Priority Tax Claim was Allowed.

The Debtors have budgeted approximately $300,000 for Priority Tax Claims, based on an assumed Effective Date of October 1, 2002.

                  All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors in the ordinary course of business as such obligations become due.

                           (e)      DIP LENDERS CLAIMS

                                    (i)      TP&S GROUP LENDERS CLAIMS

                  ALLOWANCE AND TREATMENT. Subject to section 2.5(A)(c) of the Plan, on the Effective Date each holder of a TP&S Group Lenders Claim shall receive in full satisfaction, settlement and release, and discharge of and in exchange for such Allowed TP&S Group Lenders Claim: (i) Cash equal to the unpaid portion of such Allowed TP&S Group Lenders Claim; or (ii) such other treatment as to which the Debtors or the Reorganized Debtors and such holder shall have agreed upon in writing, subject to the consent of GOF and Stonehill, which consent shall not be unreasonably withheld.

                  EFFECT OF PAYMENTS. Once such payments have been made, the TP&S Group Loan Documents and any agreements or instruments related thereto shall be deemed terminated and the TP&S Group Lenders shall take all reasonable actions to confirm the removal of any liens of the TP&S Group Lenders on the properties of the Debtors and the Non-Debtor Subsidiaries.

                  LETTERS OF CREDIT. On the Effective Date, any outstanding letters of credit issued under the TP&S Group Loan Documents shall be cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.

                                    (ii)     TRANSIT GROUP LENDERS CLAIMS

                  ALLOWANCE AND TREATMENT. Subject to section 2.5(B)(c) of the Plan, on the Effective Date each holder of a Transit Group Lenders Claim shall receive in full satisfaction, settlement and release, and discharge of and in exchange for such Allowed Transit Group Lenders Claim: (i) Cash equal to the unpaid portion of such Allowed Transit Group Lenders Claim; or (ii) such other treatment as to which the Debtors or the Reorganized Debtors and such holder shall have agreed upon in writing, subject to the consent of the TP&S Group Administrative Agent, which consent shall not be unreasonably withheld.

                  EFFECT OF PAYMENTS. Once such payments have been made, the Transit Group Loan Documents and any agreements or instruments related thereto shall be deemed terminated and the Transit Group Lenders shall take all reasonable actions to confirm the removal of any liens of the Transit Group Lenders on the properties of the Debtors and the Non-Debtor Subsidiaries.

                  LETTERS OF CREDIT. On the Effective Date, any outstanding letters of credit issued under the Transit Group Loan Documents shall be cash collateralized, replaced or secured by letters of credit issued under the Exit Facility, or, subject to the consent of the Exit Lenders and the issuers of such letters of credit, be deemed issued and outstanding under the Exit Facility, with the Reorganized Debtors assuming all prior obligations to reimburse the issuers of such letters of credit.

                                    (iii)    BOND SUPPORT LENDERS CLAIMS

                  ALLOWANCE AND TREATMENT. Subject to section 2.5(C)(c) of the Plan, on the Effective Date each holder of a Bond Support Lenders Claim shall receive in full satisfaction, settlement and release, and discharge of and in exchange for such Bond Support Lenders Claim: (i) Cash equal to the unpaid portion of such Bond Support Lenders Claim; or (ii) such other treatment as to which the Debtors or the Reorganized Debtors and such holder shall have agreed upon in writing, subject to the consent of the TP&S Group Administrative Agent, which consent shall not be unreasonably withheld.

                  EFFECT OF PAYMENTS. Once such payments have been made, the Bond Support Documents and any agreements or instruments related thereto shall be deemed terminated and the Bond Support Lenders shall take all reasonable actions to confirm the removal of any liens of the Bond Support Lenders on the properties of the Debtors and the Non-Debtor Subsidiaries.

                  LETTERS OF CREDIT. On the Effective Date, any outstanding letters of credit issued under the Bond Support Documents shall be cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.

                                    (iv)     BOND FACILITY AGREEMENT CLAIMS

                  ALLOWANCE AND TREATMENT. On the Effective Date, all bonds issued and outstanding under the Bond Facility Agreement shall be deemed to be issued and outstanding under the Exit Bonding Facility and all Bond Facility Agreement Claims shall be deemed to have arisen under the Exit Bonding Facility.

                  EFFECT OF EFFECTIVE DATE. Upon occurrence of the Effective Date, the Bond Facility Documents and any agreements or instruments related thereto shall be deemed terminated and Travelers shall take all reasonable actions to confirm the removal of any liens on the properties of the Debtors and the Non-Debtor Subsidiaries arising under or on account of the Bond Facility Documents; provided, however, that Travelers' Surety Rights with respect to any bond issued under the Bond Facility Agreement and any Allowed Claim bonded by Travelers under the Bond Facility Agreement shall not be affected or impaired.

                  NO COLLATERALIZATION REQUIREMENT. Notwithstanding any provision of the Bond Facility Documents or the DIP Order to the contrary, on and after the Effective Date the Reorganized Debtors shall have no obligation to provide letters of credit, cash collateral or any other form of security to Travelers on account of bonds previously issued and outstanding under the Bond Facility Documents and deemed to be issued and outstanding under the Exit Bonding Facility except as required by or pursuant to the Exit Bonding Facility.

                  3.       CLASSIFICATION AND TREATMENT OF CLAIMS.

                           (a) CLASS 1 -- OTHER SECURED CLAIMS

                  TREATMENT. On or as soon as reasonably practicable after the later of the Effective Date and the first (1st) Business Day after the date that is thirty (30) calendar days after the date each Other Secured Claim becomes Allowed, each holder of an Allowed Other Secured Claim, except to the extent that such holder agrees to a different treatment, shall have its Claim Reinstated.

                  VOTING. Holders of Allowed Other Secured Claims are Unimpaired under the Plan. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited with respect to such Claims.

                  DEFICIENCY CLAIMS. To the extent that the value of the Collateral securing each Other Secured Claim is less than the amount of such Other Secured Claim, the undersecured portion of such Claim shall be treated for all purposes under this Plan as an Allowed Unsecured Claim and shall be classified as an Unsecured Claim.

                           (b) CLASS 1a -- WOOD WASTE SECURED CLAIM

                  ALLOWANCE. On the Effective Date, the Wood Waste Secured Claim shall be deemed Allowed in the amount of $999,197.83, plus post-petition accrued interest to the Effective Date as determined in accordance with the Wood Waste Credit Agreement.

                  TREATMENT. On the Effective Date, BoA, as holder of the Wood Waste Secured Claim, shall receive in full satisfaction, settlement and release, and discharge of and in exchange for such Wood Waste Secured Claim a 100% interest in the New Wood Waste Secured Loan.

                  WAIVER OF SUBORDINATION RIGHTS. The claim of the holder of the Wood Waste Secured Claim shall be deemed satisfied by the distributions under, described in, contemplated by and/or implemented by section 4.2 of the Plan and any claimed contractual subordination rights shall be deemed waived in accordance with section 5.8 of the Plan.

                  NO WAIVER OF EXISTING GUARANTEES. In accordance with section 524(e) of the Bankruptcy Code, nothing in the Plan shall be deemed to discharge or otherwise modify the liability of any guarantor of the Wood Waste Secured Claim or to void, invalidate or otherwise affect any guaranty of the Wood Waste Secured Claim, each of which shall remain in full force and effect.

                  VOTING. BoA, as holder of the Wood Waste Secured Claim, is impaired under the Plan and is entitled to vote to accept or to reject the Plan.

                           (c) CLASS 2 -- PRIORITY NON-TAX CLAIMS

                  TREATMENT. Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, each holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction of such Allowed Priority Non-Tax Claim, Cash in an amount equal to such Allowed Priority Non-Tax Claim, on or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the first (1st) Business Day after the date that is thirty (30) calendar days after the date (a) such Claim becomes Allowed or (b) for payment provided by any agreement or understanding between the parties.

                  VOTING. Holders of Allowed Priority Non-Tax Claims are Unimpaired under the Plan. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Priority Non-Tax Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited with respect to such Claims.

                           (d) CLASS 3 -- TRAVELERS PRE-PETITION BONDS CLAIMS

                  ALLOWANCE. On the Effective Date, all Travelers Pre-Petition Bonds Claims shall be deemed Allowed.

                  TREATMENT. On the Effective Date, all Travelers Pre-Petition Bonds Claims shall become obligations of the Reorganized Debtors and all bonds issued prior to the Petition Date and outstanding as of the Effective Date shall be deemed to be issued and outstanding under the Exit Bonding Facility.

                  NO COLLATERALIZATION REQUIREMENT. Notwithstanding any provision of the Bond Facility Documents or the DIP Order to the contrary, on and after the Effective Date the Reorganized Debtors shall have no obligation to provide letters of credit, cash collateral or any other form of security to Travelers on account of bonds issued prior to the Petition Date and outstanding as of the Effective Date except as required by or pursuant to the Exit Bonding Facility.

                  TRAVELERS' SURETY RIGHTS. Nothing in the Plan shall be deemed to impair or restrict Travelers' Surety Rights, which Surety Rights shall be and remain Unimpaired and unrestricted.

                  VOTING. Holders of Travelers Pre-Petition Bonds Claims are Unimpaired under the Plan. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Travelers Pre-Petition Bonds Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited with respect to such Claims.

                           (e) CLASS 4 -- INTERDEBTOR CLAIMS

                  TREATMENT. Subject to the Restructuring Transactions, if any, each holder of an Allowed Interdebtor Claim shall have its Claim Reinstated.

                  VOTING. Holders of Interdebtor Claims are Unimpaired under the Plan. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Interdebtor Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited with respect to such Claims.

                  ALTERNATIVE TREATMENT. If the Bankruptcy Court determines that the treatment of Allowed Interdebtor Claims proposed in section 4.5(a) of the Plan violates section 1129 of the Bankruptcy Code or the Debtors otherwise determine on or before the Effective Date to cancel Allowed Interdebtor Claims, then such Claims shall be cancelled and receive no distribution under the Plan.

                           (f) CLASS 5 -- NON-DEBTOR SUBSIDIARIES CLAIMS

                  TREATMENT. Subject to the Restructuring Transactions, if any, each holder of an Allowed Non-Debtor Subsidiaries Claim shall have its Claim Reinstated.

                  VOTING. Holders of Non-Debtor Subsidiaries Claims are Unimpaired under the Plan. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Non-Debtor Subsidiaries Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited with respect to such Claims.

                  ALTERNATIVE TREATMENT. If the Bankruptcy Court determines that the treatment of Allowed Non-Debtor Subsidiaries Claims proposed in section 4.6(a) of the Plan violates section 1129 of the Bankruptcy Code or the Debtors otherwise determine on or before the Effective Date to cancel Allowed Non-Debtor Subsidiaries Claims, then such Claims shall be cancelled and receive no distribution under the Plan.

                           (g) CLASS 6 -- NON-EXIT LENDERS PRE-PETITION LENDERS
CLAIMS

                  ALLOWANCE. On the Effective Date, the Non-Exit Lenders Pre-Petition Lenders Claims shall be deemed Allowed in the amount of not less than $145,784,332 (such amount assumes Pre-Petition Lenders Adequate Protection Payments made through August, 2002 and excludes Pre-Petition Lenders Post-Petition Accrued Interest Claims).

                  TREATMENT. On the Effective Date, each holder of an Allowed Non-Exit Lenders Pre-Petition Lenders Claim shall receive in full satisfaction, settlement and release, and discharge of and in exchange for such Allowed Non-Exit Lenders Pre-Petition Lenders Claim (i)(1) a ratable participation in the New Railworks Secured Loan, (2) a Pro Rata Share of the Exit Cash Infusion,
(3) to the extent such holder holds Allowed Non-Exit Lenders Pre-Petition Lenders Claims constituting Pre-Petition Revolving Loans, a ratable (as determined in accordance with the Pre-Petition Credit Agreement, ignoring Pre-Petition Revolving Loans held by Exit Lenders) share of the Pre-Petition Revolving Lenders Cash Payment, (4) a Pro Rata Share of the New Railworks Series A Preferred Stock, and (5) a Pro Rata Share of the New Railworks Series B Warrants (items (i)(1) through (i)(5) herein being collectively referred to as the "Class 6 Distribution"), and (ii) a Pro Rata Share of the Class 7 Distribution. (For purposes of the foregoing, the relevant "Pro Rata Share" shall be determined by reference to Allowed Claims in both Class 6 and Class 7.) Any Pre-Petition Letters of Credit participated in by holders of Allowed Non-Exit Lenders Pre-Petition Lenders Claims pursuant to the Pre-Petition Credit Agreement shall be cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.

                  WAIVER OF SUBORDINATION RIGHTS. All Claims of the holders of Non-Exit Lenders Pre-Petition Lenders Claims shall be deemed satisfied by the distributions under, described in, contemplated by and/or implemented by section 4.7 of the Plan and any claimed contractual subordination rights shall be deemed waived in accordance with section 5.8 of the Plan.

                  WAIVER OF CLASS 7 DISTRIBUTIONS. Notwithstanding section 4.7(b) of the Plan, acceptance of the Plan by Class 6 shall constitute a waiver of the right of the holders of Non-Exit Lenders Pre-Petition Lenders Claims to receive their Pro Rata Share of the Class 7 Distribution. On the Effective Date, the Debtors shall distribute such Pro Rata Share of the Class 7 Distribution on a pro rata basis to the holders of Allowed Exit Lenders Pre-Petition Lenders Claims.

                  VOTING. Holders of Non-Exit Lenders Pre-Petition Lenders Claims are Impaired under the Plan and are entitled to vote to accept or to reject the Plan.

                           (h) CLASS 7 -- EXIT LENDERS PRE-PETITION LENDERS
CLAIMS

                  ALLOWANCE. On the Effective Date, the Exit Lenders Pre-Petition Lenders Claims shall be deemed Allowed in the aggregate principal amount of $45,000,000 (such amount assumes Pre-Petition Lenders Adequate Protection Payments made through August 2002 and excludes Pre-Petition Lenders Post-Petition Accrued Interest Claims).

                  TREATMENT. On the Effective Date, each holder of an Allowed Exit Lenders Pre-Petition Lenders Claim shall receive in full satisfaction, settlement and release, and discharge of and in exchange of such Allowed Exit Lenders Pre-Petition Lenders Claim (i)(1) a Pro Rata Share of the New Railworks Series C Preferred Stock, and (2) a Pro Rata Share of the Class 7 Common Stock Distribution (items (i)(1) and

(i)(2) herein being collectively referred to as the "Class 7 Distribution"), and
(ii) a Pro Rata Share of the Class 6 Distribution. (For purposes of the foregoing, the relevant "Pro Rata Share" shall be determined by reference to Allowed Claims in both Class 6 and Class 7.) Any Pre-Petition Letters of Credit participated in by holders of Allowed Exit Lenders Pre-Petition Lenders Claims pursuant to the Pre-Petition Credit Agreement shall be cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.

                  OBLIGATION TO FUND EXIT FACILITY. Each holder of an Allowed Exit Lenders Pre-Petition Lenders Claim shall be obligated to participate, on a pro rata basis, as an Exit Lender under the Exit Facility.

                  OBLIGATION TO FUND EXIT CASH INFUSION. GOF shall be obligated to fund the Exit Cash Infusion.

                  WAIVER OF SUBORDINATION RIGHTS. All Claims of the holders of Exit Lenders Pre-Petition Lenders Claims shall be deemed satisfied by the distributions under, described in, contemplated by and/or implemented by section 4.8 of the Plan and any claimed contractual subordination rights shall be deemed waived in accordance with section 5.8 of the Plan.

                  WAIVER OF CLASS 6 DISTRIBUTION AND CLASS 7 COMMON STOCK DISTRIBUTION. Notwithstanding section 4.8(b) of the Plan, (i) acceptance of the Plan by Class 7 shall constitute a waiver of the right of the holders of Exit Lenders Pre-Petition Lenders Claims to receive their Pro Rata Share of the Class 6 Distribution, and (ii) acceptance of the Plan by Stonehill shall constitute a waiver of Stonehill's right to receive its Pro Rata Share of the Class 7 Common Stock Distribution. On the Effective Date, the Debtors shall distribute (x) such Pro Rata Share of the Class 6 Distribution on a pro rata basis to the holders of Allowed Non-Exit Lenders Pre-Petition Lenders Claims, and (y) such Pro Rata Share of the Class 7 Common Stock Distribution to GOF.

                  VOTING. Holders of Exit Lenders Pre-Petition Lenders Claims are Impaired under the Plan and are entitled to vote to accept or to reject the Plan.

                           (i) CLASS 8 -- CONVENIENCE CLAIMS

                  TREATMENT. On, or as reasonably practicable after, the later of (i) the Effective Date and (ii) the date that is thirty (30) days after the date such Convenience Claim becomes an Allowed Convenience Claim, each holder of an Allowed Convenience Claim shall receive in full satisfaction, settlement and release, and discharge of and in exchange for such Allowed Convenience Claim, Cash equal to twenty percent (20%) of the unpaid amount of such Allowed Convenience Claim. Notwithstanding the foregoing, if Class 8 votes to reject the Plan, then holders of Allowed Convenience Claims shall not receive any distribution under the Plan.(8)

                  ELECTION OF TREATMENT. Any holder of an Allowed Unsecured Claim whose Claim is equal to or less than $1,000 shall receive the treatment specified in section 4.9(a) of the Plan. Any holder of an Allowed Unsecured Claim whose Allowed Unsecured Claim is more than $1,000, and who timely elects to

---------------

(8) The SEC staff has taken the position that it is improper to condition distributions to a class under a plan upon the acceptance of the plan by that class, and generally that such provisions may not be approved by a bankruptcy court under applicable law. The Office of the United States Trustee also has taken the position that these types of provisions are improper and should not be approved by the Bankruptcy Court. The Debtors nevertheless believe that such provisions are appropriate in certain circumstances, including those presented by these cases. See In re Zenith Electronics Corp., 2241 B.R. 92, 105 (Bankr. D. Del. 1999) and In re Drexel Burnham Lambert Group, Inc., 140 B.R. 347, 350 (S.D.N.Y. 1992).; but see In re Mcorp. Fin., Inc., 137
         B.R. 219, 236 (Bankr. S.D. Tex. 1992), appeal dismissed, 139 B.R. 820 (S.D. Tex. 1992), confirmation granted, 160 B.R.941; In re Allegheny Intern., Inc., 118 B.R. 282, 304 (Bankr. W.D. Pa. 1990).

reduce the amount of such Claim to $1,000 in accordance with the terms of section 4.9(b) of the Plan, also shall receive treatment of its Allowed Unsecured Claim, as so reduced, as specified in section 4.9(a) of the Plan. Election of treatment in Class 8 must be made on such holder's ballot for voting on the Plan and be received by the Debtors on or prior to the Voting Deadline. Any election of Class 8 treatment made after the Voting Deadline shall not be binding upon the Debtors or the Reorganized Debtors unless such deadline is expressly waived, in writing, by the Debtors or the Reorganized Debtors. The holder of an Allowed Unsecured Claim that timely elects to reduce the amount of its Allowed Claim shall be deemed to be the holder of an Allowed Class 8 Convenience Claim for classification, voting and all other purposes under this Plan.

                  WAIVER. Any holder of an Allowed Unsecured Claim that timely elects to reduce the amount of its Allowed Claim and to receive treatment as an Allowed Class 8 Convenience Claim shall be deemed to have released the Debtors, their Estates, the Reorganized Debtors, and their respective property from any and all liability for such excess amount.

                  VOTING. Holders of Convenience Claims are Impaired under the Plan and are entitled to vote to accept or to reject the Plan.

                           (j) CLASS 9 -- UNSECURED CLAIMS

                  (i) TREATMENT. Each holder of an Allowed Unsecured Claim shall receive in full satisfaction, settlement and release, and discharge of and in exchange for such Allowed Unsecured Claim: (A) its Pro Rata Share of the Class 9 Common Stock Distribution (subject to Section 4.10(a)(ii) of the Plan); and (B) its Pro Rata Share of any recoveries from Litigation Trust Claims held by the Litigation Trust. Notwithstanding the foregoing, if Class 9 votes to reject the Plan, then holders of Allowed Unsecured Claims shall not receive any distributions under the Plan.

                  (ii) ELECTION TO RECEIVE CASH IN LIEU OF NEW RAILWORKS COMMON SHARES. Any holder of an Allowed Unsecured Claim who votes in favor of the Plan may elect to make the Class 9 Cash Election and, subject to Section 6.11 of the Plan, receive the Class 9 Cash Consideration in full satisfaction, settlement and release, and discharge of and in exchange for such Allowed Unsecured
Claim. (9) The Class 9 Cash Election must be made on such holder's ballot for voting on the Plan and be received on or prior to the Voting Deadline. Any Class 9 Cash Election made after the Voting Deadline shall not be binding upon the Debtors, the Reorganized Debtors, GOF or Stonehill unless such deadline is expressly waived, in writing, by the Debtors or the Reorganized Debtors, and GOF and Stonehill. Any such holder making the Class 9 Cash Election shall have waived its right to receive its entire Pro Rata Share of the Class 9 Common Stock Distribution. Any such holder who fails to make any election on its voting ballot shall receive its Pro Rata Share of the Class 9 Common Stock Distribution. The Class 9 Cash Election shall be payable upon the Final Distribution Date. Notwithstanding the foregoing, if Class 9 votes to reject the Plan, then holders of Allowed Unsecured Claims shall not be entitled to receive any consideration in respect of the Class 9 Cash Election.

                  (iii) GOF AND STONEHILL NOT ENTITLED TO MAKE CLASS 9 CASH ELECTION. Notwithstanding the foregoing, GOF and Stonehill shall not be entitled to exercise the Class 9 Cash Election on account of their respective Allowed Unsecured Claims.

                  (iv) PAYMENT OF CLASS 9 CASH CONSIDERATION BY GOF AND STONEHILL AND RECEIPT OF NEW RAILWORKS COMMON STOCK. GOF and Stonehill shall be jointly and severally liable for payment of the Class 9 Cash Consideration to each holder of an Allowed Unsecured Claim who makes the

--------------

(9)      See Footnote 5 above.

Class 9 Cash Election, and each shall receive all shares of the New Railworks Common Stock in respect of which it paid the Class 9 Cash Consideration. The Class 9 Cash Consideration shall be paid in Cash in full by GOF and Stonehill to the Disbursing Agent (within five (5) Business Days after receipt of written notice from the Disbursing Agent setting forth the aggregate amount of Class 9 Cash Consideration due and owing, with such notice to be provided at least ten
(10) Business Days prior to the Final Distribution Date) for distribution upon the Final Distribution Date. The Debtors and the Reorganized Debtors shall not be liable for payment of the Class 9 Cash Consideration.

                  WAIVER OF OBJECTIONS. A vote by Class 9 in favor of the Plan shall conclusively be determined to constitute a directive to, and shall require, the Creditors' Committee to withdraw, with prejudice, as of the day prior to the Confirmation Hearing, any objections to confirmation of the Plan.

                  VOTING. Holders of Unsecured Claims are Impaired under the Plan and are entitled to vote to accept or to reject the Plan.

                           (k) CLASS 10 -- 510(C) CLAIMS

                  TREATMENT. Each holder of a 510(c) Claim shall receive no distribution under the Plan.

                  VOTING. In accordance with section 1126(g) of the Bankruptcy Code, the holders of 510(c) Claims are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Claims.

                           (l) CLASS 11 -- EXISTING SECURITIES LAW CLAIMS

                  TREATMENT. Each holder of an Existing Securities Law Claim shall receive no distribution under the Plan.

                  VOTING. In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing Securities Law Claims are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Claims.

                           (m) CLASS 12 -- EQUITY INTERESTS

                  TREATMENT. All Equity Interests shall be deemed cancelled and extinguished as of the Effective Date, and each holder of an Equity Interest shall neither receive nor retain any property or interest in property on account of such Equity Interests.

                  VOTING. In accordance with section 1126(g) of the Bankruptcy Code, the holders of such Equity Interests are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Interests.

                          IMPORTANT NOTE ON ESTIMATES

  The estimates in the tables and summaries in this Disclosure Statement may differ from actual distributions because of variations in the nature and amount of the Exit Facility, the Exit Bonding Facility, the asserted or estimated amounts of Allowed Claims, the existence of Disputed Claims and other factors. Statements regarding projected amounts of Claims or distributions (or the value of such distributions) are estimates by the Debtors based on current information and are not representations as to the accuracy of these amounts.
Except as otherwise indicated, these statements are made as of August 8, 2002, and the delivery of this Disclosure Statement will not, under any circumstances, imply that the information contained in this Disclosure Statement is correct at any other time. Any estimates of Claims in this
 Disclosure Statement may vary from the final amounts of Claims allowed by the
                               Bankruptcy Court.

            In addition, the estimated valuation of the Reorganized
               Debtors and the Plan Securities, and the estimated
              recoveries to holders of Claims, is not intended to
              represent the value at which Reorganized Railworks'
           securities could be sold if a market for those securities
                   emerges. See section IV., "Risk Factors".

G.       CONFIRMATION HEARING

         The Bankruptcy Court will hold the Confirmation Hearing at the following time and place:


                              CONFIRMATION HEARING

DATE AND TIME: commencing at 10:00 a.m. (Eastern time), on September 23, 2002.

PLACE: the United States Bankruptcy Court, District of Maryland (Baltimore Division), 101 West Lombard Street, Baltimore, Maryland 21201.

JUDGE: Bankruptcy Judge E. Stephen Derby.

The Confirmation Hearing may be adjourned by the Debtors from time to time on announcement in the Bankruptcy Court on the scheduled date for the hearing. No further notice will be required to adjourn the hearing.

          At the Confirmation Hearing, the Bankruptcy Court will:

     - determine whether sufficient majorities in number and dollar amount from each Voting Class have delivered properly executed votes accepting the Plan to approve the Plan;

     - hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of;

     - determine whether the Plan meets the confirmation requirements of the Bankruptcy Code; and

     -    determine whether to confirm the Plan.

          Any objection to confirmation of the Plan must be in writing and filed and served as required by the Bankruptcy Court pursuant to the order approving this Disclosure Statement. That order requires any objections to the confirmation of the Plan to be served so as to be received on or before September 13, 2002 at 12:00 midnight (Eastern time) by the following persons:

     - the Office of the United States Trustee for the District of Maryland, 300 W. Pratt Street, Suite 350, Baltimore, Maryland 21201, Attn.:
          Mark Neal, Esq.;

     - Co-counsel for the Debtors, Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, Attn.: Paul V. Shalhoub, Esq.;

     - Co-counsel for the Debtors, Whiteford, Taylor & Preston, L.L.P., Seven Saint Paul Street, Baltimore, Maryland 21202-1626, Attn.:
          Martin T. Fletcher, Esq.;

     - General counsel to the Debtors, Michael Rivera, Esq., Railworks Corporation, One North Lexington Avenue, 10th Floor, White Plains, New York 10601;

     - Co-Counsel for the TP&S Administrative Agent and for the Pre-Petition Administrative Agent, Moore & Van Allen PLLC, 100 North Tryon Street, Floor 47, Charlotte, North Carolina 28202-4003, Attn.: David L. Eades, Esq.;

     - Co-Counsel for the TP&S Administrative Agent and for the Pre-Petition Administrative Agent, Swidler Berlin Shereff Friedman, LLP, The Washington Harbour, 3000 K Street, NW, Suite 300, Washington, DC 20007, Attn.: Monique Almy, Esq.;

     - Co-Counsel for the Transit Administrative Agent and the Bond Support Administrative Agent, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attn.: Michael J. Sage, Esq.;

     - Co-Counsel for the Transit Administrative Agent and the Bond Support Administrative Agent, Venable, Baetjer and Howard, LLP, 2 Two Hopkins Plaza, Suite 1800, Baltimore, Maryland 21201, Attn.: Gregory A. Cross, Esq.;

     - Counsel for Travelers, Bingham McCutchen LLP, One State Street, Hartford, Connecticut 06103, Attn.: G. Eric Brunstad, Jr., Esq.; and

     - Counsel for the Creditors' Committee, Shapiro, Sher & Guinot, 36 South Charles Street, Baltimore, Maryland 21201, Attn.: Joel I. Sher, Esq.

     H.   CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

          The Plan provides for the cancellation on the Effective Date, without any further action by the Debtors, the Reorganized Debtors or the holders of Claims or Equity Interests (except for the purpose of evidencing a right to distributions under the Plan of Reorganization), of all the agreements, instruments and other documents evidencing Claims or Equity Interests (except as otherwise expressly provided in the Plan or the Confirmation Order) or rights of any holder of a Claim against, or an Equity Interest in, the Debtors, including options or warrants to purchase Equity Interests and any other capital stock of the Debtors, the

Equity Interests, and the Senior Subordinated Notes, and any agreement obligating the Debtors to issue, transfer, or sell Equity Interests or the Senior Subordinated Notes.

II. PRINCIPAL CHARACTERISTICS OF NEW RAILWORKS PREFERRED STOCK, NEW RAILWORKS SERIES B WARRANTS AND NEW RAILWORKS COMMON STOCK


               THE FOLLOWING SUMMARY IS NOT A COMPLETE DESCRIPTION
                       OF THE PLAN OR THE PLAN SECURITIES

         This section provides a summary of the securities to be issued on or after the Effective Date of the Plan and certain other matters contemplated to occur under or in connection with confirmation of the Plan. This summary highlights certain substantive provisions of the Plan and Plan Securities, but is not, nor is it intended to be, a complete description of the Plan and Plan Securities or a substitute for a full and complete reading of the Plan, the Plan Supplement and their exhibits.

         The Debtors encourage you to read the entire Plan, the Plan Supplement and their exhibits carefully before deciding how to vote on the Plan.

                  The Plan provides that the capital structure of Reorganized Railworks will be comprised of New Railworks Series A Preferred Stock, New Railworks Series B Preferred Stock, New Railworks Series B Warrants, New Railworks Series C Preferred Stock, New Railworks Common Stock, and loans and obligations under the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan. The principal features of the Plan Securities are summarized below, and the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan are described in section III.B., "Exit Facility", section III.C., "Exit Bonding Facility", section III.D., "New Railworks Secured Loan" and section III.E., "New Wood Waste Secured Loan", respectively.

         A.       NEW RAILWORKS SERIES A PREFERRED STOCK

                  Subject to revision and modification prior to the Effective Date, the Certificate of Designation for the New Railworks Series A Preferred Stock shall contain the terms and conditions identified in Schedule E to the Plan, including the following terms and conditions, among others:

Liquidation Preference:             $35.0 million, or $3,500 per share.

Purchase Price:                     Established as $0.0001 per share of Series
                                    A, which is equal to the par value.

Dividend Rights:                    No rights to receive any dividends.

Liquidation Preference:             In the event of, and only in the event of,
                                    any voluntary or involuntary specified
                                    bankruptcy events of Reorganized Railworks, after payment of or provision for any liabilities of Reorganized Railworks and the expenses associated with such event, the holders of outstanding Series A will be entitled to receive out of assets of Reorganized Railworks or proceeds thereof available for distribution to stockholders, pari passu to the New Railworks Series C
                                    Preferred Stock (in accordance with its
                                    terms) and before any payment or
                                    distribution is made to holders of
                                    the New Railworks Common Stock (or any other stock of the Company by its terms ranking junior to the Series A as to liquidation, dissolution or winding up), the amount per share equal to the per share Liquidation
                                    Preference of the Series A.

                                    If the assets available for distribution in such event are insufficient to pay the full aggregate amount payable to such holders of the Series A and holders of any other classes of stock ranking on parity with the Series A as to liquidation, dissolution or winding up, the assets will be distributed to the holders of the Series A and any such other holders pro rata based on the full respective preferential amounts to which they are entitled.

Conversion:                         No rights of conversion.

         B.       NEW RAILWORKS SERIES B PREFERRED STOCK

                  Subject to revision and modification prior to the Effective Date, the Certificate of Designation for the New Railworks Series B Preferred Stock shall contain the terms and conditions identified in Schedule F to the Plan, including the following terms and conditions, among others:

Purchase Price:                     The Exercise Price paid under the New
                                    Railworks Series B Warrants (as explained below in section II.C., "New Railworks
                                    Series B Warrants").

Closing of Issuance:                Periodically upon any exercise of New
                                    Railworks Series B Warrants.


Post-Conversion Percentage:         The Series B will be convertible into
                                    176,471 shares of New Railworks Common
                                    Stock, which represents fifteen percent
                                    (15%) of the New Railworks Common Stock
                                    fully diluted as of the Effective Date,
                                    after giving effect to (I) the issuance of the New Railworks Common Stock, (II) the issuance and a deemed conversion of the Series C and (III) the vesting and exercise of any restricted stock, options or similar securities authorized to be issued or issuable upon exercise of any such securities authorized to be issued on the Effective Date (including the Series B and any shares issuable upon conversion thereof).

Dividend Rights:                    No rights for dividends.

Liquidation Preference:             In the event of any merger, stock sale or
                                    consolidation, or sale of all or
                                    substantially all assets, after which
                                    stockholders do not retain a majority of the voting power and capital stock in the surviving or successor corporation, upon the request of holders of at least a majority of the outstanding Series B, after payment of or provision for any liabilities of Reorganized Railworks and the expenses associated with such transaction and any related liquidation, dissolution or winding up, the holders of outstanding Series B will be entitled to receive out of assets of Reorganized Railworks or proceeds thereof available for distribution to stockholders, before any payment or distribution is made to holders of the New Railworks Common Stock
                                    (or any other stock of the Company by its terms ranking junior to the Series B as to liquidation, dissolution or winding up), the amount per share equal to that which would be received for such share in respect of shares issuable on conversion if converted immediately prior to such event.

                                    Such Liquidation Preference shall be pari passu with any liquidation preference on the New Railworks Series C Preferred Stock (in accordance with its terms).

                                    If the assets available for distribution in such event are insufficient to pay the full aggregate amount payable to such holders of the Series B and holders of any other classes of stock ranking on parity with the Series B as to liquidation, dissolution or winding up, the assets will be distributed to the holders of the Series B and any such other holders pro rata based on the full respective preferential amounts to which they are entitled.

Conversion:                         The holders of the Series B shall have the
                                    right to convert into shares of New
                                    Railworks Common Stock at any time, at an initial conversion rate of 1 for 1, subject to the same adjustment mechanisms applied to the New Railworks Series C Preferred Stock.

                                    Any adjustments to the conversion ratio
                                    shall apply to the entire Series B class whether or not any shares have been issued.

         C.       NEW RAILWORKS SERIES B WARRANTS

                  Subject to revision and modification prior to the Effective Date, the warrant agreement for the New Railworks Series B Warrants shall contain the terms and conditions identified in Schedule G to the Plan, including the following terms and conditions, among others:

Exercise Price:                     Initially $21,000,000, or $119.00 per share
                                    (based on the 176,471 shares that comprise the authorized New Railworks Series B
                                    Preferred Stock, subject to reduction in an amount equal to the value of any cash or non-cash dividends paid on shares of New
                                    Railworks Common Stock issuable upon
                                    conversion of a share of New Railworks
                                    Series B Preferred Stock at such time.

Closing of Issuance:                At the Effective Date.

Post-Conversion Percentage:         The warrants will be exercisable for 176,471
                                    shares of New Railworks Series B Preferred
                                    Stock (which represent the shares of New
                                    Railworks Series B Preferred Stock that are convertible into fifteen percent (15%) of the New Railworks Common Stock fully diluted as of the Effective Date, after giving effect to (I) the issuance of the New
                                    Railworks Common Stock, (II) the issuance and a deemed conversion of the Series C and
                                    (III) the vesting and exercise of any
                                    restricted stock, options or similar
                                    securities authorized to be issued or
                                    issuable upon exercise of any such
                                    securities authorized to be issued on the Effective Date (including the Series B and any shares issuable upon conversion thereof)).

Transfer Restrictions:              Must transfer all and not less than all of
                                    the warrant.

Exercise Restrictions:              Exercisable at holder's discretion, whether
                                    the warrant is in-, out- or at-the-money.
                                    However, if exercised must be exercised in whole and not in part and may be exercised in cash or `net' as provided below.

Net Exercise:                       May be exercised by tendering as payment for
                                    the Exercise Price a portion of such warrant having a net fair market value as determined by the Board based on the New Railworks
                                    Common Stock issuable upon conversion of the New Railworks Series B Preferred Stock underlying such tendered portion of the warrant at such time. In such case, the holder will receive in a `net' exercise a number of shares of Series B having an aggregate fair market value equal to the spread between the fair market value of all underlying shares being exercised and the exercise price in respect of all such exercised shares.

Term: Expires on the day that is ten years from Effective Date.

         D.       NEW RAILWORKS SERIES C PREFERRED STOCK

                  Subject to revision and modification prior to the Effective Date, the Certificate of Designation for the New Railworks Series C Preferred Stock shall contain the terms and conditions identified in Schedule H to the Plan, including the following terms and conditions, among others:

Base Liquidation Preference:        $45,000,000, or $67.50 per share (based on
                                    the 666,667 shares that represent the
                                    Post-Conversion Percentage described below as of the Effective Date).

Closing of Issuance:                On the Effective Date.

Post-Conversion Percentage:         The Series C will be convertible into
                                    sixty-six and two-thirds percent (66.67%) of the New Railworks Common Stock fully diluted as of the Effective Date, after giving effect to (I) the issuance of the New
                                    Railworks Common Stock, (II) the issuance and a deemed conversion of the Series C and
                                    (III) the vesting and exercise of any
                                    restricted stock, options or similar
                                    securities authorized to be issued or
                                    issuable upon exercise of any such
                                    securities authorized to be issued on the Effective Date (excluding the Series B
                                    Preferred and any shares issuable upon
                                    conversion thereof).

Dividend Rights:                    As specified in Schedule H to the Plan.

Liquidation Preference:             In the event of any voluntary or involuntary
                                    liquidation, dissolution or winding up of Reorganized Railworks, after payment of or provision for any liabilities of Reorganized
                                    Railworks and the expenses associated with such liquidation, dissolution or winding up, the holders of outstanding Series C will be entitled to receive out of assets of Reorganized Railworks or proceeds thereof available for distribution to stockholders, before any payment or distribution is made to holders of the New Railworks Common Stock
                                    (or any other stock of the Company by its terms ranking junior to the Series C as to liquidation, dissolution or winding up), the amount per share equal to the greater of (x) the per-share Base Liquidation Preference plus any accumulated and unpaid dividends and (y) that which would be received for such share in respect of shares issuable on conversion if converted immediately prior to such event.

                                    Such Liquidation Preference shall be pari passu with any liquidation preference on the New Railworks Series A Preferred Stock (in accordance with its terms).

                                    If the assets available for distribution in such event are insufficient to pay the full aggregate amount payable to such holders of the Series C and holders of any other classes of stock ranking on parity with the Series C as to liquidation, dissolution or winding up, the assets will be distributed to the holders of the Series C and any such other holders pro rata based on the full respective preferential amounts to which they are entitled.

                                    A merger, stock sale or consolidation or sale of all or substantially all assets, after which stockholders do not retain a majority of the voting power and capital stock in the surviving or successor corporation, will upon the request of holders of at least a majority of the outstanding Series C be deemed to be a liquidation, dissolution or winding-up.

Conversion:                         The holders of the Series C shall have the
                                    right to convert into shares of New
                                    Railworks Common Stock at any time, at an initial conversion rate of 1 for 1, subject to customary adjustments for stock-splits, stock dividends and recapitalizations.

E.       NEW RAILWORKS COMMON STOCK

                  The Debtors expect that an aggregate of 1,000,000 shares of New Railworks Common Stock will be issued or be authorized to be issued under the Plan, inclusive of (i) to the extent converted, New Railworks Common Stock issued in respect of the New Railworks Series C Preferred Stock, (ii) the Class 7 Common Stock Distribution, (iii) the Class 9 Common Stock Distribution and
(iv) New Railworks Common Stock issued in connection with the New Management Equity Awards, but exclusive of any shares issuable upon conversion of the New Railworks Series B Preferred Stock that may be issued upon exercise of New Railworks Series B Warrants.

                  Subject to revision and modification prior to the Effective Date, the New Railworks Common Stock shall contain the following terms and conditions, among others:

         - The holders of New Railworks Common Stock will be entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor.

         - Reorganized Railworks will be subject to certain limitations on the declaration and payment of dividends under the terms of the Exit Facility and the New Railworks Secured Loan, and it is not anticipated that any cash dividends will be paid on the New Railworks Common Stock for the foreseeable future.

         - Upon a liquidation, dissolution or winding up of Reorganized Railworks, holders of New Railworks Common Stock would have the right to a ratable portion of assets remaining after payment of liabilities and any outstanding New Railworks Preferred Stock. The holders of New Railworks Common Stock will have no preemptive rights.

                  No fractional shares of New Railworks Common Stock or New Railworks Preferred Stock, no fractional New Railworks Series B Warrants, or Cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New Railworks Common Stock or New Railworks Preferred Stock, and fractional New Railworks Series B Warrants shall be rounded down to the next whole number or zero, as applicable, and any percentages mentioned herein shall be deemed to be modified to give effect to such rounding. Notwithstanding anything to the contrary herein, in the event that Reorganized Railworks reasonably determines that distributions of New Railworks Common Stock to holders of Allowed Class 9 Claims could result in public filing obligations under any applicable state, federal or non-United States securities laws, Reorganized Railworks shall have the option of distributing Cash to holders of Allowed Class 9 Claims in lieu of such stock (determined by smallest Allowed Claim amount first) that would result in fewer than the threshold number of holders of New Railworks Common Stock, such Cash to be in an amount equal to the value as determined by the Bankruptcy Court in connection with confirmation of the Plan, as of the Effective Date, of the New Railworks Common Stock that otherwise would have been distributed.

         F.       REGISTRATION RIGHTS AGREEMENT

                  On the Effective Date, Reorganized Railworks will: (i) execute and deliver the Registration Rights Agreement, which provides any beneficial holder of two percent (2%) or more of the New Railworks Common Stock (including after deemed exercise of New Railworks Series B Warrants and conversion of the New Railworks Series B Preferred Stock and conversion of the New Railworks Series C Preferred Stock but excluding such holdings solely by virtue of New Management Equity Awards) who executes and delivers to Reorganized Railworks the Registration Rights Agreement on or prior to the Effective Date (collectively, the "Principal Holders") with certain rights to require Reorganized Railworks to register their shares of New Railworks Common Stock; and (ii) deliver the Registration Rights Agreement to such Principal Holders. No registration rights will be provided to holders of New Railworks Common Stock other than the Principal Holders. The following summary is qualified in its entirety by reference to the Registration Rights Agreement, which will be included in the Plan Supplement.

                  Under the Registration Rights Agreement, Reorganized Railworks will use its reasonable best efforts to (a) register on Form S-3 the New Railworks Common Stock held by a party upon a request by one or more parties holding at least ten percent (10%) of the New Railworks Common Stock to register New Railworks Common Stock held by such parties, (b) register on Form S-3 the New Railworks Common Stock (assuming conversion of the New Railworks Series B Preferred Stock) upon a request by one or more parties holding in the aggregate at least 51% of the New Series B Preferred Stock, and (c) in connection with any registered offering of the New Railworks Common Stock by Reorganized Railworks, register the New Railworks Common Stock of such parties that wish to sell their New Railworks Common Stock in the offering. In addition, the requests for registration will be subject to other customary limitations and cut-backs, as set forth in the Registration Rights Agreement.

                  The registration rights will not apply to New Railworks Common Stock to the extent that: (a) a registration statement with respect to the sale of New Railworks Common Stock has been declared effective under the Securities Act and the holders' shares of New Railworks Common Stock have been disposed of under that registration statement; or (b) the holders' shares of New Railworks Common Stock have been disposed of under Securities Act Rule 144 or another exemption from the registration requirements of the Securities Act under which the shares of New Railworks Common Stock are thereafter freely tradable without restriction under the Securities Act.

                  Certain beneficial holders of two percent (2%) or more of the New Railworks Common Stock will be entitled to receive the rights granted under the Registration Rights Agreement by executing and delivering it to Reorganized Railworks on or prior to the Effective Date.

         G.       AMENDED CERTIFICATE OF INCORPORATION AND AMENDED BYLAWS

                  Copies of the Amended Certificate of Incorporation and the Amended Bylaws for Reorganized Railworks will be included in the Plan Supplement.

                        III. IMPLEMENTATION OF THE PLAN

         A.       NEW SECURITIES

                  If the Plan is confirmed and approved by the Bankruptcy Court, it will be implemented through the actions described in this section. In accordance with section 5 of the Plan, the relevant Reorganized Debtors will:

         - issue the New Railworks Preferred Stock and the New Railworks Series B Warrants on the Effective Date or as soon thereafter as is practicable;

         - issue the New Railworks Common Stock on the Effective Date or as soon thereafter as is practicable (with appropriate reserves for Disputed Claims, the exercise of conversion rights under the New Railworks Series C Preferred Stock and New Railworks Series B Preferred Stock, and in connection with the options granted under the New Management Incentive Plan);

         - execute and deliver the Registration Rights Agreement on the Effective Date; and

         - execute and file the Certificates of Designation for the New Railworks Preferred Stock and execute the warrant agreement for the New Railworks Series B Warrants.

         B.       EXIT FACILITY

                  In connection with implementation of the Plan, one or more of the Reorganized Debtors will enter into the Exit Facility for payment of certain Classes of Claims under the Plan and for working capital and other corporate purposes. Under the terms of the Plan, each holder of an Allowed Exit Lenders Pre-Petition Lenders Claim shall be obligated to participate, on a ratable basis, as an Exit Lender under the Exit Facility. Subject to revision and modification prior to the Effective Date, the Exit Facility will contain the terms and conditions identified in Schedule C to the Plan, including the following terms and conditions, among others:

Exit Facility:                      A secured credit facility consisting of the
                                    (i) Revolving Facility (as defined below) and (ii) the Term Facility (as defined below).

Revolving Facility:                 $65 million maximum commitment revolving
                                    credit facility (the "Revolving Facility").

Term Facility:                      $35 million term loan facility (the "Term
                                    Facility").

Borrower:                           Reorganized Railworks.

Guarantors:                         All existing and future direct and indirect
                                    domestic subsidiaries of the Borrower.

Initial Lenders:                    Matlin Patterson Global Opportunities
                                    Partners L.P. and Stonehill Capital
                                    Management LLC and/or any affiliates
                                    thereof.

Interest Rates:                     The Exit Facility shall bear interest at a
                                    rate equal to one, two, three or six-month
                                    LIBOR plus 4.0% per annum and shall be paid on the last day of each applicable interest period.

Fees: The Borrower shall pay an Administrative Agent's Fee, a Collateral Agent's Fee and a Commitment Fee in connection with the closing of the Exit Facility.

Use of Proceeds:                    Loans pursuant to the Revolving Facility
                                    shall be used (i) for general working
                                    capital and corporate purposes, (ii) to the extent that a Litigation Trust is created under the Plan, to fund the Litigation Trust up to $250,000 and (iii) to repay, in part, the Transit Group Lenders under the Transit
                                    Group Loan Documents, the Bond Support
                                    Lenders under the Bond Support Documents, the TP&S Group Lenders under the TP&S Group
                                    Loan Documents, Allowed Administrative
                                    Expense Claims and Allowed Fee Claims.

                                    Loans pursuant to the Term Facility shall be used to repay the Transit Group Lenders under the Transit Group Loan Documents, the Bond Support Lenders under the Bond Support Documents, the TP&S Group Lenders under the TP&S Group Loan Documents, Allowed Administrative Expense Claims and Allowed Fee Claims.

Final Maturity:                     Final maturity of the Exit Facility will be
                                    five (5) years from the date of closing.

Amortization:                       The aggregate outstanding principal amount
                                    of the Revolving Facility and the Term
                                    Facility shall be due and payable at Final
                                    Maturity.

Commitments:                        At closing, the commitment under the
                                    Revolving Facility shall be $65 million.

                                    At closing, the commitment under the Term
                                    Facility shall be $35 million.

Borrowing                           Base: Loans made under the Revolving
                                    Facility will be subject to a reasonable borrowing base with standard advance rates to be agreed to between the Borrower and the Administrative Agent. No advances in excess of the Borrowing Base will be permitted.

Security:                           The Exit Facility shall be secured by a
                                    first priority perfected security interest, subject only to the security interest granted in connection with the New Wood
                                    Waste Secured Loan, in all present and
                                    future accounts receivable, retention
                                    receivables and inventory of the Borrower and each of the Guarantors, and all proceeds thereof.

                                    The Exit Facility shall be secured by a
                                    second priority perfected security interest, subject only to the security interest granted in connection with the New Wood Waste Secured Loan and the security interest granted in connection with the New Railworks Secured Loan, in all present and future assets and properties of the Borrower and each of the Guarantors, and all proceeds thereof, other than accounts receivable, retention receivables and inventory; said security interest to include, without limitation, real property, machinery, equipment, contracts, trademarks, copyrights, patents, license rights and general intangibles (including certain legacy claims).

Prepayments:                        Until the New Railworks Secured Loan has
                                    been satisfied in full, Borrower shall not be permitted to (i) make any prepayments on the Term Facility, or any prepayments accompanied by corresponding commitment reductions on the Revolving Facility, or
                                    (ii) refinance any portion of the Exit
                                    Facility.

Initial Conditions Precedent:       As specified in Schedule C to the Plan.

Additional Conditions
Precedent:                          As specified in Schedule C to the Plan.

Representations and Warranties:     As specified in Schedule C to the Plan.

Affirmative, Financial
and Negative Covenants:             As specified in Schedule C to the Plan.

Intercreditor                       Agreement: The Exit Lenders will enter into
                                    an intercreditor agreement with the
                                    Pre-Petition Lenders and Travelers
                                    containing the terms and conditions
                                    specified in Schedule C to the Plan.

         C.       EXIT BONDING FACILITY

                  In connection with implementation of the Plan, one or more of the Reorganized Debtors will enter into the Exit Bonding Facility with Travelers, which facility shall be used for the issuance of surety bonds in connection with prosecution of work in the ordinary course by the Reorganized Debtors. Subject to revision and modification prior to the Effective Date, the Exit Bonding Facility will contain the terms and conditions identified in Schedule B to the Plan, including the following terms and conditions, among others:

Obligor:                            Reorganized Railworks.

Indemnitors:                        All existing and future subsidiaries and
                                    affiliates of Reorganized Railworks as
                                    specified in Schedule B to the Plan.

Bond Issuer:                        Travelers.

Bonding Facility:                   A revolving bond facility of an aggregate
                                    amount of up to $750,000,000 in availability for the issuance of surety bonds. The terms of the Exit Bonding Facility shall apply to any and all new surety bonds issued by Travelers (the "New Bonds") and shall likewise govern all surety bonds previously issued by Travelers (the "Old Bonds")
                                    (collectively the New Bonds and the Old
                                    Bonds are referred to herein as the
                                    "Bonds").

New Bonds:                          Subject to the conditions of the Exit
                                    Bonding Facility, Travelers may issue one or more New Bonds under and in accordance with the terms of the Exit Bonding Facility on behalf of one or more of the Indemnitors provided that the aggregate amount of all contracts bonded by all Bonds issued and outstanding from time to time under the Exit
                                    Bonding Facility (the "Bonded Contracts") less the amount of all payments made with respect to all such Bonded Contracts (the

                                    "Bonded Contract Payments") shall not exceed
                                    $750,000,000. New Bonds may be issued for contracts not to exceed thirty (30) months in duration and seventy five million dollars ($75,000,000) in amount. On a case by case basis, Travelers may require the relevant Indemnitor's participation with a joint venture partner acceptable to Travelers. An Indemnitor may request the issuance of a New Bond by making an application to Travelers and providing such information as Travelers in its sole discretion may request from time to time. Subject to ordinary bond underwriting criteria of Travelers, Travelers may issue New Bonds on behalf of one or more of the Indemnitors under the Exit Bonding Facility, with any bond issuance to be solely in the discretion of Travelers. New Bonds may be payment bonds, performance bonds, bid bonds, or such other bonds as Indemnitors may request for the prosecution of work in the ordinary course of their respective businesses.

Closing Date:                       The Closing of the Exit Bonding Facility
                                    shall occur on or by the Effective Date.

Maturity:                           The maturity date ("Maturity") of the Exit
                                    Bonding Facility shall be that date which is the earlier of (a) three years after the Effective Date or (b) Travelers' election to terminate the Exit Bonding Facility, which election Travelers may make at any time in its sole discretion, with or without the occurrence of an event of default.

Capital Funding
Requirements:                       Indemnitors shall have, and the Indemnitors'
                                    Exit Lenders shall provide to the
                                    Indemnitors, funding under their Exit
                                    Facility as follows:

                                    (a)      The Exit Lenders shall provide a
                                             term loan to the Indemnitors in the
                                             amount of thirty-five million
                                             dollars ($35,000,000), which term
                                             loan shall be secured by property
                                             of the Indemnitors, a portion of
                                             which shall be subordinate to the
                                             interests of the Obligor's
                                             Pre-Petition Lenders.

                                    (b)      The Exit Lenders shall provide a
                                             revolving loan facility to the
                                             Indemnitors in the amount of
                                             sixty-five million dollars
                                             ($65,000,000). Within this
                                             sixty-five million dollar
                                             ($65,000.00) facility, the first
                                             thirty-two million, five-hundred
                                             thousand dollars ($32,500,000) of
                                             availability (the "Special
                                             Availability Portion") shall be
                                             subject to special availability
                                             requirements as reflected in the
                                             term sheet for the Exit Facility.

Forbearance
And Other
Intercreditor
Terms: For a period of three years following the Effective Date, the Pre-Petition Lenders and Exit Lenders shall agree to forbear from foreclosing on their collateral, accelerating their indebtedness or exercising any remedy against the Indemnitors specifically to dispossess any Indemnitor of any of its assets or cease operations without Travelers' prior written consent, subject to the exceptions and for the periods specified in Schedule B to the Plan.

Interest, Premiums
and Commissions:                    As specified in Schedule B to the Plan.

Closing Fee:                        There shall be no closing fee provided that
                                    the Indemnitors shall timely pay the amounts required under subsection (k) of the Conditions of Provision of Exit Bonding
                                    Facility.

Documentation:                      The Exit Bonding Facility documents will
                                    contain customary representations and
                                    warranties, conditions precedent, covenants, events of default and other provisions appropriate for transactions of this size, type and purpose and shall be acceptable to Travelers and its counsel and Obligor and its counsel in every respect.

Covenants:                          The Exit Bonding Facility shall contain
                                    customary affirmative and negative
                                    covenants, including those specified in
                                    Schedule B to the Plan.

Events of Default:                  Usual and customary for facilities of this
                                    type, including but not limited to those specified in Schedule B to the Plan.

Conditions of
Provision of
Exit Bonding Facility:              As specified in Schedule B to the Plan.

Conditions of
Each Extension
of Credit:                          As specified in Schedule B to the Plan.



Trust Funds:                        All payments due, or received for or on
                                    account of any contract of any Indemnitor that is the subject of a Bond, shall be held in trust as trust funds by Indemnitors for the benefit and payment of all obligations for which Travelers may be liable under any Bond. For so long as there shall be no event of default under the Exit Bonding Facility, Indemnitors may collect and make use of bonded receivables in the ordinary course of business, subject to the Indemnitors' obligations under any relevant agreement and applicable law to satisfy bonded claims.

Governing Law:                      The State of New York.

         D.       NEW RAILWORKS SECURED LOAN

                  On the Effective Date, the Reorganized Debtors will enter into and execute the New Railworks Secured Loan. Pursuant to the terms and conditions of the Plan, the lenders under the New Railworks Secured Loan shall be the holders of Non-Exit Lenders Pre-Petition Lenders Claims as of the Effective Date. Subject to revision and modification prior to the Effective Date, the New Railworks Secured Loan shall contain the terms and conditions identified in Schedule D to the Plan, including the following terms and conditions, among others:

Credit Facility:                    A $100 million term loan facility.

Borrower:                           Reorganized Railworks.

Guarantors:                         All existing and future direct and indirect
                                    domestic subsidiaries of the Borrower.

Administrative Agent:               BoA, as sole and exclusive administrative
                                    and collateral agent.

Initial Lenders:                    Holders of Non-Exit Lenders Pre-Petition
                                    Lenders Claims.

Interest Rates:                     The facility shall bear interest at a rate
                                    equal to one, two, three or six-month LIBOR plus 4.0% per annum and shall be paid on the last day of each applicable interest period.

Fees: The Borrower shall pay an annual Administrative Agent's Fee and Collateral Agent's Fee.

Maturity:                           Maturity of the facility will be two (2)
                                    years from the date of closing, unless
                                    extended by the Borrower as described below.

                                    Assuming that no event of default has
                                    occurred and is continuing, prior to
                                    maturity, and each year thereafter, the
                                    Borrower shall have the sole and exclusive option of extending the facility for an additional year upon payment of the applicable Extension Fee to the Administrative Agent for the ratable benefit of the Lenders; provided that under no circumstances may the Borrower extend the maturity date beyond the fifth anniversary of the date of closing.

                                    The Extension Fee for each applicable
                                    extension is set forth below:

                                    $ 5,000,000    Extension to 3rd anniversary
                                    $ 5,000,000    Extension to 4th anniversary
                                    $10,000,000    Extension to 5th anniversary

                                    The Borrower shall have the option of
                                    financing any applicable Extension Fee (at the interest rate and according to the terms and conditions set forth in the facility) by adding such amount to the existing principal balance under the facility, re-executing a new note to reflect such financing, and delivering the new note to the Agent at or prior to maturity.

Scheduled Amortization:             The outstanding principal amount of the
                                    facility shall be repaid pursuant to the following schedule:

                                    Installment of $1 million on December 31,
                                    2002

                                    Quarterly installments of $1.875 million in
                                    2003

                                    Quarterly installments of $3.5 million in 2004, and to the extent the facility is extended as provided above, in 2005, 2006 and 2007

                                    All unpaid principal shall be due and
                                    payable at maturity.

Security:                           The facility shall be secured by a first
                                    priority perfected security interest,
                                    subject only to the security interest
                                    granted in connection with the New Wood
                                    Waste Secured Loan, in all present and
                                    future assets and properties of the Borrower and each of the Guarantors, and all proceeds thereof, other than accounts receivable, retention receivables and inventory; said security interest to include, without limitation, real property, machinery, equipment, contracts, trademarks, copyrights, patents, license rights and general intangibles (including certain legacy claims identified in the facility).

                                    The facility shall be secured by a second priority perfected security interest, subject only to the security interest granted in connection with the New Wood Waste Secured Loan and the security interest granted in connection with the Exit Facility, in all present and future accounts receivable, retention receivables and inventory of the Borrower and each of the Guarantors, and all proceeds thereof.

Mandatory Prepayments:              As specified in Schedule D to the Plan.

Initial Conditions Precedent:       The effectiveness of the facility shall be
                                    subject to customary conditions precedent including those specified in Schedule D to the Plan.

Representations and Warranties:     As specified in Schedule D to the Plan.

Affirmative, Financial
and Negative Covenants:             As specified in Schedule D to the Plan.

Events of Default:                  Usual and customary for transactions of this
                                    type.

Intercreditor Agreement:            As specified in Schedule D to the Plan.

         E.       NEW WOOD WASTE SECURED LOAN

                  On the Effective Date, Reorganized Wood Waste and BoA will enter into and execute the New Wood Waste Secured Loan. Subject to revision and modification prior to the Effective Date, the New Wood Waste Secured Loan shall contain the terms and conditions identified in Schedule I to the Plan, including the following terms and conditions, among others:

Credit Facility:                    A $999,197.83 (plus post-petition accrued
                                    interest to the Effective Date as determined in accordance with the Wood Waste Credit
                                    Agreement) term loan facility.

Borrower:                           Reorganized Wood Waste Energy, Inc.

Guarantors:                         None (but Lender reserves rights to proceed
                                    against existing non-debtor guarantors).

Initial Lender:                     BoA

Interest Rates:                     The facility shall bear interest at a
                                    rate equal to the Prime Rate plus 1.5% per annum and shall be paid quarterly in arrears. The interest rate shall be subject to scheduled increases.

Fees:                               None.

Final Maturity:                     Final maturity of the facility will be last
                                    day of the calendar month that is twenty
                                    (20) full calendar months after the
                                    occurrence of the Effective Date (but not to occur after June 1, 2004).

Scheduled Amortization:             The facility shall be repaid over twenty
                                    (20) level monthly installments of principal and interest (but not to extend beyond June
                                    1, 2004).

Security:                           The facility shall be secured by a
                                    first priority perfected security
                                    interest in all present and future
                                    assets and properties of the Borrower
                                    (including, without limitation, real
                                    property, accounts receivable,
                                    inventory, machinery, equipment,
                                    contracts, trademarks, copyrights,
                                    patents, license rights and general
                                    intangibles).

Representations and Warranties:     Usual and customary for transactions of this
                                    type.

Covenants:                          Usual and customary for transactions of this
                                    type.

Events of Default:                  Usual and customary for transactions of this
                                    type.

         F. TERMINATION AND DISCHARGE OF ALL EXISTING DEBTS, CLAIMS AND EQUITY INTERESTS

                  Except as expressly provided for in the Plan or in the Confirmation Order, the rights afforded in, and the payments and distributions made under, the Plan will:

         - discharge all existing debts and Claims, and terminate all Equity Interests of any kind, nature or description against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code; and

         - result in all holders of Claims and Equity Interests being precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based on any act or omission, transaction, or other activity of any kind or nature that occurred before the Effective Date, whether or not the holder of that Claim or Equity Interest Filed a proof of claim or proof of equity interest.

                  The effect of these provisions will be that on the Effective Date, in consideration of the distributions to be made under the Plan, the Pre-Petition Credit Agreement, the Senior Subordinated Notes, common stock, stock options, stock-based compensation, any documents and agreements relating thereto, and all other Claims and Equity Interests will be cancelled, and all obligations of the Debtors under or in respect of them will be terminated.

                  Each holder of an Equity Interest that is cancelled pursuant to the Plan will neither receive nor retain any property or interest in property on account of such Equity Interest. These provisions will have the effect of allowing Reorganized Railworks to dissolve or maintain those of its direct and indirect subsidiaries as it deems necessary for corporate organizational purposes.

         G.       DEEMED CONSOLIDATION OF DEBTORS

                  Confirmation of the Plan shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the deemed consolidation of the Reorganization Cases for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. Accordingly, (i) all assets and liabilities of the Subsidiary Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Railworks, (ii) no distributions shall be made under the Plan on account of Interdebtor Claims among the Debtors except as may otherwise be provided in the Plan, (iii) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and (iv) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Debtors shall be deemed Filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors.

                  Notwithstanding the foregoing, such deemed consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect Restructuring Transactions as provided in section 5.16 of the Plan, (ii) Interdebtor Claims by and among the Debtors or Reorganized Debtors, (iii) Non-Debtor Subsidiaries Claims, (iv) Subsidiary Debtors Equity Interests, (v) pre- and post-Petition Date guarantees that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, or (b) pursuant to the Plan, (vi) any of Travelers' Surety Rights, and (vii) any of the rights of either the PBGC or the Pension Plan with respect to the Pension Plan.

                  The deemed consolidation contemplated by the Plan will create a single fund from which all claims against the Debtors, taken as a whole, are satisfied. Consequently, a creditor of one of the consolidated debtors is treated as a creditor of the consolidated group of debtors and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored. However, the deemed consolidation does not affect the debtors' separate corporate existence or independent ownership of property for any purposes other than for making distributions of property under a plan of reorganization or otherwise as necessary to implement the plan.

                  The power to consolidate interrelated reorganization cases in this manner arises from the general equitable powers of a bankruptcy court set forth in section 105 of the Bankruptcy Code. Numerous courts have stated that the appropriateness of such consolidation is to be determined on a case-by-case basis. Among the factors courts consider in determining whether to allow such consolidation are: (a) whether creditors dealt with the debtor entities as a single economic unit and did not rely on their separate identities in extending credit, and (b) whether the affairs of the debtors are so entangled that the consolidation will benefit all creditors of the debtors' estates. A significant factor considered by courts also is whether creditors are prejudiced or harmed by the consolidation.

                  In determining whether to permit the deemed consolidation, it is likely that the Bankruptcy Court will consider the following additional factors: (a) the presence or absence of consolidated financial statements; (b) the existence of inter-company guaranties or loans; (c) the unity of interest and ownership between the various corporate entities; (d) the transfer of assets without formal observance of corporate formalities; (e) the degree of difficulty in segregating and ascertaining individual assets and liabilities; (f) common directors and/or officers shared by the parents, affiliates and subsidiaries; and (g) whether the debtors' estates would realize cost reductions that could result in increased distributions to creditors through consolidation of the debtors' operations at fewer locations.

                  There is ample factual basis for the deemed consolidation of the Debtors. First, given the enterprise value of the Debtors and the fact that unsecured creditors would not be entitled to any recovery in these cases based upon a strict application of the absolute priority rule, there is absolutely no prejudice to unsecured creditors from the deemed consolidation of the Debtors proposed under the Plan. The Debtors believe that this factor, standing alone, is sufficient to justify the deemed consolidation contemplated by the Plan.

                  Second, the holders of the Pre-Petition Lenders Claims dealt with all of the Debtors as a single economic unit and did not rely on their separate identity in extending credit. Specifically, all of the Debtors are obligors under the credit agreement governing the Pre-Petition Lenders Claims. In addition, all of the Debtors granted first priority security interests in substantially all of their unencumbered assets (and junior security interests in properties already subject to liens) to secure the Pre-Petition Lenders Claims. This factor also justifies the deemed consolidation proposed by the Plan.

                  Third, like the Pre-Petition Lenders, Travelers dealt with all of the Debtors as a single economic unit and did not rely on their separate identity in providing surety bonds and credit to the Debtors. Specifically, all of the Debtors are indemnitors under the Travelers related surety agreements governing the Travelers Pre-Petition Bond Claims. Likewise, the holders of the Senior Subordinated Notes and Senior Subordinated Note Claims dealt with all of the Debtors as a single economic unit, inasmuch as each of the Debtors are obligors under the indenture governing such claims. This course of dealing and expectations of Travelers and the holders of the Senior Subordinated Note Claims also justify the deemed consolidation proposed by the Plan.

                  Finally, the books and records of the Debtors reflect a large amount of intercompany claims reflecting, among other things, advances from Railworks to fund the operations of the corporate family, upstreamed funds from other Debtors to enable Railworks and other Debtors to make payments to creditors, the allocation of corporate overhead, and the transfer of other property from one Debtor to another. In view of the complexity of such transactions and the adjustments that have been made over time, it would be difficult to reconcile intercompany claims without embarking on a difficult and unnecessary effort that would not benefit creditors given the circumstances of these cases.

                  In light of the above, among other factors, the Debtors believe that the deemed consolidation is appropriate and will facilitate confirmation of the Plan and foster similarity and fairness of treatment of holders of Claims. Unless the deemed consolidation has been approved by a prior order of the Bankruptcy Court, the Plan will serve as a motion seeking entry of an order consolidating the Reorganization Cases for purposes of the Plan. Unless an objection to the deemed consolidation is made in writing by any party in interest affected by the Plan no later than the deadline for the filing of objections to the Plan, the Consolidation Order may be entered by the Bankruptcy Court. If any objections are timely filed, a hearing will be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

         H.       RESTRUCTURING TRANSACTIONS

                  Pursuant to section 5.16 of the Plan, on and after the Effective Date, (subject to the consent of GOF and Stonehill, which consent shall not be unreasonably withheld), and subject to and only to the extent permitted by applicable law, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). While the Debtors presently do not contemplate any specific Restructuring Transactions, the actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

         I.       MANAGEMENT RIGHTS AGREEMENT

                  On the Effective Date, Reorganized Railworks and Matlin Patterson Global Opportunities Partners L.P. shall enter into the Management Rights Agreement. It is anticipated that the Management Rights Agreement will be substantially similar to the management rights agreement approved by the Bankruptcy Court after a hearing held on May 24, 2002. A proposed order has been submitted to the Bankruptcy Court consistent with its May 24th ruling.

         J.       DIVIDENDS

                  It is expected that the terms of the Exit Facility and the New Railworks Secured Loan will restrict Reorganized Railworks' ability to pay dividends, and it is not anticipated that any cash dividends will be paid on the New Railworks Common Stock for the foreseeable future.

         K.       APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

      THE ISSUANCE AND RESALE OF THE NEW RAILWORKS PREFERRED STOCK, THE NEW RAILWORKS SERIES B WARRANTS AND THE NEW RAILWORKS COMMON STOCK RAISE ISSUES
                    UNDER FEDERAL AND STATE SECURITIES LAWS.

             The issuance and resale of the New Railworks Preferred
             Stock, the New Railworks Series B Warrants and the New
               Railworks Common Stock under the Plan raise certain
           securities law issues under the Bankruptcy Code and federal and state securities laws that are discussed in this section.
            The information in this section should not be considered
            applicable to all situations or to all holders of Claims receiving New Railworks Preferred Stock, the New Railworks
   Series B Warrants and/or New Railworks Common Stock under the Plan. Holders of Claims should consult their own legal counsel concerning the facts and circumstances relating to the transfer of the Plan Securities.

                  No registration statement will be filed under the Securities Act or any state securities laws relating to the initial offer, authorization and distribution on the Effective Date under the Plan of the New Railworks Preferred Stock, the New Railworks Series B Warrants and the New Railworks Common Stock. The Debtors believe that the provisions of section 1145(a)(l) of the Bankruptcy Code exempt the initial offer, authorization and distribution of the Plan Securities on the Effective Date under the Plan from federal and state securities registration requirements.

                  Similarly, no registration statement will be filed under the Securities Act or any state securities laws relating to the issuance of New Railworks Series B Preferred Stock or New Railworks Common Stock in connection with the exercise of rights under the New Railworks Series C Preferred Stock, the New Railworks Series B Warrants or the New Railworks Series B Preferred Stock, as applicable. The Debtors believe that the provisions of section 1145(a)(2) of the Bankruptcy Code, as well as (in some cases) certain provisions of the federal securities laws, exempt the offer, authorization and distribution of the New Railworks Series B Preferred Stock and the New Railworks Common Stock upon the exercise of such rights from federal and state securities registration requirements.

         1.       INITIAL OFFER AND SALE OF SECURITIES

                  Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and under state securities laws if three principal requirements are satisfied:

         - the securities must be offered and sold "under a plan" of reorganization and must be securities of the debtors, of an affiliate "participating in a joint plan" with the debtors or of a successor to the debtors under the plan;

         - the recipients of the securities must hold a pre-petition or administrative expense claim against the debtors or an interest in the debtors or such affiliate; and

         - the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtors, or "principally" in such exchange and "partly" for cash or property.

                  The Debtors believe that the offer and sale of the New Railworks Preferred Stock, the New Railworks Series B Warrants and the New Railworks Common Stock under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are therefore exempt from registration under the Securities Act and state securities laws.

                  Section 1145(a)(2) of the Bankruptcy Code exempts the offer of a security through the offer and sale of any warrant, option or right to subscribe that was offered and sold under a plan of reorganization in accordance with section 1145(a)(1) of the Bankruptcy Code and the sale of a security upon the exercise of such a warrant, option or right to subscribe. The Debtors believe that the offer and sale of the New Railworks Series B Preferred Stock and the New Railworks Common Stock in connection with exercise of the rights under the New Railworks Series C Preferred Stock, the New Railworks Series B Warrants and the New Railworks Series B Preferred Stock, as applicable, satisfy the requirements of section 1145(a)(2) of the Bankruptcy Code, as well as (in some cases) certain provisions of the federal securities laws, and are therefore exempt from registration under the Securities Act and state securities laws.

                  In connection with the confirmation of the Plan, the Debtors will seek from the Bankruptcy Court an order to the effect that:

         - the offer and sale of the New Railworks Preferred Stock, the New Railworks Series B Warrants and the New Railworks Common Stock under the Plan are exempt from registration under the Securities Act and state securities laws under section 1145(a)(1) of the Bankruptcy Code; and

         - the offer and sale of the New Railworks Series B Preferred Stock and the New Railworks Common Stock to be purchased upon exercise of the rights under the New Railworks Series B Warrants, the New Railworks Series B Preferred Stock and the New Railworks Series C

                  Preferred Stock, as applicable, are exempt from registration under the Securities Act and state securities laws under section 1145(a)(2) of the Bankruptcy Code.

                  2.       SUBSEQUENT TRANSFERS UNDER FEDERAL SECURITIES LAWS

                  The New Railworks Preferred Stock, the New Railworks Series B Warrants, the New Railworks Common Stock, and the New Railworks Common Stock issuable upon conversion of certain of the New Railworks Preferred Stock distributed under the Plan will not be "restricted securities" within the meaning of Rule 144 under the Securities Act.

                  In general, all resales and subsequent transactions involving the New Railworks Preferred Stock, the New Railworks Series B Warrants and the New Railworks Common Stock, as applicable, offered and sold under the Plan or upon the exercise of rights under the New Railworks Series B Warrants and the New Railworks Preferred Stock will be exempt from registration under the Securities Act under section 4(1) of the Securities Act, UNLESS the holder is deemed to be an "underwriter" with respect to such securities, an "affiliate" of the issuer of such securities or a "dealer." Section 1145(b)(1) of the Bankruptcy Code defines four types of "underwriters":

         - persons who purchase a claim against, an interest in, or a claim for administrative expense against the Debtors with a view to distributing any security received or to be received in exchange for such a claim or interest ("accumulators");

         - persons who offer to sell securities offered or sold under a plan for the holders of such securities ("distributors");

         - persons who offer to buy securities offered or sold under a plan from the holders of the securities, if the offer to buy is (a) with a view to distributing such securities and (b) made under an agreement in connection with the plan or with the offer or sale of securities under the plan; and

         - a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

                  Under section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer, which means any person directly or indirectly controlling or controlled by the issuer or any person under direct or indirect common control with the issuer. Under section 2(12) of the Securities Act, a "dealer" is any person who engages either for all or part of his or her time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person. Whether or not any particular person would be deemed to be an "underwriter" or an "affiliate" with respect to any security to be issued under the Plan, or would be deemed a "dealer", would depend on various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any person would be an "underwriter" or an "affiliate" with respect to any security to be issued under the Plan or would be a "dealer."

                  In connection with prior bankruptcy cases, the staff of the Commission has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization are exempt from the registration under the Securities Act if effected in "ordinary trading transactions." The staff of the Commission has indicated in this context that a transaction may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market at a time when the issuer of the security is a reporting company under the Exchange Act and does not involve any of the following factors:

         - (a) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities, or (b) concerted action by distributors on behalf of one or more such recipients in connection with such sales, or (c) both;

         - use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a disclosure statement and supplements thereto and documents filed with the Commission under the Exchange Act; or

         - special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid under arms' length negotiations between a seller and a broker or dealer each acting unilaterally, and not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

                  The views of the Commission on these matters have not been sought by the Debtors and, therefore, no assurance can be given regarding the proper application of the "ordinary trading transaction" exemption described above. Any persons intending to rely on such exemption are urged to consult their own counsel as to the applicability thereof to their circumstances.

                  In addition, Rule 144 provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by "affiliates" of the issuer of such securities. Rule 144 allows a holder of securities that is an affiliate of the issuer of such unrestricted securities to sell, without registration, within any three month period a number of shares of such unrestricted securities that does not exceed the greater of one percent of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer.

                  Under the Registration Rights Agreement, certain holders of New Railworks Common Stock (including after deemed exercise of New Railworks Series B Warrants and conversion of the New Railworks Series B Preferred Stock and conversion of the New Railworks Series C Preferred Stock but excluding such holdings solely by virtue of New Management Equity Awards) will be entitled, under certain circumstances, to require Reorganized Railworks to register the resale of their New Railworks Common Stock under the Securities Act. However, no registration rights will be provided with respect to other holders of New Railworks Common Stock. See section II.C., "Registration Rights Agreement."

 THE NEW RAILWORKS PREFERRED STOCK, THE NEW RAILWORKS SERIES B WARRANTS AND THE
   NEW RAILWORKS COMMON STOCK MAY NOT BE FREELY TRADABLE UNDER U.S. SECURITIES
                                      LAWS

              Given the complex nature of the question of whether a
          particular person may be an underwriter, the Debtors make no representations concerning the right of any person to trade in the New Railworks Preferred Stock, the New Railworks
           Series B Warrants and the New Railworks Common Stock to be
           distributed under the Plan. The Debtors recommend that any person that receives New Railworks
           Preferred Stock, the New Railworks Series B Warrants and/or
          New Railworks Common Stock under the Plan consult his or her own counsel concerning whether
                     they may freely trade such securities.



                  3.       SUBSEQUENT TRANSFERS UNDER STATE LAW

                  The state securities laws generally provide registration exemptions for subsequent transfers made as part of an isolated transaction by a bona fide owner for his or her own account and subsequent transfers to qualifying institutional or accredited investors. Such exemptions are generally expected to be available for subsequent transfers of New Railworks Preferred Stock, New Railworks Series B Warrants, New Railworks Common Stock, and New Railworks Common Stock issuable upon exercise of rights under the New Railworks Preferred Stock.

                  Any person intending to rely on these exemptions is urged to consult his or her own counsel as to their applicability to his or her circumstances.

         L.       CERTAIN TRANSACTIONS BY STOCKBROKERS

                  Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of this Disclosure Statement (and any supplements, if ordered by the Bankruptcy Court) at or before the time of delivery of securities issued under the Plan to their customers for the first 40 days after the Effective Date. This requirement specifically applies to trading and other after-market transactions in the securities.

         M. FRACTIONAL SHARES -- DISTRIBUTION OF NEW RAILWORKS PREFERRED STOCK, NEW RAILWORKS COMMON STOCK AND NEW RAILWORKS SERIES B WARRANTS; CASH IN LIEU OF DE MINIMIS NEW RAILWORKS COMMON STOCK DISTRIBUTIONS TO CLASS 9

                  No fractional shares of New Railworks Common Stock or New Railworks Preferred Stock, no fractional New Railworks Series B Warrants, or Cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New Railworks Common Stock or New Railworks Preferred Stock, and fractional New Railworks Series B Warrants shall be rounded down to the next whole number or zero, as applicable, and any percentage mentioned herein shall be deemed to be modified to give effect to such rounding. Notwithstanding anything to the contrary herein, in the event that Reorganized Railworks reasonably determines that distributions of New Railworks Common Stock to holders of Allowed Class 9 Claims could result in public filing obligations under any applicable state, federal or non-United States securities laws, Reorganized Railworks shall have the option of distributing Cash to holders of Allowed Class 9 Claims in lieu of such stock (determined by smallest Allowed Claim amount first) that would result in fewer than the threshold number of holders of New Railworks Common Stock, such Cash to be in an amount equal to the value as determined by the Bankruptcy Court in connection with confirmation of the

Plan, as of the Effective Date, of the New Railworks Common Stock that otherwise would have been distributed.

         N.       TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  1.       GENERALLY

                  The Plan incorporates the compromise and settlement of various issues that were resolved through negotiations among the Debtors, the DIP Lenders, the Pre-Petition Lenders, Travelers, GOF and Stonehill. In connection with these negotiations, certain of the parties have agreed that certain distributions to which they would otherwise be entitled will be made available to the holders of junior claims to promote confirmation of the Plan.

                  Holders of Claims against or Equity Interests in the Debtors will receive the treatment under the Plan on account of such Claims or Equity Interests described in the table and discussion in section I.E., "Summary of Distributions to be Made Under the Plan".

                  2.       SETOFFS AND RECOUPMENTS

                  Except with respect to the Assumed Bonded Claims, the Travelers Pre-Petition Bonds Claims, the Pre-Petition Lenders Claims and the Senior Subordinated Notes Claims, the Debtors and the Reorganized Debtors may, but shall not be required to, set off against or recoup from any Claim and the payments to be made in respect of such Claim (for purposes of determining the allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that any of the Debtors, the Estates or the Reorganized Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claim any of the Debtors, the Estates, or the Reorganized Debtors may have against the holder of such Claim.

                  3.       NEW RAILWORKS COMMON STOCK AMOUNT ADJUSTMENT

                  In the event Class 9 votes to reject the Plan, the 30,000 shares of New Railworks Common Stock otherwise authorized to be issued in respect of the Class 9 Common Stock Distribution shall not be issued and the number and relevant terms of the Plan Securities otherwise authorized to be distributed under the Plan shall be adjusted accordingly.

                  4. ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST.

                  To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

         O.       CONDITIONS TO CONFIRMATION AND CONSUMMATION

                  Under section 9.1 of the Plan, the Plan may not be confirmed unless the proposed Confirmation Order is in form and substance acceptable to the Debtors, the DIP Lenders, GOF and Stonehill.

                  The Debtors shall have the right to waive this condition precedent at any time without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with confirmation of the Plan, subject to the consent of the DIP Lenders, GOF and Stonehill, which consent shall not be unreasonably withheld.

                  Under section 10.1 of the Plan, the occurrence of the Effective Date is subject to:

         -        the Exit Facility being executed and delivered consistent with section 5.2 of the Plan and all conditions to the initial draw thereunder having been satisfied in accordance with the terms thereof;

         - the Plan Documents to be entered into (rather than assumed) by the Reorganized Debtors being executed and delivered in a form reasonably satisfactory to the Debtors, the Reorganized Debtors, the DIP Lenders, BoA, GOF and Stonehill;

         - the statutory fees owing to the United States Trustee under 28 U.S.C.ss.1930 as of the Confirmation Date shall have been paid in full;

         -        the Confirmation Order having become a Final Order;

         - the Debtors having reserved a sufficient amount of Cash to satisfy Allowed Administrative Claims due and owing as of the Effective Date and Fee Claims accrued and unpaid as of the Effective Date;

         - the Debtors having sufficient Cash on hand and/or borrowing availability under the Exit Facility to make all distributions required on the Effective Date under the Plan; and

         - all other actions, authorizations, consents and regulatory approvals (including, without limitation, any approvals required under the HSR Act) required (if any) and all Plan Documents necessary to implement the provisions of the Plan shall have been obtained, effected or executed in a manner acceptable to the Debtors, the DIP Lenders, GOF and Stonehill or, if waivable, waived by the Person or Persons entitled to the benefit thereof.

                  Pursuant to section 10.2 of the Plan, if each condition to the Effective Date has not been satisfied or duly waived within sixty (60) days after the Confirmation Date, then (unless the period for satisfaction or waiver of conditions has been extended at the option of the Debtors for a period not exceeding 120 days) upon motion by any party in interest, made before the time that each of the conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before a Final Order granting such motion is entered by the Bankruptcy Court. If the Confirmation Order is vacated pursuant to section 10.2 of the Plan, the Plan shall be deemed null and void in all respects, including without limitation the discharge of Claims pursuant to section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases provided for herein, and nothing contained in the Plan shall
(1) constitute a waiver or release of any claims by, or Claims against, the Debtors or (2) prejudice in any manner the rights, claims, or defenses of any Debtor.

                  Under section 10.3 of the Plan, the Debtors shall have the right to waive the conditions precedent to the Effective Date set forth in section 10.1 of the Plan at any time without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with consummation of the Plan, subject to the consent of the DIP Lenders, GOF and Stonehill, which consent shall not be unreasonably withheld. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or Reorganized Debtors, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

         P.       BOARD OF DIRECTORS

                  Section 5.14 of the Plan specifies that the initial Board of Directors of Reorganized Railworks shall consist of five (5) members, three (3) to be selected by GOF and Stonehill and two (2) to be selected by the Debtors. Included as part of the Plan Supplement, the Debtors shall File with the Bankruptcy Court a schedule setting forth the names of the persons to be appointed as the directors of Reorganized Railworks under the Plan. Subject to applicable non-bankruptcy law and any vacancy caused by death, disability or resignation, the initial Board of Directors of Reorganized Railworks shall serve until the first annual meeting of the holders of the New Railworks Common Stock. Thereafter, the Board of Directors of Reorganized Railworks will be elected in accordance with the Amended Certificate of Incorporation and Amended Bylaws and applicable nonbankruptcy law.

                  The initial Board of Directors or other internal governing body, as applicable, of each Reorganized Debtor other than Reorganized Railworks shall be those directors identified on a schedule to be included in the Plan Supplement, who shall continue in place until removed or replaced pursuant to applicable law or in accordance with such Reorganized Debtor's corporate governance procedures.

                  On the Effective Date, the officers of the Reorganized Debtors shall be those officers identified on a schedule to be included in the Plan Supplement. Such Officers shall serve in accordance with any employment agreement with and corporate governance practice of the Reorganized Debtors and applicable nonbankruptcy law. As set forth in Section VIII(A)(2) below, Railworks recently has employed, subject to Bankruptcy Court approval, Mr. Ab Rees as Chairman and Chief Executive Officer, and Mr. James Kimsey as Chief Operating Officer. The base salaries of Mr. Rees and Mr. Kimsey are $450,000 and $425,000, respectively. In addition to Messrs. Rees and Kimsey, it is expected that the respective presidents of the Debtors' Product and Services and Transit divisions, which individuals are William Donley and C.W. Moore, will continue in their respective positions following the Effective Date. Messrs. Donley and Moore's base salaries are $200,000 and $225,000, respectively. On or about August 6, 2002, it was determined that that the employment of Robert Wolff, presently president of the Debtors' Track Systems Group, would be terminated.

         Q.       COMPENSATION AND BENEFIT PROGRAMS

                  Unless terminated, on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date shall continue after the Effective Date. Nothing contained herein, however, shall restrict the Reorganized Debtors' rights to modify the terms and conditions of the Debtors' compensation and benefit programs, as otherwise permitted pursuant to the terms of the applicable plans or non-bankruptcy law.

                  BT&E sponsors and administers the Pension Plan, a defined benefit pension plan covered by Title IV of ERISA. Effective as of June 30, 2000, the Pension Plan was amended to cease and freeze future benefit accruals under and new participants in the Pension Plan. BT&E intends to continue the Pension Plan in its frozen state following the Effective Date. As part of its continuation of the Pension Plan in its frozen state, BT&E intends to meet the minimum funding standards under ERISA and the Internal Revenue Code, pay all PBGC insurance premiums, and administer and operate the Pension Plan in its frozen state in accordance with its terms and ERISA. Nothing in the Plan shall be deemed to discharge, release, exculpate or relieve the Debtors, Reorganized Debtors, or any other party from any current or future liability with respect to the Pension Plan. Neither PBGC nor the Pension Plan shall be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or confirmation.

         R.       OFFICERS' AND DIRECTORS' INDEMNIFICATION RIGHTS

                  Section 8.6 of the Plan provides that any obligation of one or more of the Debtors, pursuant to their corporate charters and bylaws or agreements entered into any time prior to the Petition Date, to indemnify a Representative with respect to all present and future actions, suits and proceedings against a Debtor or a Representative, based upon any act or omission for or on behalf of a Debtor shall not be discharged or impaired by confirmation or consummation of the Plan, whether or not a proof of claim was Filed; provided, however, that the Debtors' obligations to indemnify a Representative shall be limited (i) to the extent of available insurance coverage, and (ii) to payment of any applicable deductibles related to such insurance coverage.

                  The extent of the Debtors' available director and officer liability insurance coverage may be summarized as follows: (a) $25 million in aggregate coverage (with a $5 million primary policy from National Union Fire Insurance Co. of Pittsburgh, PA, and four $5 million excess policies provided by various insurance providers); (b) the current coverage expires August 8, 2002, although the Debtors are in the process of extending the existing coverage through July 29, 2003 (although it has yet to be bound); and (c) the $5 million primary policy is a standard claims made policy, with defense costs included in the limits and a retention (deductible) per loss of $250,000 for securities claims and $100,000 for all other claims.


         S.       NEW MANAGEMENT INCENTIVE AND RETENTION PROGRAM

                  Section 5.9 of the Plan provides that on the Effective Date, Reorganized Railworks is authorized to, and shall adopt and implement, the New Management Incentive and Retention Plan without the need for any further corporate action or shareholder approval. On the Effective Date Reorganized Railworks is further authorized (i) to grant restricted stock awards covering shares of New Railworks Common Stock and (ii) to grant options to purchase shares of New Railworks Common Stock, and to issue the shares of New Railworks Common Stock issuable upon the exercise of such options, under the New Management Incentive and Retention Plan in accordance with the terms therein.

                  The Debtors believe that programs like the New Management Incentive and Retention Plan, which will be included within the Plan Supplement and be filed at least five days prior to the Voting Deadline, are appropriate executive retention programs that are necessary to incentivize key employees to remain in a company's employ. Although the New Management Incentive and Retention Plan still is being developed, none of the equity or other awards that will be made available thereunder will be on account of any existing stock or claims of eligible employees.

         T. ISSUANCE AND TRANSFERS OF COMMON STOCK OF THE SUBSIDIARIES; DISTRIBUTION OF NEW RAILWORKS COMMON STOCK ON BEHALF OF SUBSIDIARY DEBTORS

                  Subject to any Restructuring Transactions, on the Effective Date holders of Subsidiary Debtors Equity Interests will retain their interests.

                  The distribution of New Railworks Common Stock to the creditors of each of the Subsidiary Debtors shall be made by Railworks on behalf of the applicable Subsidiary Debtors. The New Railworks Common Stock so distributed by Railworks to the creditors of a Subsidiary Debtor shall be treated as a direct or indirect capital contribution by Railworks to the applicable Subsidiary Debtor.

         U.       SURETY RIGHTS

                  Nothing contained in the Plan shall affect the Surety Rights of the Pre-Petition Sureties.

         V.       TRAVELERS BONDED CLAIMS

                  All Claims and obligations bonded by Travelers prior to the Petition Date shall become obligations of the Reorganized Debtors as provided in the Plan. All Claims and obligations bonded by Travelers prior to the Petition Date arising pursuant to or in connection with any executory contract previously assumed by the Debtors shall be satisfied in accordance with the terms of such assumption as approved by Final Order of the Bankruptcy Court. All Claims and obligations bonded by Travelers prior to the Petition Date arising pursuant to or in connection with any executory contract not previously assumed by the Debtors, and all Claims and obligations bonded by Travelers prior to the Petition Date other than pursuant to or in connection with any executory contract shall be reinstated and satisfied in full either (i) in accordance with the provisions of any Final Order of the Bankruptcy Court including, without limitation, the Confirmation Order, or (ii) in accordance with their terms.

         W.       LITIGATION TRUST

                  As of the Effective Date, if, and only if, Class 9 votes to accept the Plan, the Litigation Trust shall be created, all Litigation Trust Claims shall be transferred thereto and the Creditors' Committee shall be entitled to appoint the Litigation Trustee. If Class 9 votes to reject the Plan, the Litigation Trust shall not be created, and all claims or Causes of Action that were to constitute Litigation Trust Claims shall remain held by, and for the benefit of, the Reorganized Debtors. The Litigation Trust shall be funded by the Litigation Trust Financing. In no event shall the Debtors or the Reorganized Debtors have any obligation to fund the Litigation Trust or its activities beyond the Litigation Trust Financing. Proceeds from Litigation Trust Claims held by the Litigation Trust shall be distributed to holders of Class 9 Claims entitled to receive distributions from the Litigation Trust in accordance with the terms and conditions of the Litigation Trust Agreement subject to applicable terms and conditions of the Plan.

                  As set forth above, Litigation Trust Claims are claims for the avoidance of any transfer by or obligation of the Estates or the Debtors under chapter 5 of the Bankruptcy Code or the recovery of the value of such transfer; provided, however, that no such claim shall exist against a Creditor whose claim was paid pursuant to orders authorizing the assumption of executory contracts or unexpired leases and orders authorizing the payment of certain pre-petition obligations to critical vendors and service providers.

                  The Debtors have not conducted an in-depth investigation concerning the extent, validity or potential value to these estates with respect to Litigation Trust Claims. The Debtors note, however, that the Committee's financial advisors, at their request, have examined and been provided access to substantial documentation with respect to potential avoidance actions under chapter 5 of the Bankruptcy Code. Accordingly, if Class 9 votes to accept the Plan and the Litigation Trust is established, the Debtors expect that the Committee and its financial advisers will be in a position to advise the Litigation Trustee as to those Litigation Claims (if any) that may be valuable causes of action that should be pursued. It should be noted, however, that there can be no assurance that any valid Litigation Claims exist and that, even if valid Litigation Claims do exist, that they would yield any significant recoveries to creditors in these cases.

         X.       RELEASES AND INJUNCTIONS(10)

                  1.       RELEASES BY DEBTORS, REORGANIZED DEBTORS AND ESTATES.

-------------------------

(10) The SEC Staff has taken the position that a release of third-party claims against third-party non-debtors under a plan of reorganization is generally not allowed, may be challenged in connection with confirmation of the Plan and generally may not be approved by a bankruptcy court under applicable law. To the extent that applicable law does not allow all or party of the releases contemplated in section
         11.6 of the Plan, only those provisions of the releases that are enforceable under applicable law (if any) would be effected by such section of the Plan.

                  SECTION 11.6.(a) OF THE PLAN PROVIDES THAT ON THE EFFECTIVE DATE EACH OF THE DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS-IN-POSSESSION, FOR AND ON BEHALF OF THE ESTATES, AND EACH OF THE REORGANIZED DEBTORS, SHALL RELEASE AND DISCHARGE, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, AND SHALL BE PERMANENTLY ENJOINED FROM ANY PROSECUTION OR ATTEMPTED PROSECUTION OF, ANY AND ALL CAUSES OF ACTION ARISING FROM THE BEGINNING OF TIME THROUGH THE EFFECTIVE DATE, EXCEPT FOR RESERVED CAUSES OF ACTION(11), AGAINST (i) ANY REPRESENTATIVE, (ii) THE DIP LENDERS, (iii) THE PRE-PETITION LENDERS, (iv) BOA, (v) CSFB, (vi) GOF, (vii) STONEHILL, (viii) TRAVELERS, (ix) ANY MEMBER OF THE CREDITORS' COMMITTEE, AND ix) THE RESPECTIVE CURRENT MEMBERS, OFFICERS, DIRECTORS, AGENTS, SUBSIDIARIES, AFFILIATES, GENERAL AND LIMITED PARTNERS, FINANCIAL ADVISORS, INDEPENDENT ACCOUNTANTS, ATTORNEYS, EMPLOYEES AND REPRESENTATIVES OF THE PERSONS RELEASED IN SUBCLAUSES (ii) THROUGH
(ix) OF SECTION 11.6(a) OF THE PLAN, ACTING IN SUCH CAPACITIES, IN ANY WAY RELATING TO THE DEBTORS, THE REORGANIZATION CASES OR THE PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT OPERATE AS A WAIVER OF OR RELEASE FROM ANY CAUSES OF ACTION ARISING OUT OF (x) THE RIGHTS OF THE DEBTORS OR THE REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER, (y) ANY EXPRESS CONTRACTUAL OBLIGATION OWING BY ANY REPRESENTATIVE OR (z) ACTS OR OMISSIONS TO ACT INVOLVING WILLFUL MISCONDUCT, RECKLESSNESS OR GROSS NEGLIGENCE.

2.       OTHER RELEASES.

                  SECTION 11.6.(b) OF THE PLAN PROVIDES THAT TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH HOLDER OF A CLAIM (WHETHER OR NOT ALLOWED) AGAINST OR EQUITY INTEREST IN THE DEBTORS, THE ESTATES OR THE REORGANIZED DEBTORS SHALL BE ENJOINED FROM COMMENCING AND CONTINUING ANY CAUSE OF ACTION, EMPLOYMENT OF PROCESS OR ACT TO COLLECT, OFFSET OR RECOVER AND SHALL BE DEEMED TO RELEASE ANY CLAIM OR CAUSE OF ACTION ARISING FROM THE BEGINNING OF TIME THROUGH THE EFFECTIVE DATE, EXCEPT FOR RESERVED CAUSES OF ACTION, AGAINST ANY REPRESENTATIVE, ACTING IN SUCH CAPACITIES, IN ANY WAY RELATING TO THE DEBTORS, THE REORGANIZATION CASES OR THE PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT OPERATE AS A WAIVER OF OR RELEASE FROM, AND SHALL NOT ENJOIN THE PROSECUTION OF, ANY CAUSES OF ACTION ARISING OUT OF (w) THE RIGHTS OF THE DEBTORS OR THE REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER,
(x) ANY EXPRESS CONTRACTUAL OBLIGATION OWING BY ANY REPRESENTATIVE, (y) ACTS OR OMISSIONS TO ACT INVOLVING WILLFUL MISCONDUCT, RECKLESSNESS OR GROSS NEGLIGENCE OR (z) THE RIGHTS OF THE PENSION PLAN OR THE PBGC TO ENFORCE ANY OBLIGATIONS OF THE DEBTORS OR OF ANY OTHER PERSON IN CONNECTION WITH THE PENSION PLAN INCLUDING, BUT NOT LIMITED TO, LIABILITY FOR MINIMUM FUNDING CONTRIBUTIONS REQUIRED UNDER 26 U.S.C. SS. 412, OR 29 U.S.C. SS. 1082, PREMIUM PAYMENTS TO THE PBGC REQUIRED UNDER 29 U.S.C. SS. 1307, AND ANY OTHER LIABILITIES THAT HAVE ARISEN OR MAY ARISE UNDER TITLE I OR TITLE IV OF ERISA IN RESPECT OF THE PENSION PLAN.

Y.       NO RECOURSE

                  Pursuant to section 7.6 of the Plan, notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which after application of the payment priorities established by the Plan there is insufficient value to provide a recovery equal to that received by other

--------------------

(11) "Reserved Causes of Action" is defined under the Plan to mean (i) any and all Causes of Action against any present or former director or officer of any Debtor based upon his or her obligations to one or more of the Debtors under any promissory notes, loans or other similar obligations to the Debtors, including, but not limited to, expense reimbursement and other obligations of such directors and officers due and owing to the Debtors, and (ii) any and all Causes of Action against any present or former director or officer of any Debtor, for willful misconduct, recklessness or gross negligence. Under the Plan, Reserved Causes of Action will be preserved for and vest in the Reorganized Debtors. The Debtors are not aware of any Causes of Action outside the scope of the definition of Reserved Causes of Action that are being released under the Plan.

holders of Allowed Claims in the respective Class, no Claim holder shall have recourse against the Disbursing Agent, the Debtors, the Creditors' Committee, the DIP Lenders, BoA, CSFB, GOF, Stonehill, the Pre-Petition Lenders, Travelers, the Reorganized Debtors, or any of their respective professionals, consultants, officers, directors or members or their successors or assigns, or any of their respective property. However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

                  THE ESTIMATION OF CLAIMS AND ESTABLISHMENT OF RESERVES UNDER THE PLAN MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

         Z.       INJUNCTION

                  Section 11.8 of the Plan provides that, except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Equity Interests in any of the Debtors or the Estates are, with respect to any such Claims or Equity Interests in any of the Debtors or the Estates, permanently enjoined from and after the Confirmation Date from:

         - commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates or the Reorganized Debtors, or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor;

         - enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Estates or the Reorganized Debtors, or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor;

         - creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates or the Reorganized Debtors, or against any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons;

         - asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due to the Debtors, the Estates or the Reorganized Debtors, or against any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and

         - acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the fullest extent permitted by applicable law.

         AA.      RELEASE OF LIENS

                  Pursuant to section 5.13 of the Plan, except as otherwise specifically provided in or contemplated by the Plan or in any contract, instrument or other agreement or document created in connection with the Plan, each holder of DIP Lenders Claims, Other Secured Claims, Pre-Petition Lenders

Claims, any Claim that is purportedly secured, and/or any judgment, personal property or ad valorem tax, mechanics', statutory or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (y) turn over and release to the Debtors, the Estates or the Reorganized Debtors, as the case may be, any and all property of a Debtor or Estate that secures or purportedly secured such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or the Reorganized Debtors, be deemed released; and
(z) execute such documents and instruments as the Disbursing Agent or the Reorganized Debtors, as the case may be, require to evidence such Claim holder's release of such property or lien, and if such holder refuses to execute appropriate documents or instruments, the Debtors, the Estates or the Reorganized Debtors (as applicable) may, in their discretion, file a copy of the Confirmation Order in the appropriate recording office, which shall serve to release any Claim holder's rights in such property.

                  On the Effective Date, all right, title and interest in such property shall revert or be transferred to the respective Reorganized Debtors or the Disbursing Agent, as applicable, free and clear of all claims and interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind, provided that the foregoing shall not apply with respect to any liens that constitute Surety Rights.

                  Notwithstanding anything in section 5.13 of the Plan to the contrary, the obligations of the DIP Lenders or the Pre-Petition Lenders to release liens shall be conditioned upon the DIP Lenders or the Pre-Petition Lenders receiving the distributions provided for under the Plan.

         BB.      DISCHARGE OF DEBTORS

                  Pursuant to section 11.3 of the Plan, upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to sections 105, 524 and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors or Reorganized Debtors. Notwithstanding the foregoing, nothing in this Plan or in the Confirmation Order shall be deemed to discharge, exculpate, release or relieve the Debtors, the Reorganized Debtors, any member of the Debtors' controlled groups (as defined under 29 U.S.C. 1301(a)(14)), or any other party, in any capacity, from any current or future liability with respect to the Pension Plan, and neither the PBGC nor the Pension Plan shall be enjoined or precluded from enforcing any such liability as a result of the Plan's provisions or confirmation.

         CC.      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  1.       GENERAL TREATMENT.

                  Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor pursuant to Final Order of the Bankruptcy Court, (ii) is designated, specifically or by category, as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases contained in the Plan Supplement (which Schedule shall be served upon the non-Debtor parties to the Rejected Contracts and Leases), as such Schedule of Rejected Contracts and Leases may be amended on written notice to affected parties from time to time prior to the Confirmation Date to delete unexpired leases or executory contracts therefrom or to add additional contracts and leases thereto, (iii) is the subject of a separate motion to assume or reject Filed under section 365 of the Bankruptcy Code by the Debtors prior to the Confirmation Date, or (iv) is an option or warrant to purchase common stock of any of the Debtors or a right to convert any Equity Interests into common stock of any of the Debtors to the extent such an option, warrant, or conversion right is determined not to be an Equity Interest. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

                  For purposes of the Plan, each executory contract and unexpired lease that is assumed and relates to the use or occupancy of real property, whether previously assumed pursuant to Final Order of the Bankruptcy Court or assumed pursuant to the Plan, shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease, and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements has been specifically rejected pursuant to a Final Order of the Bankruptcy Court.

                  2.       CURE OF DEFAULTS

                  Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to section 8.1 of the Plan, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, File and serve on parties to executory contracts or unexpired leases to be assumed and other parties in interest a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the Debtors or the Reorganized Debtors, as applicable, shall have fifteen (15) days from the date of service to object to the cure amounts listed by the Debtors. If an objection is Filed, and the parties are unable to reach a consensual resolution of the disputed cure amount, the Bankruptcy Court shall hold a hearing to determine the amount of the disputed cure amount. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors shall have the right to reject such executory contract or unexpired lease.

                  3.       SCHEDULE OF REJECTED CONTRACTS AND LEASES

                  On the Effective Date, each executory contract and unexpired lease listed on the Schedule of Rejected Contracts and Leases contained in the Plan Supplement shall be rejected pursuant to section 365 of the Bankruptcy Code, and the Confirmation Order shall so provide. Each contract or lease listed, specifically or by category, on the Schedule of Rejected Contracts and Leases shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease; provided, however, that the Debtors reserve their rights, at any time prior to the Confirmation Date and on written notice to affected parties, to amend the Schedule of Rejected Contracts and Leases prior to the Confirmation Date to delete unexpired leases or executory contracts therefrom or to add additional contracts and agreements thereto, except as would be inconsistent with the provisions of section 5.24 of the Plan. Listing a contract or lease on the Schedule of Rejected Contracts and Leases shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that such Debtor or Reorganized Debtor has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described above, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.


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

                  4.       REJECTION OF COMPLETED PROJECTS

                  Notwithstanding anything to the contrary in the Plan (other than section 5.24 of the Plan), all Completed Projects and all executory obligations thereunder (including warranty and/or indemnity obligations) other than those Completed Projects explicitly set forth on the Schedule of Assumed Completed Projects contained in the Plan Supplement (which Schedule of Assumed Completed Projects shall be served upon the non-Debtor parties listed on such schedule), shall be treated as executory contracts that are rejected pursuant to section 365 of the Bankruptcy Code. Those Completed Projects and all executory obligations thereunder (including warranty and/or indemnity obligations) explicitly set forth on the Schedule of Assumed Completed Projects shall be treated as executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code, and obligations thereunder shall be satisfied in the ordinary course of business. The Debtors reserve the right to amend on written notice to affected parties the Schedule of Assumed Completed Projects to delete or add any Completed Project thereto, at any time prior to the Confirmation Date. The fact that a Completed Project is listed on the Schedule of Assumed Completed Projects shall not constitute an admission by a Debtor or a Reorganized Debtor that such Completed Project is an executory contract or that a Debtor or Reorganized Debtor has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and rejections discussed above, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

                  5.       REJECTION CLAIMS

                  Except as otherwise ordered by the Bankruptcy Court, in the event that the rejection of an executory contract, unexpired lease or Completed Project by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a Filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim has been Filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the date that is thirty (30) days after the Effective Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

         DD.      EXCULPATION

                  Section 11.7 of the Plan provides that, in accordance with section 1125(e) of the Bankruptcy Code, except with respect to obligations under the Plan and the Plan Documents, neither the Debtors, the Reorganized Debtors, the Disbursing Agent, the DIP Lenders, BoA, CSFB, GOF, Stonehill, Travelers, the Pre-Petition Lenders, the Creditors' Committee, nor any of their respective members, officers, directors, employees, agents, or professionals, solely in their capacity as such, shall have or incur any liability to any Person whatsoever, including, without limitation, any holder of any Claim or Equity Interest for any act or omission taken in good faith in connection with, or arising out of, the Reorganization Cases, the formulation, preparation, dissemination or confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or property to be distributed pursuant to the Plan, or any contract, instrument, release, or other agreement or document created or entered into, pursuant to or in connection with the Plan, except for willful misconduct, recklessness or gross negligence.

                                IV. RISK FACTORS

                        IMPORTANT RISKS TO BE CONSIDERED


              HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND
           CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND THE OTHER
                    INFORMATION IN THIS DISCLOSURE STATEMENT,
       THE PLAN, THE PLAN SUPPLEMENT AND THE OTHER DOCUMENTS DELIVERED OR
   INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT AND THE PLAN, BEFORE
                      VOTING TO ACCEPT OR REJECT THE PLAN.

  THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION. ADDITIONAL
            RISKS AND OTHER INFORMATION ABOUT RAILWORKS AND THE OTHER
              DEBTORS CAN BE FOUND IN RAILWORKS' FORM 10-KS FOR THE
                    FISCAL YEARS ENDED DECEMBER 31, 2000 AND
           DECEMBER 31, 2001, AND ITS OTHER FILINGS FROM TIME TO TIME
            WITH THE SEC, WHICH ARE INCORPORATED INTO THIS DISCLOSURE
                      STATEMENT BY REFERENCE. COPIES OF THE
            DEBTORS' SEC FILINGS MAY BE OBTAINED OVER THE INTERNET AT
                                  WWW.SEC.GOV.


         A. THE REORGANIZED COMPANY MIGHT NOT BE ABLE TO ACHIEVE ITS FINANCIAL PROJECTIONS

                  The Debtors historically have not met their projected financial results and have failed to meet certain of their budgeted results during these Reorganization Cases.

                  The Reorganized Company may not achieve the financial projections upon which the Debtors have relied to develop the Plan. Failure to meet budgeted results would likely trigger events of default under the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan. A default could give the Exit Lenders, Travelers and the lenders under the New Railworks Secured Loan and the New Wood Waste Secured Loan the right to exercise their respective remedies, including the right to require repayment of all outstanding loans and bonds and to restrict the ability of the Reorganized Company to borrow more money or obtain additional bonds pursuant to the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan or the New Wood Waste Secured Loan, as the case may be.

                  The Reorganized Company's financial projections do not attempt to demonstrate the viability of the business if "worst case" assumptions were employed. If "worst case" assumptions were employed, the Reorganized Company would not likely be able to meet its financial projections.

                  The Debtors businesses require access to capital. If the Reorganized Company does not generate sufficient cash from operations or from investing sources to meet its capital needs, it will lack the liquidity necessary to operate in the ordinary course. This could have a material adverse effect on the Reorganized Company's business, financial condition and results of operations.

                  Additionally, as of the date of this Disclosure Statement, the Debtors have completed only a preliminary estimate of the approximately 2,724 proofs of claim that were filed as of January 22, 2002, the Bar Date, and the additional proofs of claim filed in connection with the March 11, 2002 Supplemental Bar Date. Distributions under the Plan and the Reorganized Company's financial projections are impacted by the value of the Allowed Claims. Any increase in the Debtors' Claims estimates resulting from further analysis of the proofs of claim filed as of the Bar Date and the Supplemental Bar Date could negatively impact the Debtors' financial projections. See section VI.B., "Financial Projections and Valuation Analysis" and Exhibit D.

         B. DEPENDENCE ON CERTAIN CUSTOMERS AND RELIANCE ON ORDINARY COURSE BUSINESS TERMS

                  The Debtors historically have derived a significant portion of their revenue from their top ten customers. Approximately 37.4% and 37.8% of the Debtors' revenue for the years ended December 31, 2000 and 2001, respectively, were generated from their top ten customers.

                  More specifically, approximately 17.1% and 17.8% of the Debtors' revenues for the years ended December 2000 and 2001, respectively, were derived from projects undertaken for the New York City Transit Authority ("NYCTA") pursuant to numerous independent contracts. No other customer accounted for more than 3.2% of the Debtors' revenue for the year ended December 31, 2001.

                  If the NYCTA or other of the Debtors' top ten customers were to reduce the amount of business that they do with the Debtors or determine not to do business with the Debtors in the future, it could have a material adverse effect on the Reorganized Company's business, financial condition and results of operations.

                  The Debtors rely on timely and regular payments from all their customers on ordinary course business terms; therefore, the failure of the Debtors' top customers to pay on ordinary course business terms may have a material adverse effect on the Reorganized Company's business, financial condition and results of operations.

         C.       COMPETITION

                  The Debtors operate in highly competitive sectors and many of their competitors have greater resources and provide a broad range of services and products. Moreover, many of the Debtors' competitors are likely to have greater access to capital, including bonding capacity. In addition, there are relatively few barriers to entry in the Debtors' businesses.

         D.       PUBLIC SECTOR CONTRACTS AND FUNDING

                  The Debtors' businesses involve contracts that are supported by funding from federal, state and local governmental agencies, as well as contracts with such agencies ("public sector contracts"). Public sector contracts are subject to detailed regulatory requirements and public policies, as well as funding priorities. These contracts may be conditioned upon the continuing availability of public funds. These contracts may also be subject to significant pricing constraints. In addition, public sector contracts may generally be terminated for reasons that are beyond the control of the contractor. These factors or others unique to public sector contracts may have a material adverse effect on the Reorganized Company's business, financial condition and results of operations.

         E.       FIXED PRICE CONTRACTS; COMPETITIVE BIDDING

                  The Debtors businesses are frequently party to fixed price contracts that are typically awarded pursuant to competitive bids. In bidding on a project, the Debtors must estimate the time it will take to complete the project, along with the project's labor and supply costs. These costs may be affected by a variety of factors, some of which may be beyond the Debtors' control. The Debtors' failure to predict the costs of fixed price contracts could result in lower profits or losses on the projects. In addition, from time to time, the Debtors may incur additional unanticipated contract costs for which they seek recovery from customers. Recovery of such amounts involves various uncertainties and may require extended periods of negotiation, litigation or other costs. As a result of such uncertainties, amounts ultimately realized from fixed price contracts may not be known for a significant period following completion of a contract, and lower profits or losses may result. Lower profits and losses could have a material adverse effect on the Reorganized Company's business, financial condition and results of operations.

         F.       POSTING OF BONDS

                  The Debtors derive a substantial portion of their revenue from contracts entered into through a competitive bid process. Many projects that are competitively bid require the Debtors to post a bond to provide the customer with assurances, including completion of the project, following a default by the Debtors. The Debtors are dependent upon Travelers and other surety companies to furnish the bonding required for such projects. If the Debtors fail to obtain bonding, the Reorganized Company's ability to secure new business will be significantly and adversely affected.

                  More specifically, the Reorganized Debtors anticipate satisfying a large portion of their bonding needs after the Effective Date through the Exit Bonding Facility. The terms and conditions of the Exit Bonding Facility may require that Travelers function as the sole source of bonding for the Reorganized Debtors. Under these circumstances, a failure of Travelers to provide bonding for whatever reason, including a default under the Exit Bonding Facility, could prevent the Reorganized Company from obtaining bonding and would likely have a material adverse effect on the Reorganized Company's business, financial condition and results of operation.

         G.       RELIANCE ON QUALIFIED AND SKILLED MANAGERS AND EMPLOYEES

                  Successful operation of the Debtors' businesses requires that they attract and retain qualified and skilled managers and employees. Due to the Reorganization Cases, the Reorganized Debtors have experienced some difficulties with respect to recruiting and retaining qualified and skilled managers and employees. There can be no assurance that these difficulties will be resolved by the consummation of the Plan and the Debtors' emergence from bankruptcy. An inability to recruit and retain such managers and employees could have a material adverse effect on the Reorganized Company's business, financial condition and results of operations.

         H.       RELIANCE ON SUBCONTRACTORS AND SUPPLIERS

                  In the operation of their businesses, the Debtors rely upon subcontractors and suppliers. For certain of the Debtors' projects, only a limited number of subcontractors and/or suppliers may be available. If subcontractors or suppliers working for the Debtors default, or if a subcontractor or supplier refuses or cannot do business with the Debtors, it could have a material adverse effect on the Reorganized Company's business, financial condition and results of operations.

         I.       UNIONIZED WORKFORCE

                  Approximately fifty percent (50%) of the Debtors' employees are covered under collective bargaining agreements. Consequently, future strikes or other work stoppages may negatively impact the Reorganized Company. In addition, labor agreements are generally negotiated on an industry-wide basis and the terms and conditions of future labor agreements could be beyond the Reorganized Company's control. As a result, the Reorganized Company may be subject to terms and conditions in future labor agreements that could have a material adverse effect on the Reorganized Company's business, financial condition and results of operations.

         J.       ENVIRONMENTAL AND OTHER GOVERNMENT REGULATION

                  The Debtors' operations are subject to extensive federal, state and local regulation under environmental laws and regulations. Among other things, these laws and regulations cover emissions to the air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of waste, underground and aboveground storage tanks and remediation of soil and groundwater contamination. Environmental liability can extend to previously owned or operated properties, leased properties and properties owned by third parties, as well as to properties currently owned and used by the Debtors.

Environmental liabilities may also arise from claims asserted by adjacent landowners or other third parties in toxic tort litigation. The Reorganized Company will incur ongoing costs associated with environmental regulatory compliance. In addition, the Debtors sometimes use hazardous materials in connection with their operations. Although the Debtors believe that they materially comply with all of the various environmental regulations applicable to their businesses, the Reorganized Company may be faced with changed requirements in the future that necessitate incurrence of significant additional costs for compliance purposes.

                  In addition to safety, health and other regulations of general applicability, the Debtors' operations may be significantly affected by regulations of the Surface Transportation Board, the Federal Railroad Administration, the Occupational Safety and Health Administration, state departments of transportation and other state and local regulatory agencies. Changes in regulation of the rail and transit industries through legislative, administrative, judicial or other action could have a material adverse effect on the Reorganized Company's business, financial condition and results of operations.

         K.       THE BANKRUPTCY FILINGS MAY FURTHER DISRUPT THE DEBTORS'
                  OPERATIONS

                  The Debtors' commencement of the Reorganization Cases resulted in the disruption of the Debtors' relationship with their customers, suppliers and employees. The continued impact, if any, that the Reorganization Cases may have on the operation of the Reorganized Company cannot be accurately predicted or quantified. The Debtors believe the Reorganization Cases and consummation of the Plan in an expeditious manner will help to minimize further adverse impacts resulting from the bankruptcy filings on relationships with customers, employees and suppliers, especially in view of the fact that the Plan is supported by the Pre-Petition Lenders, GOF and Stonehill and Travelers. If, however, confirmation and consummation of the Plan do not occur expeditiously, the Reorganization Cases could further adversely affect the Debtors' relationships with their customers, employees and suppliers. Moreover, even an expedited confirmation and emergence from bankruptcy might not eliminate the detrimental impact on future sales and patronage due to the stigma and ill will associated with the Reorganization Cases among the Debtors' customers and suppliers.

         L. THE DEBTORS HAVE INCURRED NET LOSSES AND THE REORGANIZED COMPANY ANTICIPATES FUTURE LOSSES THROUGH DECEMBER 31, 2002

                  With the exception of the year ended December 31, 1999, the Debtors have reported net losses since their inception in August 1998. Even if the Reorganized Debtors achieve the results described in the financial projections included in this Disclosure Statement, they expect to have net losses for the fiscal year ended December 31, 2002.

         M. THE REORGANIZED COMPANY MAY NOT BE ABLE TO MEET ITS POST-REORGANIZATION OBLIGATIONS

                  The Debtors are currently highly leveraged. Although less leveraged, the Reorganized Debtors will have substantial long-term debt as of the Effective Date.

                  While the Debtors anticipate that the Reorganized Company will have adequate operating cash flows to service its debt and capital expenditure requirements, there can be no guarantee that the Reorganized Company will always be able to meet its debt obligations. The Reorganized Company's failure to meet its debt obligations could create a default under the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan.

         N. THE REORGANIZED DEBTORS MAY HAVE LIMITED ACCESS TO ALTERNATIVE SOURCES OF CAPITAL

                  As described above, there can be no assurances that the Reorganized Debtors will always have sufficient operating cash flows to meet their obligations as they come due. Under these circumstances, the Reorganized Debtors may need to seek additional financing sources to satisfy their liquidity needs. The Reorganized Debtors' access to additional capital sources, however, may be limited as a result of, among other things, their leveraged position and certain restrictions and limitations embodied in the terms and conditions of the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan.

         O. THE REORGANIZED DEBTORS MAY NOT HAVE SUFFICIENT CASH FLOW TO REPAY EXISTING DEBT OR HAVE ACCESS TO SUFFICIENT FINANCING TO REFINANCE SUCH DEBT AT OR PRIOR TO MATURITY

                  As of the Effective Date, the Reorganized Debtors anticipate that their borrowings will total not less than approximately $180 million. This debt consists of approximately $76.8 million under the Exit Facility, inclusive of approximately $15.0 million necessary to support letters of credit, as well as outstanding secured indebtedness of approximately $100.0 million under the New Railworks Secured Loan, approximately $1.0 million under the New Wood Waste Secured Loan and approximately $1.1 million in connection with certain Other Secured Claims that the Reorganized Debtors will Reinstate.

                  It is expected that the Exit Facility will mature no later than 5 years from the Effective Date, that the New Railworks Secured Loan will also mature no later than 5 years from the Effective Date and that the New Wood Waste Secured Loan will mature no later than 3 years from the Effective Date. Prior to the maturity of the Exit Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan, the Reorganized Debtors may use specified levels of excess cash flow from operations, if any, to repay such indebtedness. However, excess cash flow from operations may be insufficient to fully repay the Exit Facility, the New Railworks Secured Loan and/or the New Wood Waste Secured Loan prior to or at their respective maturity dates. As a result, the Reorganized Debtors would have to rely on external financing sources and/or a refinancing of the Exit Facility, the New Railworks Secured Loan and/or the New Wood Waste Secured Loan. There can be no assurance that the Reorganized Debtors will be able to refinance this indebtedness.

         P. THE TERMS AND CONDITIONS OF THE EXIT FACILITY, THE EXIT BONDING FACILITY, THE NEW RAILWORKS SECURED LOAN AND THE NEW WOOD WASTE SECURED LOAN MAY RESTRICT THE REORGANIZED COMPANY'S ABILITY TO FUND ITS WORKING CAPITAL REQUIREMENTS AND TO PAY DIVIDENDS

                  The Debtors' financial projections assume that proceeds of the Exit Facility and the cash generated by the businesses of the Reorganized Debtors will be sufficient to meet the Reorganized Debtors' working capital needs for the foreseeable future. Nevertheless, the ability of the Reorganized Debtors to gain access to additional capital, if needed, cannot be assured, particularly in view of competitive factors, industry conditions and the terms of the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan.

                  The Debtors expect that the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan will contain restrictive financial and operating covenants and prohibitions, including provisions that will limit the Reorganized Company's ability to make capital expenditures and pay cash dividends and make other distributions to holders of New Railworks Common Stock. Restrictions on capital investment are expected to be more restrictive if the Reorganized Company's cash flow is lower than projected. Failure to make necessary capital expenditures could have an adverse effect on the Reorganized Company's ability to remain competitive.

         Q. THE REORGANIZED COMPANY MAY NOT BE ABLE TO COMPLY WITH PROVISIONS CONSTITUTING EVENTS OF DEFAULT CONTAINED IN THE EXIT FACILITY, THE NEW RAILWORKS SECURED LOAN, THE NEW WOOD WASTE SECURED LOAN AND THE EXIT BONDING FACILITY


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

                  There can be no assurance that the Reorganized Company will be able to achieve, maintain or otherwise comply with the covenants, including without limitation, the financial performance tests, and any other provisions constituting an event of default under the Exit Facility, the New Railworks Secured Loan, the New Wood Waste Secured Loan and the Exit Bonding Facility. Moreover, any such event of default could result in a default both under any one of the these facilities and under the other facilities as a result of cross-default provisions. If any default were not remedied within the applicable grace period (if any) the lenders under the Exit Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan would be entitled to declare the amounts outstanding thereunder due and payable, accelerate the payment of all such amounts and likely would be entitled to foreclose upon all of the tangible and intangible assets of Reorganized Railworks. Similarly, if any default under the Exit Bonding Facility was not remedied, Travelers would be entitled to, among other things, cease issuing bonds for the Reorganized Debtors.

         R. THE REORGANIZED COMPANY MAY NOT BE ABLE TO SECURE ORDINARY COURSE TRADE TERMS

                  If the Reorganized Company is not able to obtain ordinary trade terms from its vendors and suppliers, the Reorganized Company's cash flow will be negatively impacted. Prior and subsequent to the Petition Date, certain important suppliers altered a number of ordinary trade terms, including shortening the length of time required to pay for goods and services and the imposition of cash deposit or letter of credit requirements. The Debtors can make no assurance that their suppliers will not impose further restrictive pricing and trade terms and policies in the future.

         S. THE ESTIMATED VALUATION OF THE REORGANIZED COMPANY AND THE PLAN SECURITIES, AND THE ESTIMATED RECOVERIES TO HOLDERS OF CLAIMS, IS NOT INTENDED TO REPRESENT THE TRADING VALUES OF THE PLAN SECURITIES

                  The estimated valuation of the Reorganized Company used in this Disclosure Statement has been prepared by Gordian based on commonly accepted valuation methodology and is not intended to represent the trading values of the Reorganized Company's securities in public or private markets. The estimated recoveries under the Plan are based on this theoretical valuation. This valuation is based on numerous assumptions, (the realization of many of which is beyond the control of the Reorganized Company), including: (i) the Reorganized Company's ability to meet the financial projections included with this Disclosure Statement; (ii) the Reorganized Company's ability to maintain sufficient financial flexibility to fund operations, working capital requirements and capital expenditures; (iii) capital and financial market conditions as of the date hereof; and (iv) the Reorganized Company's ability to attract and retain key managers.

                  Even if the Reorganized Company successfully implements its business plan and achieves the financial projections addressed within this Disclosure Statement, the value of the Plan Securities could be adversely impacted by, among other things: (i) the lack of a trading market for such securities; and (b) concentrated holding and/or selling by recipients of the Plan Securities.

         T.       RESALE OF THE PLAN SECURITIES MAY BE RESTRICTED BY LAW

                  The New Railworks Common Stock, the New Railworks Preferred Stock, the New Railworks Series B Warrants and the New Railworks Common Stock issuable upon the exercise of rights under the New Railworks Series B Warrants and the conversion of the New Railworks Series B Preferred Stock and the New Railworks Series C Preferred Stock will be distributed under the Plan without registration under the Securities Act or any state securities laws under exemptions from registration contained in section 1145(a) of the Bankruptcy Code. If a holder of securities offered and sold under the Plan is deemed to be an "underwriter" with respect to such securities (with certain exceptions for "ordinary trading transactions" by certain persons) or an "affiliate" of the issuer of such securities, and an exemption is not otherwise available, resales of such securities by such holder would not be exempt from the registration requirements under the Securities Act and securities laws under section 1145 of the Bankruptcy Code and, accordingly, could be


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

effected only under an effective registration statement or a reliance on another applicable exemption from these registration requirements. See section III.K.2., "Subsequent Transfers Under Federal Securities Laws".

         U.       BANKRUPTCY RISKS

                  1. PARTIES IN INTEREST MAY OBJECT TO THE DEBTORS' CLASSIFICATION OF CLAIMS.

                  Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Debtors believe that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, the Debtors cannot assure you that parties in interest and/or the Bankruptcy Court will reach the same conclusion.

                  2. THE COMMENCEMENT OF THE REORGANIZATION CASES MAY HAVE NEGATIVE IMPLICATIONS UNDER CERTAIN CONTRACTS OF THE DEBTORS.

                  The Debtors are party to various contractual arrangements under which the commencement of the Reorganization Cases and the other transactions contemplated by the Plan could, subject to the Debtors' rights and powers under sections 362 and 365 of the Bankruptcy Code, (i) result in a breach, violation, default or conflict, (ii) give other parties thereto rights of termination or cancellation, or (iii) have other adverse consequences for the Debtors or the Reorganized Debtors. The magnitude of any such adverse consequences may depend on, among other factors, the diligence and vigor with which other parties to such contracts may seek to assert any such rights and pursue any such remedies in respect of such matters, and the ability of the Debtors or Reorganized Debtors to resolve such matters on acceptable terms through negotiations with such other parties or otherwise.

                  3. THE DEBTORS MAY NOT BE ABLE TO SECURE CONFIRMATION OF THE PLAN.

                  The Debtors cannot assure you that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, the Debtors cannot assure you that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity security holder of the Debtors might challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court were to determine that the Disclosure Statement and the balloting procedures and results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to non-accepting holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. While the Debtors cannot assure you that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting holders within each class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and the costs and uncertainty associated with any such chapter 7 case. See the Liquidation Analysis attached hereto as Exhibit E.

                  The confirmation and consummation of the Plan are also subject to certain conditions, including, without limitation, the Debtors having sufficient Cash on hand and/or borrowing availability under the Exit Facility to make all distributions required on the Effective Date under the Plan. If the Plan is not confirmed and consummated, it is unclear whether a restructuring of the Debtors could be implemented and what distribution holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case it is likely that holders of Claims or Equity Interests would receive substantially less favorable treatment than they would receive under the Plan.

                  4. THE DEBTORS MAY OBJECT TO THE AMOUNT OR CLASSIFICATION OF YOUR CLAIM.

                  The Debtors reserve the right to object to the amount or classification of any Claim. The estimates set forth in this Disclosure Statement cannot be relied on by any creditor whose Claim is subject to an objection. Any such Claim holder may not receive its specified share of the estimated distributions described in this Disclosure Statement.

         V. CHANGES IN THE CASH POSITION OF THE REORGANIZED DEBTORS CAN HAVE SIGNIFICANT ADVERSE EFFECTS ON THE AMOUNT AND VALUE OF DISTRIBUTIONS UNDER THE PLAN

                  To the extent that the cash needs of the Reorganized Debtors materially exceed estimates, including cash payments to be made with respect to applicable Claims under the Plan, the value of the New Railworks Common Stock, the New Railworks Preferred Stock and the New Railworks Series B Warrants distributed under the Plan could be negatively impacted and thereby adversely impact recoveries of Claim holders under the Plan.

         W. REORGANIZED RAILWORKS DOES NOT EXPECT TO PAY ANY DIVIDENDS ON THE NEW RAILWORKS COMMON STOCK FOR THE FORESEEABLE FUTURE

                  The Debtors expect that the terms of the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan will restrict Reorganized Railworks' ability to pay dividends, and it is not anticipated that any cash dividends will be paid on the New Railworks Common Stock for the foreseeable future.

         X. CERTAIN TAX IMPLICATIONS OF THE DEBTORS' BANKRUPTCY AND REORGANIZATION MAY INCREASE THE TAX LIABILITY OF REORGANIZED RAILWORKS

                  The U.S. federal income tax consequences of consummation of the Plan to holders of Claims or Equity Interests are complex and subject to uncertainty. Certain U.S. tax attributes of the Debtors, including net operating loss carryovers ("NOLs"), may be reduced or eliminated as a consequence of the Plan. The elimination or reduction of NOLs and such other tax attributes may increase the amount of tax payable by Reorganized Railworks following the consummation of the Plan as compared with the amount of tax payable had no such reduction been required.

                  See section IX, "Certain U.S. Federal Income Tax Consequences" below for discussion of the U.S. federal income tax consequences for creditors, equity holders and the Debtors and Reorganized Debtors resulting from the consummation of the Plan.

         Y. THE DEBTORS ARE, AND THE REORGANIZED DEBTORS WILL CONTINUE TO BE, SUBJECT TO COSTS ARISING IN CONNECTION WITH REGULATION AND LITIGATION

                  The Debtors are subject to various regulatory restrictions relating to their businesses in the U.S. and other countries in which they operate. In connection with these regulations, the Debtors and the Reorganized Company may from time to time incur costs relating to compliance measures or penalties imposed for non-compliance by relevant regulatory authorities, or face restrictions on their operations. Certain regulations may also allow private parties rights to pursue legal remedies against the Debtors or the Reorganized Company, under which they may be required to make payments or restrict operations. Additionally, the Debtors and the Reorganized Company are likely to face in the normal course of their businesses from time to time other types of legal action by private parties under which they may be required to make significant payments for damages caused by the Debtors or the Reorganized Company. Any such payments or restrictions could impact the Reorganized Company's ability to meet the Projections.

                           V. CONFIRMATION OF THE PLAN

         A.       CONFIRMATION GENERALLY

                  The Bankruptcy Code requires the Bankruptcy Court to determine whether a plan of reorganization complies with the technical requirements of chapter 11 of the Bankruptcy Code. It further requires that a debtor's disclosures concerning its plan of reorganization be adequate and include information concerning all payments made or promised by the debtor in connection with the plan.

                  If the Plan is confirmed, the Debtors expect the Effective Date to occur not later than October 1, 2002.

                  To confirm the Plan, the Bankruptcy Court must find that all of these and certain other requirements have been met. Thus, even if the specified majority vote in number and dollar amount is achieved for each Class of Impaired Claims, the Bankruptcy Court must make independent findings respecting the Plan's conformity with the requirements of the Bankruptcy Code before it may confirm the Plan. Some of these statutory requirements are discussed below.

         B.       VOTING PROCEDURES AND STANDARDS

                  Holders of Claims in Classes that are "Impaired" under the Plan (but not deemed to reject the Plan by virtue of receiving no distributions under the Plan) will receive this Disclosure Statement, the Plan, the Voting Procedures Order, notice of the Confirmation Hearing and a ballot for accepting or rejecting the Plan.

                  A class is "Impaired" under a plan unless, with respect to each claim or interest of such class, the plan:

                  - leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder of such claim or interest; or

                  - notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment on account of a default, cures any default, reinstates the original maturity of the obligation, compensates the holder for any damages incurred as a result of reasonable reliance on such provision or law and does not otherwise alter the legal, equitable or contractual rights of such holder based on such claim or interest.

                  A class that is not Impaired under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.

                  The Debtors have filed a motion seeking entry of the Voting Procedures Order to set certain procedures in connection with voting on the Plan. If the Voting Procedures Order is approved it will set forth the procedures to be employed in tabulating acceptances and rejections of the Plan.

                IF A BALLOT IS DAMAGED OR LOST OR IF YOU HAVE ANY
                 QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY
                       CONTACT THE DEBTORS' VOTING AGENT:

                   If by hand delivery or overnight delivery:
                           Railworks Balloting Center
                           c/o Bankruptcy Services LLC
                         70 East 55th Street, 6th Floor
                               New York, NY 10022
                                  212-376-8494

                               If by regular mail:
                               ------------------
                           Railworks Balloting Center
                           c/o Bankruptcy Services LLC
                                  P.O. Box 5014
                                   FDR Station
                             New York, NY 10150-5014

                  A VOTE MAY BE DISREGARDED IF THE BANKRUPTCY COURT DETERMINES, AFTER NOTICE AND A HEARING, THAT SUCH ACCEPTANCE OR REJECTION WAS NOT MADE OR SOLICITED OR PROCURED IN GOOD FAITH OR IN ACCORDANCE WITH THE PROVISIONS OF THE BANKRUPTCY CODE.

                  UNDER THE BANKRUPTCY CODE, FOR THE PLAN TO BE "ACCEPTED," A SPECIFIED MAJORITY VOTE IN NUMBERS OF CLAIMS AND DOLLAR AMOUNT IS REQUIRED FOR EACH CLASS OF IMPAIRED CLAIMS. ANY IMPAIRED CLASS THAT FAILS TO ACHIEVE THE SPECIFIED MAJORITY VOTE WILL BE DEEMED TO HAVE REJECTED THE PLAN.

         C.       ACCEPTANCE

                  The Bankruptcy Code defines acceptance of a plan by an Impaired class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of Allowed claims of that class that actually vote. Acceptance of the Plan need only be solicited from holders of Claims whose Claims belong to a Class that is "Impaired" and not deemed to have rejected the Plan. See section I.C., "Voting" above. Except in the context of a "cram down" (described below), as a condition to confirmation of the Plan, the Bankruptcy Code requires that, with certain exceptions, each Impaired Class accepts the Plan. If the specified majorities are not obtained, the Debtors have the right, assuming that at least one Impaired Class has accepted the Plan, to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code. This procedure is commonly referred to as a "cram down." For a more detailed description of the requirements for acceptance of the Plan and of the criteria for confirmation of the Plan notwithstanding rejection by certain Impaired Classes, see section V.D.3., "Cram Down" below.

         D.       CONFIRMATION AND CONSUMMATION

                  At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied with respect to the Plan. Confirmation of a plan under section 1129(a) of the Bankruptcy Code requires, among other things, that:

                  - the plan complies with the applicable provisions of the Bankruptcy Code;

                  - the proponent of the plan has complied with the applicable provisions of the Bankruptcy Code;

                  - the plan has been proposed in good faith and not by any means forbidden by law;


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

                  - any payment made or to be made by the proponent under the plan for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the bankruptcy court as reasonable;

                  - the proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan. The appointment to, or continuance in, such office of such individual, must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtor will employ or retain, and the nature of any compensation for such insider;

                  - with respect to each Impaired class of claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under chapter 7 of the Bankruptcy Code;

                  - each class of claims or interests has either accepted the plan or is not Impaired under the plan;

                  - except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims (other than priority tax claims) will be paid in full on the effective date (except that if a class of priority claims has voted to accept the Plan, holders of such claims may receive deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amounts of such claims) and that holders of priority tax claims may receive on account of such claims deferred cash payments, over a period not exceeding six (6) years after the date of assessment of such claims, of a value, as of the effective date, equal to the allowed amount of such claims;

                  - if a class of claims is Impaired, at least one Impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class; and

                  - confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

Subject to receiving the requisite votes in accordance with section 1129(a)(8) of the Bankruptcy Code and the "cram down" of Classes not receiving any distribution under the Plan, the Debtors believe that:

                  - the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code;

                  - the Debtors have complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and

                  -        the Plan has been proposed in good faith.

                  Set forth below is a more detailed summary of the relevant statutory confirmation requirements.

                  1.       BEST INTERESTS OF HOLDERS OF CLAIMS AND INTERESTS

                  The "best interests" test requires that the Bankruptcy Court find either

                  - that all members of each Impaired class have accepted the plan; or

                  - that each holder of an allowed claim or interest of each Impaired class of claims or interests will under the plan receive or retain on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

                  The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in a chapter 7 liquidation case. The gross amount of cash available in such a liquidation would be the sum of the proceeds from the disposition of the Debtors' assets plus the cash held by the Debtors at the time of the commencement of the chapter 7 case. This gross amount would be reduced by the amount of any Allowed Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors' business and the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and equity interest holders in strict accordance with the order of priority of claims contained in section 726 of the Bankruptcy Code.

                  THE DEBTORS HAVE DETERMINED, AS DISCUSSED IN THE LIQUIDATION ANALYSIS ATTACHED AS EXHIBIT E HERETO, THAT CONFIRMATION OF THE PLAN WILL PROVIDE EACH CREDITOR AND INTEREST HOLDER WITH A RECOVERY THAT IS NOT LESS THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTORS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. See the Liquidation Analysis annexed as Exhibit E hereto for a further discussion of how the Plan satisfies the "best interests" test.

                  2.       FINANCIAL FEASIBILITY

                  Section 1129(a)(11) of the Bankruptcy Code requires that confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors unless such liquidation or reorganization is proposed in the Plan. Under the terms of the Plan, the Allowed Claims potentially being paid in whole or part in cash are the Allowed Administrative Expense Claims (approximately $1.7 million), Allowed Fee Claims (approximately $9.3 million), Allowed Priority Tax Claims(approximately $300,000), DIP Lenders Claims (approximately $64.3 million), Allowed Priority Non-Tax Claims (approximately $300,000) and certain Convenience Claims (approximately $400,000). In total, the Debtors have estimated the total amount of these cash payments to be approximately $76.3 and expect sufficient liquidity from operations and the Exit Facility to fund these cash payments as and when they become due.

                  The Debtors have prepared financial projections, a copy of which is attached hereto as Exhibit D, that address the financial feasibility of the Plan. The financial projections indicate, on a pro forma basis, that the Reorganized Company is expected to generate EBITDA in the range of approximately $27 million to $45.6 million for the projected years ending December 31, 2002 to December 31, 2006. Based upon the projections, the Debtors believe that the Plan is feasible within the meaning of the Bankruptcy Code. Please see section IV., "Risk Factors", for a discussion of some of the risks that could affect the Reorganized Debtors.

                  3.       CRAM DOWN

                              CRAM DOWN BY DEBTORS

                THE DEBTORS ARE SEEKING TO CRAM DOWN THE PLAN ON
               CERTAIN HOLDERS OF CLAIMS AND EQUITY INTERESTS IN
                 IMPAIRED CLASSES DEEMED TO REJECT THE PLAN AND RESERVE
              THE RIGHT TO CRAM DOWN THE PLAN ON OTHER HOLDERS OF
              CLAIMS IN IMPAIRED CLASSES TO THE EXTENT THAT SUCH
                       IMPAIRED CLASSES REJECT THE PLAN.


                  The Bankruptcy Code contains provisions for confirmation of a plan even if the plan is not accepted by all Impaired classes, as long as at least one Impaired class of claims has accepted the Plan. The "cram down" provisions of the Bankruptcy Code are set forth in section 1129(b) of the Bankruptcy Code.

                  Under the "cram down" provisions, on the request of a plan proponent the bankruptcy court will confirm a plan despite the lack of acceptance by an Impaired class or classes if the bankruptcy court finds that:

                  - the plan does not discriminate unfairly with respect to each non-accepting Impaired class;

                  - the plan is fair and equitable with respect to each non-accepting Impaired class; and

                  -        at least one Impaired class has accepted the plan.

                  These standards ensure that holders of junior interests, such as common stockholders, cannot retain any interest in the debtor under a plan of reorganization that has been rejected by a senior Impaired class of claims or interests unless the claims or interests in that senior Impaired class are paid in full.

                  As used by the Bankruptcy Code, the phrases "discriminate unfairly" and "fair and equitable" have narrow and specific meanings unique to bankruptcy law. A plan does not discriminate unfairly if claims or interests in different classes but with similar priorities and characteristics receive or retain property of similar value under a plan. By establishing separate Classes for the holders of each type of Claim and by treating each holder of a Claim in each Class similarly, the Plan has been structured so as to meet the "unfair discrimination" test of section 1129(b) of the Bankruptcy Code.

                  The Bankruptcy Code sets forth different standards for establishing that a plan is "fair and equitable" with respect to a dissenting class, depending on whether the class is comprised of secured or unsecured claims. In general, section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an Impaired class if that class and all junior classes are treated in accordance with the "absolute priority" rule, which requires that the dissenting senior class be paid in full before a junior class may receive anything under the plan. In the Reorganization Cases, it is currently anticipated that the holders of Claims in the senior Impaired class -- the holders of Non-Exit Lenders Pre-Petition Claims and Exit Lenders Pre-Petition Lenders Claims -- will consent to the Plan. In addition, because the holders of Claims in Classes 8 and 9 are being treated fairly, equitably and in a non-discriminatory manner, and no junior class below such Classes is receiving any distribution under the Plan, the Debtors will seek to confirm the Plan regardless of whether holders of Claims in Classes 8 and 9 vote to accept the Plan.

                  With respect to a Class of unsecured claims that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that either:

                  - each holder of an unsecured claim in the dissenting Class receives or retains under such Plan property of a value equal to the allowed amount of its unsecured claim; or

                  - the holders of claims or holders of interests that are junior to the claims of the holders of such unsecured claims will not receive or retain any property under the Plan.

Additionally, the Debtors must demonstrate that no class senior to a non-accepting Impaired class receives more than payment in full on its claims.

                  If one of the Classes of Convenience Claims or Unsecured Claims votes to reject the Plan, the Plan is designed to nevertheless satisfy these standards, because the holders of Equity Interests, Existing Securities Law Claims and 510(c) Claims will receive no recovery under the Plan and no Class will receive more than payment in full on Claims in its Class.

                  If all the applicable requirements for confirmation of the Plan are met as set forth in sections 1129(a)(1) through (13) of the Bankruptcy Code, except that one or more Classes of Impaired Claims have failed to accept the Plan under section 1129(a)(8) of the Bankruptcy Code, the Debtors will request that the Bankruptcy Court confirm the Plan under the "cram down" procedures in accordance with section 1129(b) of the Bankruptcy Code. The Debtors believe that the Plan satisfies the "cram down" requirements of the Bankruptcy Code, but cannot assure you either that the Bankruptcy Court will determine that the Plan meets the requirements of section 1129(b) of the Bankruptcy Code or that at least one Impaired Class of Claims will vote to accept the Plan, as required for confirmation of a Plan under the "cram down" procedures.

                  4.       CLASSIFICATION OF CLAIMS AND INTERESTS

                  The Debtors believe that the Plan meets the classification requirements of the Bankruptcy Code that require that a plan of reorganization place each claim or interest into a class with other claims or interests that are "substantially similar."

                        VI. CERTAIN EFFECTS OF THE PLAN

         A.       REORGANIZED RAILWORKS

                  On or before the Effective Date, Reorganized Railworks shall file the Amended Certificate of Incorporation and, subject to the Restructuring Transactions, if any, an amended certificate of incorporation or other appropriate organization documents for each of the Reorganized Debtors (other than Reorganized Railworks) with the applicable Secretary of State. Such amended certificates of incorporation shall prohibit the issuance of nonvoting equity securities, as required by sections 1123(a) and (b) of the Bankruptcy Code, subject to further amendment as permitted by applicable law. The Amended Bylaws shall be deemed adopted by the Board of Directors of Reorganized Railworks as of the Effective Date.

                  On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors or members of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation, entry into the Exit Facility, the Exit Bonding Facility, the New Railworks Secured Loan and the New Wood Waste Secured Loan, the Management Rights Agreement, the Registration Rights Agreement and the Litigation Trust Agreement, the issuance of New Railworks Common Stock, New Railworks Preferred Stock and New Railworks Series B Warrants and documents relating thereto, options pursuant to the Management Incentive Plan, the amendment and restatement of certificates of incorporation and bylaws of the Reorganized Debtors, corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be taken without such authorizations pursuant to section 303 of the General Corporation Law of the State of Delaware, in the case


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of the Debtors and Reorganized Debtors incorporated in the State of Delaware, and, in the case of Debtors and Reorganized Debtors organized outside the State of Delaware, pursuant to the applicable general corporation law of such other jurisdictions.

                  On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except for leases and executory contracts that have not yet been assumed or rejected (which leases and contracts shall be deemed vested when and if assumed) and, if applicable, the Litigation Trust Claims transferred to the Litigation Trust, all property of the Estates shall vest in one or more of the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided in the Plan. Except as may otherwise be ordered by the Bankruptcy Court, the Debtors shall have the right to cause any property of any Estate to vest in the Reorganized Debtor designated for such purpose by the Debtors. From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided in the Plan.

         B.       FINANCIAL PROJECTIONS AND VALUATION ANALYSIS

                    ACTUAL RESULTS MAY NOT MEET PROJECTIONS

     THE PROJECTIONS IN THIS DISCLOSURE STATEMENT ARE BASED ON A NUMBER OF SIGNIFICANT ASSUMPTIONS DESCRIBED BELOW. ACTUAL OPERATING RESULTS AND VALUES
MAY VARY FROM THOSE PROJECTED. SEE SECTION IV, "RISK FACTORS", FOR A DISCUSSION
        OF SOME OF THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO VARY.

   THE PROJECTIONS CONTAINED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED
     EXCLUSIVELY BY THE DEBTORS' MANAGEMENT (WITH THE ASSISTANCE OF THEIR FINANCIAL ADVISERS, GLASS & ASSOCIATES, INC.) IN CONNECTION WITH THE
                           DEVELOPMENT OF THE PLAN.

     THE PROJECTIONS UPON WHICH GORDIAN RELIED IN PERFORMING ITS VALUATION
        ANALYSES DO NOT CONTEMPLATE ANY SIGNIFICANT ASSET DISPOSITIONS. GORDIAN UNDERSTANDS THAT THE DEBTORS CURRENTLY ARE IN DISCUSSIONS WITH A POTENTIAL PURCHASER OF THE DEBTORS' BUSINESS AND ASSETS RELATING TO THEIR GANTREX OPERATIONS (SEE SECTION VIII(A)(7) OF THE DISCLOSURE STATEMENT).
 IN THE EVENT THAT THE DEBTORS AGREE TO DEFINITIVE DOCUMENTATION WITH RESPECT
      TO A SIGNIFICANT ASSET DISPOSITION, GORDIAN WOULD HAVE TO REVIEW AND ANALYZE THE IMPACT OF THE CONSUMMATION OF ANY SUCH TRANSACTION TO DETERMINE
          ITS EFFECT (IF ANY) UPON GORDIAN'S CONCLUSIONS AS TO VALUE.

 THE PROJECTIONS ASSUME THE PLAN AND THE TRANSACTIONS IT CONTEMPLATES WILL BE IMPLEMENTED IN ACCORDANCE WITH THEIR TERMS. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS THAT, THOUGH CONSIDERED REASONABLE BY DEBTORS' MANAGEMENT, MAY NOT
 BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND
  COMPETITIVE UNCERTAINTIES AS WELL AS OTHER UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. SUCH UNCERTAINTIES AND OTHER
FACTORS INCLUDE THE REORGANIZED DEBTORS' ABILITY TO PROVIDE THEIR SERVICES AND
   PRODUCTS, ACCESS TO ADEQUATE FINANCING, ABILITY TO ATTRACT AND RETAIN KEY MANAGEMENT PERSONNEL, GENERAL ECONOMIC CONDITIONS, AND OTHER FACTORS, INCLUDING
             THOSE RISKS DISCUSSED IN THIS SECTION AND SECTION IV.


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


       THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE DEBTORS' ABILITY TO ACHIEVE THE
      PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON
        WHICH THE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE
     OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL
      AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE
       RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS
                                THAT WILL OCCUR.

       MOREOVER, AS OF THE DATE OF THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE COMPLETED ONLY A PRELIMINARY ESTIMATE OF THE APPROXIMATELY 2,724 PROOFS OF CLAIM THAT WERE FILED AS OF THE BAR DATE AND THE ADDITIONAL
      PROOFS OF CLAIMS THAT WERE FILED IN CONNECTION WITH THE SUPPLEMENTAL
          BAR DATE. BECAUSE DISTRIBUTIONS UNDER THE PLAN AND ESTIMATED
        RECOVERIES TO CREDITORS ARE LINKED TO THE AMOUNT OF THE ALLOWED
       CLAIMS, ANY CHANGE IN THE DEBTORS' CLAIMS ESTIMATES RESULTING FROM
      FURTHER ANALYSIS OF THE PROOFS OF CLAIM FILED AS OF THE BAR DATE AND
          THE SUPPLEMENTAL BAR DATE COULD IMPACT CREDITOR RECOVERIES.

                  The Projections set forth in Exhibit D and the valuations set forth below are based on a number of significant assumptions including, among other things, the successful reorganization of the Debtors, an assumed Effective Date of October 1, 2002, no significant downturn in the specific markets in which the Debtors operate and capital market conditions as they currently exist. The Projections are also based upon assumptions as to taxes, which may ultimately prove to be conservative.

          In connection with the allocation of the distributions under the Plan, the Debtors determined that it was necessary to estimate reorganization values for Reorganized Railworks to provide for equitable distribution among Classes of Claims. Accordingly, the investment banking firm of Gordian Group, LLC ("Gordian") was engaged to prepare a valuation analysis of the Reorganized Company. In preparing such valuation analysis, Gordian relied upon and assumed the accuracy and completeness of the Projections and all of the other financial and other information provided to it by the Debtors.

                  THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED FULLY-DISTRIBUTED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE SET FORTH IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH MARKET VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION VALUE RANGES ASSOCIATED WITH THE GORDIAN VALUATION ANALYSIS. THE REORGANIZATION EQUITY VALUE ALSO DOES NOT REFLECT ANY "CONTROL PREMIUM" THAT COULD BE ACCORDED TO THE UNDERLYING SECURITIES, GIVEN THE CONCENTRATION OF OWNERSHIP AS OF THE REORGANIZATION DATE.

                  ESTIMATES OF VALUE DO NOT PURPORT TO BE APPRAISALS NOR DO THEY NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF THE REORGANIZED COMPANY WERE SOLD. THE ESTIMATES OF VALUE REPRESENT HYPOTHETICAL VALUES ASSUMING THE SUCCESSFUL IMPLEMENTATION OF THE REORGANIZED COMPANY'S BUSINESS STRATEGIES, AS WELL AS OTHER SIGNIFICANT ASSUMPTIONS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF ANALYZING THE PROJECTED RECOVERIES UNDER THE PLAN.

                  1.       VALUATION

                  Various methodologies were used to derive the reorganization value of the Reorganized Company, including:

                  - an analysis of comparable public companies and M&A transactions; and

                  - a discounted cash flow analysis of the free cash flows under the Projections, including assumptions as to terminal value.


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


                  The comparable approach involved identifying a group of publicly traded companies whose growth prospects and principal characteristics are reasonably similar to those of the Debtors as a whole or significant portions of the Debtors' operations, and then calculating ratios (multiples) of various financial results to the public market values of these companies. In addition, ratios (multiples) of various financial results to the consideration paid for acquisitions of companies whose growth prospects and principal characteristics are reasonably similar to those of the Debtors as a whole or significant portions of the Debtors' operations were analyzed. The ranges of ratios (multiples) derived through these two methods were then applied to the Reorganized Company's projected financial results to derive a range of implied enterprise values for the Reorganized Company. In estimating reorganization value under this approach, Gordian selected a range of financial multiples for publicly traded companies as well as M&A transactions, and applied such valuation multiples to the Reorganized Company's projected results.

                  The discounted cash flow approach involved deriving the unlevered free cash flows (before debt service) that the Reorganized Company would generate over a certain projected period assuming the Projections were realized. These cash flows, and an estimated value of the Reorganized Company at the end of the projected period, were discounted to the present using a range of weighted average costs of capital for the Reorganized Company to determine a range of enterprise values for the Reorganized Company. In estimating reorganization value under this approach, Gordian considered a range of discount rates from 8% to 14% and calculated terminal values based upon, among other factors, perpetual growth rates for the free cash flow in the terminal year. Selection of these discount rates reflected, among other considerations, current market conditions and the relative risks believed to be associated with the Reorganized Company, including assessments as to the achievability of the Projections.

                  Gordian has assisted the Debtors in allocating values among the various business units, based largely upon relative cash flow contributions. Such allocation was based upon information provided by the Debtors with respect to estimates of corporate overhead that would need to be incurred by each business unit were such unit a stand-alone entity. Gordian did not independently value each such business unit in the context of a potential piecemeal sale of the units, nor did Gordian evaluate the proceeds that could be realized by the Debtors in the context of a sale pursuant to Chapter 7 of the Bankruptcy Code.

                  Gordian also notes that the Debtors have recently changed senior management, and that Gordian has not met with the new senior management. The Projections, on which Gordian's valuation was based, were developed pursuant to the directions of prior senior management. Accordingly, it is possible that new senior management could take steps, or have views, that would impact the Projections and related valuations, and that such effects could be material. Gordian reserves the right to revise its valuation views as a result of (i) discussions, if any, with the Debtors' new senior management or (ii) further due diligence with respect to the impact on the Projections, if any, due to the recent senior management change.

                  Based on the methods and assumptions described above, Gordian believes the Enterprise Value, as of October 1, 2002, is between $185.0 million and $235.0 million, with a midpoint value of approximately $210.0 million.

                  The Enterprise Value is highly dependent upon assumptions regarding the prospect of achieving the results set forth in the Projections, as well as the realization of certain other assumptions that are not guaranteed.

                  As a result of the consummation of the Plan and the transactions contemplated by the Plan, the financial condition and results of operations of the Reorganized Company from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in the historical financial statements of the Debtors contained in the Plan and in the Exhibits attached hereto, in the Plan Supplement and in public filings with the SEC.


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


                  To derive the Equity Value, the fair market value of the estimated net indebtedness of the Reorganized Company at the Effective Date was deducted from the Enterprise Value. Such assessment was confirmed by performing a discounted cash flow analysis using leveraged cash flows.

                  The fair market value of the Exit Facility, the New Wood Waste Secured Loan and other secured debt are estimated to be equal to their face value. The face amount and fair market value of the Exit Facility as of the Effective Date is $66.8 million (based on a $35.0 million Term Facility and $31.8 million assumed to be drawn on the Revolving Facility as of the Effective
Date). The fair market value of the New RailWorks Secured Loan is estimated to be less than its face value of $100 million. Gordian believes that the rate of return on the New RailWorks Secured Loan (which consists of a coupon of one, two, three or six-month LIBOR plus 4.0% per annum, as well as certain extension fees) is below market rates for debt instruments with similar risk characteristics. Based on comparable securities analysis, Gordian believes that the market rate of return for a debt instrument with the risk characteristics of the New RailWorks Secured Loan is in the range of 10% to 14%, with a midpoint of 12%. Assuming the New RailWorks Secured Loan required a yield to maturity equal to this midpoint and final maturity of 5 years, the fair market value of the New RailWorks Secured Loan would be $94.5 million.

                   Deducting the fair market value of the foregoing indebtedness from the Reorganized Company's Enterprise Value results in an estimated Total Equity Value of the Reorganized Company of between $21.6 million and $71.6 million, with a midpoint value of $46.6 million.

                  The estimated Total Equity Value was then allocated among the New RailWorks Series A Preferred Stock, the New RailWorks Series B Preferred Stock, the New RailWorks Series B Warrants, the New RailWorks Series C Preferred Stock and the New RailWorks Common Stock.

                  In performing such allocation, the New RailWorks Series A Preferred Stock was deemed to have only speculative value, as it has no rights to receive any dividends, no rights of conversion and no rights of redemption. Furthermore, the New RailWorks Series A Preferred Stock shall automatically cease to be outstanding with no payment thereon upon (x) written notice of a bona fide public offering, the net proceeds of which exceed $20 million, or (y) the event of a merger, stock sale or consolidation under which the New RailWorks Secured Loan is paid or the requisite lenders thereunder have consented and after which stockholders do not retain a majority of the voting power and capital stock in the surviving corporation or sale of all or substantially all assets under which the New RailWorks Secured Loan is paid or the requisite lenders thereunder have consented.

                  The New RailWorks Series B Preferred Stock will not be issued as of the Effective Date. Rather, prospective holders of the Series B Preferred Stock will receive New RailWorks Series B Warrants as of the Effective Date. These warrants were valued, in part, as out-of-the money call options using the Black-Scholes model. Subject to certain assumptions, including a New RailWorks Common Stock price per share of $39.12, a strike price of $119 per share, a 10 year maturity, a 5% continuously compounded risk-free interest rate and a volatility of 50%, these warrants were valued pursuant to the Black-Scholes model at $17.07 per share, or $3.0 million in aggregate.

                  The New RailWorks Series C Preferred Stock was valued primarily based on comparable securities analysis. An analysis performed on certain publicly-traded convertible securities with valuation parameters roughly comparable to those of the Reorganized Company at the valuation midpoint, revealed that they tend to have breakeven periods in the range of 2.5 to 6.5 years, conversion premiums in the range of 25% and 65%, and yields to maturity in the range of 4% and 8%. Using these parameters to value the New RailWorks Series C Preferred Stock yielded a value of $34.5 million, based upon the midpoint Total Equity Value of $46.6 million.

                  The forgoing analysis of the New RailWorks Series C Preferred Stock was necessarily based upon a simultaneous estimate of the value of the New RailWorks Common Stock. In the case where the


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


value of the New RailWorks Series C Preferred Stock was $34.5 million, the value of the New RailWorks Common Stock would be $9.1 million, or $39.12 per share, assuming 233,333 shares of common stock issued and outstanding. If Class 9 votes to reject the Plan, then holders of Allowed Unsecured Claims would not receive any distributions under the Plan and the value of the distribution they would have received had they voted in favor of the Plan, $1.2 million, would be reallocated to other constituencies.

                  At the low end of the Total Equity Value range of $21.6 million, Gordian estimates that the New RailWorks Series C Preferred Stock would be valued at $18.5 million, while the New RailWorks Common Stock would be valued at $2.7 million, or $11.58 per share, assuming 233,333 shares of common stock issued and outstanding. If Class 9 votes to reject the Plan, then holders of Allowed Unsecured Claims would not receive any distributions under the Plan and the value of the distribution they would have received had they voted in favor of the Plan, $0.3 million, would be reallocated to other constituencies.

                  At the high end of the Total Equity Value range of $71.6 million, Gordian estimates that the New RailWorks Series C Preferred Stock would be valued at $49.0 million, while the New RailWorks Common Stock would be valued at $15.9 million, or $68.13 per share, assuming 233,333 shares of common stock issued and outstanding. If Class 9 votes to reject the Plan, then holders of Allowed Unsecured Claims would not receive any distributions under the Plan and the value of the distribution they would have received had they voted in favor of the Plan, $2.0 million, would be reallocated to other constituencies.

                   The New Management Options were not included in the foregoing analyses because their strike price has not yet been determined.

                  The Projections assume that certain insurance related claims would be backstopped by a $15.0 million letter of credit. It is possible that the Debtors would not be able to obtain such letter of credit and would have to draw down on the Revolving Facility to cash collateralize these obligations. If so, the Total Equity Value, the New RailWorks Series B Warrants value, the New RailWorks Series C Preferred Stock value and the New RailWorks Common Stock value cited above would be adversely affected.

            NOTE ON ESTIMATES OF VALUE IN THIS DISCLOSURE STATEMENT

         Estimates of value do not purport to be appraisals nor do they necessarily reflect the values that may be realized if individual assets of the Reorganized Company or the entire Reorganized Company were to be sold. The estimates of value represent hypothetical enterprise values for the Reorganized Company assuming the implementation of the Reorganized Company's business strategies as well as other significant assumptions. Such estimates were developed by the Debtors solely for purposes of formulating and negotiating a plan of reorganization and analyzing the projected recoveries under the Plan and should not be viewed as an estimate of the prices at which the securities of the Reorganized Company will trade on the public or private capital markets.

         C.       THE ROLE OF THE CREDITORS' COMMITTEE

                  On the Effective Date, the duties of the Creditors' Committee will terminate and the Creditors' Committee will dissolve.


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


         D.       POST-CONFIRMATION JURISDICTION OF THE BANKRUPTCY COURT

                  On and after the Effective Date, the Bankruptcy Court will retain jurisdiction over all matters arising in, arising under, and related to the Reorganization Cases for, among other things, the following purposes:

                  (a) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

                  (b) To determine any motion, adversary proceeding, avoidance action, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date.

                  (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

                  (d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Equity Interest.

                  (e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

                  (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order, or any other order of the Bankruptcy Court.

                  (g) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

                  (h)      To hear and determine all Fee Claims.

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing.

                  (j) To hear and determine disputes arising in connection with the adjudication of Surety Rights with respect to Claims and obligations arising prior to the Effective Date.

                  (k) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan, including any release or injunction provisions set forth herein, or to maintain the integrity of the Plan following consummation.

                  (l) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

                  (m) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

                  (n) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code, title 28 of the United States Code and other applicable law.


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


                  (o)      To enter a final decree closing the Reorganization
Cases.

                  (p) To recover all assets of the Debtors and property of the Estates, wherever located.

                  (q) To hear and determine fees and expenses of the Indenture Trustee in accordance with section 5.9 of the Plan.

                  (r) To hear and determine disputes regarding Litigation Trust Claims and/or the administration and/or activities of the Litigation Trust.

                          VII. HISTORICAL INFORMATION

         A.       BUSINESS AND SIGNIFICANT RECENT EVENTS

                  Railworks was formed in March 1998. In August 1998, through its initial public offering, Railworks acquired in separate concurrent transactions fourteen (14) groups of companies. Since that time, Railworks has acquired an additional twenty-one (21) companies or groups of companies.

                  Railworks is a leading provider of integrated rail system services and products to a diverse base of customers throughout North America. It provides a full range of rail-related services and products on a "turnkey" basis and offers rail system solutions under the "RailWorks" brand. Railworks provides:

                  - track construction, rehabilitation, repair and maintenance;

                  - installation of electrification, communication and signaling equipment and systems for rail applications; and

                  -        related products and services.

                  Railworks provides these services to a wide variety of customers, including Class I, regional and shortline railroads, passenger rail and rail transit authorities and commercial and industrial companies. Railworks also provides non-rail products and services such as electrical contracting, bridge and highway support structures and related concrete products to public agencies, commercial, power and industrial customers.

         B.       EVENTS LEADING TO CHAPTER 11 AND THE NEED TO REORGANIZE

                  In September 2000, Railworks announced that it had terminated a pending going private transaction, and decided to suspend its acquisition program and initiate a strategic review of its operations. The resulting restructuring plan contemplated reducing headcount, integrating systems and rationalizing Railworks' asset base. These restructuring initiatives necessitated much of the $63.3 million in charges to earnings for the year ended December 31, 2000.

                  In early 2001, certain large projects in the Transit Group (primarily in the commercial and power divisions) required large and unforeseen infusions of working capital, creating an acute liquidity crisis during Railworks' peak working capital season and at the time of an impending interest payment under the Senior Subordinated Notes. In response, Railworks obtained an amendment to its Pre-Petition Credit Agreement, allowing for a $15 million increase in its senior borrowings. Notwithstanding this increase, Railworks' liquidity problems persisted, forcing it to extend trade payables and otherwise undertake extraordinary measures to conserve cash.

                  In an attempt to address its growing liquidity crisis prior to the Petition Date, Railworks' actions included: (i) retaining restructuring consultants; (ii) cutting costs by further reducing headcount; (iii) continuing to extend payables; (iv) exploring strategic alternatives; and (v) negotiating to achieve an out-of-court restructuring of its businesses. None of these actions was able to reverse the deteriorating liquidity crisis that Railworks experienced throughout the summer of 2001. As a result, the Debtors commenced these Reorganization Cases.

                  On September 21, 2001, due to the commencement of the Reorganized Cases, the NASDQ Listing Qualifications Staff halted trading in Railworks' common stock, which shortly thereafter was delisted. Since the delisting, Railworks common stock has traded on the OTC Bulletin Board, under the symbol "RWKSQ.OB". After the Effective Date, it is contemplated that Reorganized Railworks will not be a listed company or a publicly-traded company, and will not otherwise make financial information publicly available.

         C.       OUTSTANDING PRE-PETITION LIABILITIES

                  Prior to the Petition Date, the Debtors' financing was derived primarily from internally generated funds, borrowing under the Pre-Petition Credit Agreement and funds generated from the Senior Subordinated Notes and the initial public offering. The Pre-Petition Credit Agreement was provided to Railworks through a syndicate of banks and other institutional lenders, including BoA, as administrative agent. Railworks' obligations under the Pre-Petition Credit Agreement are guaranteed by the Subsidiary Debtors and the Debtors' obligations under the Pre-Petition Credit Agreement are secured by liens on, and security interests in, substantially all of the Debtors' assets, including inventory, receivables, equipment and general intangibles. The Senior Subordinated Notes constitute general, unsecured obligations of Railworks, with payment fully and unconditionally guaranteed by the Subsidiary Debtors. Payment of the Debtors' obligations under the Senior Subordinated Notes is subordinated and junior in right of payment to payment in full of the Debtors' obligations under the Pre-Petition Credit Agreement.

                  As of the Petition Date, the Debtors were jointly and severally liable under the Pre Petition Credit Agreement in the aggregate amount of approximately $193.3 million, as follows: (i) approximately $94.3 million in principal amount owing under the revolver loan; (ii) approximately $97.5 million in principal amount owing under the term loan; and (iii) approximately $0.5 million owing in outstanding letters of credit. In addition, as of the Petition Date the Debtors owed approximately $3.8 million of accrued and unpaid interest and approximately $0.1 million of fees and expenses related to the Pre-Petition Credit Agreement.

                  In addition, as of the Petition Date, the Debtors were liable under the Senior Subordinated Notes for approximately $173.1 million in principal and approximately $8.6 million in accrued interest.

                  Other significant pre-petition liabilities of the Debtors include: (i) approximately $2.0 million in outstanding promissory notes held by Persons who sold their businesses to the Debtors; (ii) obligations in the approximate amount of $4.2 million to Persons who sold their businesses to the Debtors; and (iii) substantial contingent liabilities to the Pre-Petition Sureties for contingent claims on surety bonds.

         D.       LITIGATION

                  On September 6, 2001, Railworks and the former Chairman of the Board of Directors were named as defendants in a class action lawsuit filed in the United States District Court for the District of Maryland (Baltimore Division), alleging securities fraud claims under the Exchange Act. The plaintiffs are seeking an undetermined amount of damages. As a result of the commencement of the Reorganization Cases, the District Court has stayed this action as to all defendants and administratively closed the case pending further order of the District Court.


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


         E.       HISTORICAL FINANCIAL INFORMATION

                  Exhibit F to this Disclosure Statement contains consolidated balance sheets and income statements for the Debtors for fiscal years 1999, 2000 and 2001, and for the first fiscal quarter of 2002. Additional financial and other information about Railworks and the other Debtors can be found in Railworks' Form 10-Ks for the fiscal years ended December 31, 2000 and December 31, 2001 and its other filings from time to time with the SEC, which are available at www.sec.gov.

                        VIII. THE REORGANIZATION CASES

         A.       CONTINUATION OF BUSINESS AFTER THE PETITION DATE

                  Since the Petition Date, the Debtors have continued to operate their businesses in the ordinary course as debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code. As described in further detail below, a variety of steps have been and will be taken to attempt to strengthen and enhance the value of the Debtors' businesses during these Reorganization Cases.

                  1.       BOARD OF DIRECTORS

Railworks' Board of Directors currently consists of the following eight (8) individuals: (i) Norman Carlson; (ii) Scott D. Brace; (iii) Ronald W. Drucker;
(iv) Wayne F. Hall; (v) Charles W. Hoppe; (vi) John Kennedy (vii) R. C. Matney; and (viii) Donald P. Traviss.

                  2.       MANAGEMENT

                  Railworks' present management team consists of John Kennedy, Chief Executive Officer; Robert D. Wolff, President of Railworks Track Systems Group; William R. Donley, President of Railworks Products and Services Group; and C.W. Moore, President of Railworks Transit Systems Group. On or about July 23, 2002, Eric H. Schless indicated his intention to resign his position as Acting Executive Vice President and Chief Financial Officer. In addition, on or about August 6, 2002, it was determined that Mr. Wolff's employment would be terminated.

                  By motion dated May 9, 2002, Railworks requested authority to employ James Kimsey as President and Chief Operating Officer. Pending Bankruptcy Court consideration of this motion, Mr. Kimsey is serving in an "at-will" capacity. A hearing to consider this application presently is scheduled to take place on September 3, 2002. Shortly before the Kimsey employment application was filed, and repeatedly thereafter, InfraSource, Inc. ("InfraSource") demanded that Railworks terminate Mr. Kimsey's employment or be prepared to defend itself against alleged claims for tortious interference with certain contracts and for unfair competition (collectively, the "Alleged Tort Claims"). In response to these threats, RailWorks filed an adversary proceeding in the Bankruptcy Court (the "Declaratory Judgment Action") against InfraSource, asking the Bankruptcy Court to declare that Railworks' employment of Mr. Kimsey did not and would not give rise to the Alleged Tort Claims. The following week, InfraSource and one of its subsidiaries filed a civil action (the "Civil Action") against Mr. Kimsey in a Pennsylvania state court, seeking, inter alia, to enjoin Mr. Kimsey from working for Railworks and to compel Mr. Kimsey to return certain documents. Mr. Kimsey removed the Civil Action to federal court in Pennsylvania, after which, by agreement of the parties, the matter (now an adversary proceeding in this case) was transferred to the Bankruptcy Court. The plaintiffs then filed a motion to remand the action to Pennsylvania state court, which motion as denied by the Bankruptcy Court, as was the motion for abstention filed by InfraSource in the Declaratory Judgment Action. Consequently, both adversary proceedings remain pending before the Bankruptcy Court.

                  On July 23, 2002, Railworks announced that it also agreed to employ, subject to Bankruptcy Court approval, Ab Rees as Chairman and Chief Executive Officer. Railworks anticipates filing a motion to obtain Bankruptcy Court approval of Mr. Rees' employment shortly. Pending Bankruptcy Court consideration of this motion, Mr. Rees is serving in an "at-will" capacity.

                  3.       STABILIZING OPERATIONS

                  Both before and after the Petition Date, the Debtors have taken actions to attempt to stabilize operations. On an ongoing basis, the Debtors continue to address the many emergencies and other matters that are incidental to the commencement of complex chapter 11 cases, including responding to inquiries by employees, vendors, contractors, subcontractors, surety companies, other unsecured creditors, the Creditors' Committee and its professionals and other constituencies and parties-in-interest.

                  To provide post-petition financing for all segments of the Debtors' businesses and a post-petition bonding facility for the Debtors' transit systems business, within the first two (2) weeks of the Petition Date, the Debtors sought approval from the Bankruptcy Court of a complex debtor-in-possession financing arrangement (as subsequently amended, modified, replaced, restated or supplemented, the "DIP Financing"). The DIP Financing, which was the product of extensive negotiations between and among the Debtors, GOF and Stonehill, BoA and Travelers, was approved on a final basis by the Bankruptcy Court on October 24, 2001. The Debtors believe that approval of the DIP Financing has been and will continue to be viewed by other third parties, particularly the Debtors' employees, vendors, contractors, subcontractors and project owners, as a means of providing stability and improving cash flow and enhancing the long term competitiveness and business prospects of the Debtors. See section VIII.A.4.b., "DIP Financing Motions" below. In addition, the DIP Financing has enabled the Debtors to, among other things, (i) increase their available financial resources, (ii) engender confidence in their vendors, contractors, subcontractors and project owners such that the Debtors were and are able to purchase goods and services on normal trade terms in most circumstances, (iii) fund the payments set forth in their first day orders and other orders entered by the Bankruptcy Court and (iv) compete for new business and provide bonding for new jobs.

                  As of March 31, 2002, approximately (i) $45.0 million was outstanding under the Transit Group Loan Documents, consisting of $30.0 million of borrowings and a $15.0 million letter of credit; (ii) $19.3 million was outstanding under the TP&S Group Loan Documents, consisting of $15.5 million of borrowings and $3.8 million of letters of credit; and (iii) $15 million was outstanding under the Bond Support Documents.

                  4.       FIRST DAY MOTIONS

                  Together with their petitions for relief, the Debtors filed a number of "first day" motions and applications either on or shortly after the Petition Date. In addition to these motions seeking affirmative or injunctive relief (some of which are discussed below), several sought administrative relief necessary to permit the Debtors to operate during the course of the Reorganization Cases. Capitalized terms used in this section but not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the applicable "first day" motion or application. The Debtors' first day motions and applications included motions and applications for orders:

                  - establishing interim compensation procedures for professionals;

                  - authorizing the Debtors to mail initial notices and to file a list of creditors in lieu of a creditor matrix;

                  - authorizing the retention of the Debtors' professionals and a noticing, claims and Voting Agent;

                  - authorizing the continued use of the Debtors' existing bank accounts and business forms;

                  - authorizing the joint administration of the Debtors' cases;

                  - authorizing the Debtors to satisfy pre-petition claims held by certain critical vendors and suppliers;

                  - authorizing the payment of certain pre-petition employee obligations;

                  - authorizing the employment of certain ordinary course professionals;

                  - determining the procedures governing adequate assurance of future performance under executory contracts with utilities;

                  - approving an administrative order limiting mandatory notice requirements in the Reorganization Cases to certain parties;

                  - authorizing the Debtors to maintain their existing cash management system;

                  -        approving certain investment guidelines;

                  - authorizing the Debtors to borrow funds from certain of the Transit Group Lenders on an emergency basis prior to approval of the DIP Financing; and

                  - authorizing interim borrowings under the DIP Financing and the use of Cash Collateral

                           (a)      CRITICAL VENDOR MOTIONS

                  On October 1, 2001, the Debtors filed an emergency motion seeking the Court's authorization to pay the claims of certain subcontractors and vendors for goods or services provided prior to the Petition Date. The Debtors subsequently filed four supplemental motions resulting in a total of five orders authorizing the Debtors to pay the claims of certain tradespersons, subcontractors and suppliers of goods and other services who are critical to the near-term survival of the Debtors' businesses (the "Critical Vendors"). Payment of a Critical Vendor assures the continued supply of goods or services to the Debtors in the ordinary course of business on as good or better terms and conditions (including credit terms) that existed prior to the Petition Date, during the pendency of the Reorganization Cases. As of March 15, 2002, the Debtors had made approximately $40.5 million in payments to their Critical Vendors as authorized by the Bankruptcy Court.

                           (b)      DIP FINANCING MOTION

                  As described above, the Debtors received approval of their motion seeking authority to obtain the DIP Financing and to authorize the use of cash claimed as collateral by the Pre-Petition Lenders. The DIP Financing consists of four (4) separate facilities, as follows:

                  - Transit Group Facility Agreement: A senior revolving credit facility extended by the Transit Group Lenders in an aggregate principal amount of up to $45 million: (a) a $30 million revolver to be used for (i) working capital purposes in support of the Debtors' transit systems business, (ii) payment of certain pre-petition payables of the Debtors in respect of their transit systems business, and (iii) a proportional share of bankruptcy related costs; and (b) a $15 million letter of credit to secure certain obligations of the Debtors under their 2002 commercial insurance program.

                  - Bond Support Credit Agreement: A credit facility extended by the Bond Support Lenders in an aggregate principal amount of up to $40 million to be used solely to collateralize 40% of the Debtors' obligations under the Bond Facility Agreement.

                  - Bond Facility Agreement: A facility for the issuance of surety bonds extended by Travelers in an aggregate principal amount of up to $100 million to be used for the prosecution of work in the ordinary course of the Debtors' transit systems business.

                  - TP&S Group Facility Agreement: A senior revolving credit facility extended by the TP&S Group Lenders in an aggregate principal amount of up to $35 million to be used for: (i) working capital purposes in support of the Debtors' track systems and products and services businesses; (ii) payment of certain pre-petition payables of the Debtors in respect of their track systems and products and services businesses; (iii) payments of adequate protection to the Pre-Petition Lenders; and (iv) a proportional share of bankruptcy related costs.

                  In general terms, the Debtors secured their obligations under the DIP Financing as follows:

                  - Transit Group Facility Agreement and Bond Support Credit Agreement: Pursuant to sections 364(c) and 364(d) of the Bankruptcy Code, senior priming, first priority and junior liens on and security interests in all of the Transit Group Collateral (subject to certain exceptions).

                  - TP&S Group Facility Agreement: Pursuant to sections 364(c) and 364(d) of the Bankruptcy Code, senior priming, first priority and junior liens on and security interests in all of the TP&S Group Collateral (subject to certain exceptions).

                  The DIP Financing contains various additional terms, conditions and provisions, including, among other things:

                  - Carve-Out: The DIP Financing provides for a carve-out for payment of certain administrative expenses in an aggregate amount not to exceed $2.5 million (divided as between the Transit Group Facility Agreement, the Bond Support Credit Agreement and the Bond Facility Agreement ($1.45 million collectively) and the TP&S Group Facility Agreement ($1.05 million)), which amount may be used by the Debtors after the occurrence of, and during the continuance of, a default or event of default under the DIP Financing.

                  - Additional Fee: The DIP Financing originally provided that the Debtors were obligated to pay an additional fee in the amount of $1.65 million if a plan of reorganization acceptable to the Transit Group Lenders, the Bond Support Lenders and the TP&S Group Lenders was not confirmed within five (5) months of the Petition Date, and/or the consummation of such plan of reorganization did not occur within six (6) months after the Petition Date. By agreement among the Debtors, the Transit Group Administrative Agent and the TP&S Administrative Agent, these deadlines were extended on three separate occasions. Nevertheless, the Debtors' obligation to pay this additional fee now has accrued, although the relevant DIP Financing lenders have agreed to extend the deadline for the payment of such fee subject to specified conditions giving rise to an earlier payment date, until consummation of a plan. Payment prior to consummation would be required (a) in the case of both the TP&S Group Facility Agreement and the Transit Group Facility Agreement, in the event of a breach or termination of the Intercreditor Agreement and (b) in the case of the TP&S Group Facility Agreement, if the Debtors have sufficient cash on hand and availability under the TP&S Group Facility Agreement of at least $5,750,000 for ten (10) consecutive business days.

                  - Travelers Contract Assumptions: The terms of the DIP Financing require that the Debtors assume any contract bonded by Travelers in either the Transit Group or the TP&S Group (other than certain excluded contracts) and honor all obligations bonded by Travelers. In the event that the Debtors default in the performance of any of their obligations with respect to any such contract or obligation, Travelers may elect to take over any such bonded contract or obligation at any time and complete the contract or obligation itself or with another contractor.

                  - Material Pleadings: The DIP Financing requires that the Debtors obtain the prior written consent of the DIP Lenders before filing certain specified "Material Pleadings," including: (a) a plan of reorganization or a disclosure statement with respect to a plan of reorganization; (b) a motion to sell, lease or otherwise dispose of material assets of the Debtors' estates; (c) a motion to extend the Debtors' exclusive periods to file a plan of reorganization and solicit acceptances thereto; (d) a motion to implement, adopt or revise an employee retention, severance or similar program; (e) a motion to obtain replacement debtor-in-possession financing that does not provide for the repayment of all obligations under the DIP Financing; (f) a motion to substantively consolidate the estates of any Debtor within the Transit Group with any Debtor within the TP&S Group; and (g) any other pleading that impairs the Debtors' ability to repay its obligations under the DIP Financing.

                           (c)      EMPLOYEE WAGE MOTION

                  To retain valued employees and ensure the Debtors' ability to continue operating with a minimal amount of disruption after the Petition Date, the Debtors sought an order of the Bankruptcy Court authorizing the Debtors to honor in the ordinary course and/or pay pre-petition claims relating to unpaid compensation, reimbursable expenses, employee benefits, and paid time off obligations, which include, among other items, wages, salaries, commissions, compensation, union benefits, federal and state withholding taxes, payroll taxes, vacation days, holiday pay, personal days, life insurance, medical insurance benefits and premiums, tuition reimbursement, 401(k) contributions, reimbursable expenses and other employee benefits (collectively, the "Pre-Petition Employee Obligations").

                  Pursuant to this motion, the Debtors satisfied payroll obligations of approximately $11.5 million, including, approximately $3.7 million in wages and salaries to their approximately 3,000 employees, including estimated payroll tax obligations, plus an additional $182,000 to independent contractors. In addition to paying payroll expenses, pursuant to the motion, the Debtors made payments, including, but not limited to, approximately (a) $1.15 million to reimburse employees for business expenses they incurred pre-petition; (b) $522,000 in connection with pre-petition obligations arising under their self-insured health plan for non-union employees; (c) $790,000 for workers' compensation insurance premiums; (d) $101,000 for various miscellaneous insurance coverage for employees; (e) $4,800 in escrowed funds for voluntary additional insurance coverage; (f) $3.65 million for union employee fringe benefits; and (g) $1.2 million for 401(k) plan matches. The Debtors were also authorized to make various bonus payments to eligible employees as they became due.

                  5.       CASH MANAGEMENT MOTION

                  The Debtors sought and obtained authorization to continue the management of their cash receipts and disbursements substantially in the manner in which they were handled immediately before the Petition Date. The Debtors' cash management system consolidates all the funds received by the Railworks entities while also tracking which corporate entity is the owner of those funds. The cash management system is separated principally into the collection of receipts through depository accounts and the payment of accounts payable and payroll through disbursement accounts established for such designated purposes. The depository and disbursement accounts fund or are funded by, as the case may be, a central cash concentration account. The continued use of this established cash management system has allowed the Debtors to avoid the costs and disruption that would necessarily result from the establishment of a new cash management system from the ground up.

                  With the cash management motion, the Debtors have also obtained a limited waiver of the investment guidelines that are statutorily imposed upon debtors in possession. Pursuant to the Court's order (the "Cash Management Order"), the Debtors may invest excess cash remaining in the concentration account in accordance with the following practices:

         (a) securities issued or directly and fully guaranteed by the United States government or any agency thereof;

         (b) commercial paper of domestic corporations rated "A-1" or "P-1" or higher;

         (c) interest bearing certificates of deposit, time deposits, bankers' acceptances, or overnight bank deposits with domestic commercial banks;

         (d)      repurchase agreements; and

         (e) any funds (such as a mutual funds) investing in the above-described securities or commercial paper to the extent that the fund holds investments in excess of $100 million and to the extent that the Debtor's aggregate investment in such fund is less than ten percent (10%) of the total amount invested in that fund.

The Debtors' investment practices have proven to be a reasonable and prudent means of preserving estates assets, while at the same time maximizing the return on the millions of dollars that the Debtors will collect during these cases. The Cash Management Order has enabled the Debtors to maintain the security of their investments while providing the Debtors with the flexibility they require to maximize the yield on the investment of their funds.

                  6. CONTRACT ASSUMPTION MOTIONS AND PRE-PETITION SURETIES SETTLEMENTS

                  As noted above, the terms of the DIP Financing required the Debtors to assume any contract bonded by Travelers in either the Transit Group or the TP&S Group (other than certain excluded contracts) and honor all obligations bonded by Travelers. Accordingly, on October 22, 2001, the Debtors filed a motion seeking to assume their Travelers-bonded project contracts (the "Travelers Contracts"). In addition to the requirement imposed upon the Debtors as a result of the DIP Financing, the Debtors believed that assumption of the Travelers Contracts was justified because: (a) on the aggregate, the Travelers contracts were expected to generate, upon and after assumption, net positive cash flow of approximately $90 million; and (b) assumption of the Travelers Contracts allowed the Debtors to preserve and, in some cases, mend, important customer relationships. By orders entered on or about November 11, 2001, the Court authorized the assumption of the bulk of the Travelers Contracts, with the exception of certain contracts with respect to which objections had been received. All of these objections subsequently were resolved and assumption of the relevant Travelers Contracts was approved by the Court.

                  After November 11, 2002, the Debtors identified other Travelers-bonded contracts that inadvertently had been omitted from the October 22, 2001 motion. These largely consisted of certain smaller contracts and/or those that had been substantially completed as of the Petition Date. The Debtors therefore sought additional relief (which they ultimately secured) for authorization to assume those contracts, by motions dated November 29, 2001 and January 31, 2002, respectively. As of the date hereof, and pursuant to Bankruptcy Court approval, the Debtors have made cure payments in the amount of approximately $52.9 million in connection with the assumption of the Travelers Contracts.

                  The Debtors also are parties to certain prepetition contracts bonded by sureties other than Travelers (the "Non-Travelers Bonded Contracts"). In such cases, because the Debtors were not required to assume the Non-Travelers Bonded Contracts, the Debtors were unwilling to do so unless, on a contract-by-contract basis, assumption of the applicable Non-Travelers Bonded Contract was expected to generate positive cash flow on a post-assumption basis.

                  In order to induce the Debtors to assume certain Non-Travelers Bonded Contracts, two of the Debtors' prepetition sureties, Seaboard Surety Company ("Seaboard") and Federal Insurance Company ("Federal"), each entered into negotiations and, ultimately, executed separate agreements with the Debtors pursuant to which these respective sureties agreed to make certain payments to the Debtors or to third parties on the Debtors' behalf in connection with certain projects. In exchange, the Debtors agreed to assume the related Non-Travelers Bonded Contracts, because, when considered with the payments to be made by the sureties, these Non-Travelers Bonded Contracts were now expected to generate positive cash flow. The respective agreements with Federal and Seaboard were approved by the Court by orders dated February 1, 2002, and February 6, 2002, respectively. Notwithstanding anything to the contrary contained in the Plan, the Debtors intend to comply with all of the terms and conditions of the respective agreements with Federal and Seaboard.

                  Pursuant to the Debtors' agreement with Federal (the "Federal Stipulation"), the Debtors agreed to assume four of the nine projects that were bonded by Federal prior to the commencement of these cases. The Debtors now have determined to reject the remaining five project contracts (specifically, Contract Nos. E-31261, 36276, C-20203, E-31254, and A-35724) that were bonded by Federal, which contracts will be rejected by operation of the Plan inasmuch as the Debtors intend to list such contracts on the Schedule of Rejected Contracts and Leases to be included in the Plan Supplement.

                  Additionally, by motion dated May 9, 2002, the Debtors sought authorization to assume a Non-Travelers Bonded Contract between one of the Debtors and the City and County of San Francisco, State of California Airport Commission (the "Airport Contract"). The Airport Contract also is expected to generate positive cash flow. National Surety Corporation ("National"), another one of the Debtors' prepetition sureties, issued payment and performance bonds for the underlying project. On May 24, 2002, National, along with one of the subcontractors under the Airport Contract, filed objections to the contract assumption motion. The Debtors consensually resolved the objection of the subcontractor and on June 11, 2002, the Court overruled National's remaining objections and approved the Debtors' Motion.

                  7.       SIGNIFICANT ASSET SALES.

                  The Debtors have not engaged in any significant, non-ordinary course asset sale transactions during the course of these cases. Both prior and subsequent to the Petition Date, however, the Debtors have pursued various restructuring opportunities, including the potential disposition of certain significant assets. In this regard, the Debtors have been marketing their Gantrex line of business and assets for approximately one year. Although the Debtors have not agreed to the terms of a transaction or executed definitive documentation, discussions with a potential purchaser of the Gantrex assets have proceeded to the documentation stage. In the event the Debtors successfully conclude these discussions, the Debtors expect to file an appropriate motion with the Bankruptcy Court seeking approval of the transaction.

         B.       CASE ADMINISTRATION

                  1.       BAR DATE

                  In accordance with Bankruptcy Rules 3003(c) and 9029, by order dated December 7, 2001 the Bankruptcy Court established January 22, 2002 (the "Bar Date") as the final date for filing proofs of claims against the Debtors, subject to certain exceptions. Pursuant to Bankruptcy Rule 3003(c)(2), any creditor: (a) whose Claim (i) was not scheduled by the Debtors or (ii) was scheduled as disputed, contingent or unliquidated, and (b) who failed to file a proof of claim on or before the Bar Date, will not be treated as a creditor with respect to that Claim for purposes of voting on the Plan or receiving a distribution under the Plan. As of the Bar Date, approximately 2,724 claims had been timely filed.

                  By Order dated February 14, 2002, the Court established March 11, 2002 (the "Supplemental Bar Date") as the final date for filing proofs of claims against the Debtors with respect to those creditors affected by the filing of the Debtors' Amended Schedules. The Supplemental Bar Date will allow the affected creditors to file proofs of claims against one or more of the Debtors if they disagree with the newly scheduled amount or status of their respective claims. The Debtors may object to all Claims filed after the Bar Date or Supplemental Bar Date, and to duplicate, excessive or otherwise meritless Claims.

                  2.       EXCLUSIVITY

                  The Debtors filed the Plan on March 15, 2002. Section 1121(b) of the Bankruptcy Code provides that a debtor has the exclusive right to file a plan of reorganization for an initial period of 120 days after the commencement of the case (the "Exclusive Filing Period"). Additionally, section 1121(c)(3) provides that, if a debtor has filed a plan within the initial 120-day period under subsection (b), it then has an additional 60 days to exclusively solicit acceptances to the plan it filed (the "Exclusive Solicitation Period"). On February 5, 2002, this Court entered an order extending the Exclusive Filing Period and the Exclusive Solicitation Period to and including February 18, 2002 and April 19, 2002, respectively. On February 11, 2002, the Debtors filed their motion for order further extending the exclusive periods (the "Second Extension Motion") seeking a further extension of the Exclusive Filing Period to and including March 20, 2002 and the Exclusive Solicitation Period to and including May 20, 2002. On March 12, 2002, the Court entered an order granting the relief sought in the Second Extension Motion. On May 17, 2002, the Debtors filed their motion for order further extending the exclusive period during which only the Debtors may solicit acceptances to their plan of reorganization, which motion is currently pending before the Court. On May 21, 2002, the Bankruptcy Court entered a bridge order extending the exclusivity period pending its determination of this motion.

                  3.       SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS

                  The Debtors filed their Schedules of Assets and Liabilities ("Schedules"), lists and Statement of Financial Affairs on December 5, 2001. Subsequent to the filing of the Schedules, additional information became available to the Debtors and, accordingly, on December 11, 2001, the Debtors filed their Amended Schedules (the "Amended Schedules"), changing the manner in which claims of certain creditors are scheduled as compared to the Schedules and adding certain other creditors' claims. As the Debtors continued to work through various accounting and related issues during these reorganization cases, additional information became available to the Debtors, necessitating the amendment of their Amended Schedules. Accordingly, on February 8, 2002, the Debtors filed their Second Amended Schedules, changing the manner in which claims of certain creditors are scheduled as compared to the Schedules and/or the Amended Schedules, and adding certain other creditors' claims. The Debtors reserve their rights to amend such Schedules, lists and Statement of Financial Affairs as may be necessary.

                  4.       INFORMATION AND ESTIMATES

                  In their Schedules of Assets and Liabilities, and statement of financial affairs and executory contracts, the Debtors estimated the approximate aggregate allowed amounts of Claims. Updated estimates, which are preliminary and tentative given the limited review and analysis undertaken to date, are set forth below.

                  THESE AMOUNTS REPRESENT ESTIMATES BY THE DEBTORS BASED ON CURRENT INFORMATION ONLY. THE DEBTORS MAKE NO REPRESENTATION AS TO THE EXTENT TO WHICH THESE ESTIMATES MAY ULTIMATELY PROVE ACCURATE IN LIGHT OF ACTUAL CLAIMS AND THE RESOLUTION OF CLAIMS DISPUTES. FOR INFORMATION REGARDING THE LIMITATIONS ON AND UNCERTAINTIES OF THESE ESTIMATES, SEE SECTION VI.B., "FINANCIAL PROJECTIONS AND VALUATION ANALYSIS," ABOVE:


                  Class or Type of Claims                           Estimated Aggregate Allowed Amounts(12)
                  -----------------------                           ---------------------------------------

TP&S Group Lenders Claims...............................                $19.3 million
Transit Group Lenders Claims............................                $45.0 million
Bond Support Lenders Claims.............................                $0.0
Bond Facility Agreement Claims..........................                $69.4 million in face amount
Administrative Expense Claims...........................                $1.7 million(13)
Fee Claims..............................................                $9.3 million(14)
Priority Tax Claims.....................................                $.3 million
Other Secured Claims....................................                $1.1 million(15)
Wood Waste Secured Claim................................                $1.0 million
Priority Non-Tax Claims.................................                $294,422.00
Travelers Pre-Petition Bonds Claims.....................                $963 million (estimated face amount of
                                                                        outstanding prepetition bonds)
Interdebtor Claims......................................                $64 million
Non-Debtor Subsidiaries Claims..........................                $5.8 million
Non-Exit Lenders Pre-Petition Lenders Claims............                $147.8 million
Exit Lenders Pre-Petition Lenders Claims................                $45,000,000
Unsecured Claims........................................                At least $202 million(16)
510(c) Claims...........................................                $0.00(17)
Existing Securities Law Claims..........................                Undetermined
Equity Interests........................................                N/A


---------
(12) Approximately 2,724 proofs of claim were filed as of January 22, 2001, the Bar Date. Approximately 96 additional proofs of claims were filed pursuant to the Supplemental Bar Date. As of the date of this Disclosure Statement, the Debtors have completed only a preliminary estimate of the Claims filed in these cases. Because recoveries under the Plan are directly linked to the amount and value of the Allowed Claims, any change in the Debtors' Claims estimates resulting from further analysis of the proofs of claim filed as of the Bar Date and the Supplemental Bar Date will impact their predictions of recoveries under the Plan.

(13) Including expenses that do not arise and are not paid in the ordinary course of business (including all fees relating to issuance of the Plan Securities and in connection with the Exit Facility, the New Railworks Secured Loan, the New Wood Waste Secured Loan, U.S. Trustee fees and indenture trustee fees).

(14) Including a success fee for Glass & Associates and amounts allocated to other financial advisors and professional fees incurred, but not paid, during the Reorganization Cases.

(15) Class 1 (other Secured Claims) is comprised of approximately 24 Other Secured Claims representing equipment and other capital lease arrangements that the Debtors believe are appropriately classified as secured financings.

(16) The estimate for Unsecured Claims is inclusive of approximately (a) $181.2 million in prepetition principal and accrued interest in Senior Subordinated Note Claims and (b) $21 million in prepetition unsecured trade and other payables (including approximately $5.2 million of unpaid prepetition earn-outs relating to the years 2001 or earlier). The claims estimate for Unsecured Claims does not include any estimate for lease rejection or other contract rejection claims, which the Debtors believe may be significant. However, given that Class 9 is to receive only 3% of the New Railworks Common Stock (which is valued at approximately $1.2 million), even if the ultimate aggregate amount of Allowed Unsecured Claims were to increase by $100 million as a result of rejection claims, the recovery percentage to individual creditors likely would not be significantly impacted. By way of example, the recovery percentage on a claims pool of $202 million would equal .5% and the recovery percentage on a claims pool of $302 million would equal approximately .36%.

(17)     The Debtors do not believe that any claims exist in this Class.


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                  5.       PREFERENCES AND FRAUDULENT TRANSFERS

                  Under the Bankruptcy Code, a debtor may seek to recover, through adversary proceedings in the bankruptcy court, certain transfers of the debtor's property, including payments of cash, made while the debtor was insolvent during the 90 days immediately before the commencement of the bankruptcy case (or, in the case of a transfer to or on behalf of an "insider," one year before the commencement of the bankruptcy case) in respect of antecedent debts to the extent the transferee received more than it would have received on account of such preexisting debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code. Such transfers include cash payments, pledges of security interests or other transfers of an interest in property. In order to be preferential, such payments must have been made while the debtor was insolvent; debtors are rebuttably presumed to have been insolvent during the 90-day preference period. The Bankruptcy Code's preference statute can be very broad in its application because it allows the debtor to recover payments regardless of whether there was any impropriety in such payments.

                  However, there are certain defenses to such claims. For example, transfers made in the ordinary course of the debtor's and the transferee's business according to ordinary business terms are not recoverable. Furthermore, if the transferee extended credit contemporaneously with or subsequent to the transfer, and before the commencement of the bankruptcy case, for which the transferee was not repaid, such extension constitutes an offset against an otherwise recoverable transfer of property. If a transfer is recovered by a debtor, the transferee has a general unsecured claim against the debtor to the extent of the recovery.

                  Under the Bankruptcy Code and under various state laws, a debtor may also recover or set aside certain transfers of property (fraudulent transfers), including the grant of a security interest in property, made while the debtor was insolvent or which rendered the debtor insolvent or undercapitalized to the extent that the debtor received less than reasonably equivalent value for such transfer.

                  The Debtors are not aware of any claims that would constitute fraudulent transfers, however they have not performed an independent review to determine whether any fraudulent transfers were made.

                  Because the Creditors' Committee did not elect to file an objection or commence an action seeking a determination that the Pre-Petition Lenders Claims be avoided as a fraudulent transfer or preference by December 26, 2001, the Pre-Petition Lenders Claims can no longer be challenged on such grounds under the terms of the DIP Order.

                  6.       REPRESENTATION OF THE DEBTORS

                  The Debtors have retained for purposes of representation of the Debtors in the Reorganization Cases the law firms of Willkie Farr & Gallagher and Whiteford, Taylor & Preston L.L.P., as bankruptcy co-counsel, Dorsey & Whitney LLP, as special counsel, Glass & Associates, as restructuring consultants, Gordian Group, L.P., as valuation consultants, and Arthur Andersen, LLP, as independent accountants and auditors. The Debtors' retention of Willkie Farr & Gallagher was approved by an order of the Bankruptcy Court on October 31, 2001, the Debtors' retention of Whiteford, Taylor & Preston L.L.P. was approved by an order of the Bankruptcy Court on October 31, 2001, and the Debtors' retention of Dorsey & Whitney LLP was approved by an order of the Bankruptcy Court on October 31, 2001. The Debtors' retention of Glass & Associates was approved by an order of the Bankruptcy Court on December 18, 2001, and the Debtors' retention of Arthur Andersen, LLP was approved by an order of the Bankruptcy Court on February 14, 2002. The Debtors' retention of the Gordian Group, L.P. was approved following a hearing on May 28, 2002 and an order subsequently has been entered.


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                  On June 26, 2002, Henry D. Hoge, the former president of HSQ
Technology, one of the Debtors in these jointly administered cases ("HSQ"), filed the "Motion of Henry D. Hoge to Disqualify Willkie Farr & Gallagher and Whiteford, Taylor & Preston as Counsel for HSQ Technology, A Corporation" (the "Motion to Disqualify"). The Motion to Disqualify alleges that Whiteford, Taylor & Preston and Willkie Farr & Gallagher, co-counsel for the Debtors in these cases, should not be allowed to represent HSQ because Mr. Hoge claims that HSQ's interests conflict with those of the other Debtors. The Debtors do not believe that the Motion to Disqualify has any merit and was interposed solely as a litigation tactic to assist Mr. Hoge in his litigation with the Debtors over the rejection of his Employment Agreement with HSQ. The Debtors filed an Opposition to the Motion to Disqualify on July 15, 2002. The Unsecured Creditors Committee filed an Opposition to the Motion to Disqualify on the same date. The Bankruptcy Court has scheduled a hearing on the Motion to Disqualify for August 22, 2002.

                  7.       REPRESENTATION OF THE CREDITORS' COMMITTEE

                  The Creditors' Committee has retained the law firm of Shapiro Sher & Guinot, as legal counsel and Deloitte & Touche, LLP, as accountants and financial advisors.

               IX. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion summarizes certain United States federal income tax consequences of the implementation of the Plan to the Debtors and certain holders of Claims and Equity Interests. The following summary does not apply to holders whose Claims or Equity Interests are entitled to reinstatement or payment in full in cash under the Plan.

                  The following summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and published rulings and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in these rules, or new interpretations of these rules, may have retroactive effect and could significantly affect the federal income tax consequences described below.

                  The federal income tax consequences of the Plan are complex and subject to significant uncertainties. Also, the tax consequences to holders of claims and interests may vary based on the individual circumstances of each holder. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Moreover, no legal opinions have been requested from counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan to special classes of taxpayers, such as, without limitation, foreign taxpayers, broker-dealers, banks, insurance companies, financial institutions, small business investment corporations, regulated investment companies, tax-exempt organizations, investors in passthrough entities, litigation claimants, employees of the Debtors with claims relating to their employment, or stockholders who acquired the stock through the exercise of an employee stock option or otherwise as compensation. This discussion assumes that holders hold their Claims and Equity Interests, and will hold any property received in exchange for such Claims and Equity Interests, as "capital assets" within the meaning of Code section 1221. The tax consequences to holders of Claims or Equity Interests may vary based on the specific characteristics and circumstances of the holders.

                  The following does not address the state and local tax consequences of the implementation of the Plan to the Debtors or to holders of Claims against or Equity Interests in the Debtors. As to the holders of Claims and Equity Interests, the tax consequences to them will depend on the laws of the particular state and local jurisdictions in which the holders reside, are organized or engage in business. As to the state and local tax consequences to the Debtors, in general, the income tax consequences will be similar to the federal income tax consequences discussed below, although in certain cases, the state and/or local


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income tax treatment may differ from the federal income tax treatment (although the Debtors do not believe that such differences will be material). The Debtors also do not believe that there will be any state sales tax liability arising from the consummation of the Plan. Finally, with respect to the imposition of any state stamp or other similar tax, the Debtors believe that the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, will be exempt under section 1146(c) of the Bankruptcy Code.

                  ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED ON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO THE HOLDER OF A CLAIM OR EQUITY INTEREST. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PLAN.

         A.       TAX CONSEQUENCES TO CREDITORS

                  1.       GENERAL

                           (a)      TAX SECURITIES

                  The federal income tax consequences of the Plan to a holder of a Claim may depend in part upon whether such claim is based on an obligation of the Debtors that constitutes a "security" for federal income tax purposes. The determination of whether a debt obligation constitutes a security for federal tax purposes is complex and depends on the facts and circumstances surrounding the origin and nature of the Claim. Generally, obligations arising out of the extension of trade credit have been held not to be tax securities, while corporate debt obligations evidenced by written instruments with original maturities of ten years or more have been held to be tax securities. Accordingly, the Senior Subordinated Notes Claims will likely be treated as securities for federal tax purposes, while the Unsecured Claims other than the Senior Subordinated Notes Claims will likely not be securities for federal tax purposes. It is uncertain whether the Non-Exit Lenders Pre-Petition Lenders Claims and Exit Lenders Pre-Petition Lenders Claims will be considered securities for federal tax purposes. All holders are advised to consult their tax advisors with respect to this issue.

                           (b)      "FAIR MARKET VALUE"

                  For federal income tax purposes, the fair market value of the New Railworks Common Stock, New Railworks Series B Warrants and New Railworks Preferred Stock will be their actual fair market value on the date of the exchange. The fair market value of the New Railworks Secured Loan will be its "issue price," as defined in the Code. The "issue price" of any such participation interest should be its "stated principal amount" (generally, the aggregate of all payments due under the note, excluding stated interest), if neither the note nor the Claim for which it is exchanged is considered to be "publicly traded" within the meaning of the original issue discount ("OID") rules of the Code within a short period before or after the Effective Date of the Plan. Otherwise, such issue price will be its actual fair market value, as determined by such public trading. For this purpose, "stated interest" does not include interest unless it is unconditionally payable in cash or other property (other than debt instruments of the issuer) at least annually at a single fixed rate (or certain qualified floating rates). The OID rules of the Code define "publicly traded" to include appearing on a "quotation medium" that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of identified brokers, dealers or traders, or actual prices of recent sales transactions. As no transfer restrictions are contemplated for the New Railworks Secured Loan, the Debtors cannot assure you that they will not be considered "publicly traded."


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                           (c)      CHARACTER OF GAIN OR LOSS

                  The character of any gain or loss as ordinary or capital with respect to a Claim or Equity Interest, or with respect to the disposition of stock or a security received in respect of a Claim or Equity Interest, will depend on a number of factors, including, without limitation,

                  -        the origin and nature of the Claim or Equity
                           Interest,

                  -        the tax status of the holder of the Claim or Equity
                           Interest,

                  - whether the Claim or Equity Interest is a capital asset in the hands of the holder, and

                  - the extent to which the holder previously claimed a loss, bad debt deduction or charge to a reserve for bad debts with respect to the Claim or Equity Interest.

                  If gain or loss recognized by a holder of a Claim or Equity Interest is capital gain or loss, it will generally be long-term if the holder held it for more than one year.

                  Special considerations apply to holders that acquired their Claim or Equity Interest at a discount subsequent to their issuance (see "Market Discount" below), or when interest was in default. The tax consequences of the receipt of cash and property that is attributable to accrued but unpaid interest is discussed below in the section entitled "Consideration Allocable to Interest." Each holder is urged to consult its tax advisor as to the application of these factors to its own particular circumstances.

                           (d)      CONSIDERATION ALLOCABLE TO INTEREST

                  A holder of a Claim that receives a distribution under the Plan with respect to its Claim will recognize ordinary income to the extent it receives cash or property in respect of interest (including original issue discount that has accrued during the time that the holder has held such Claim) that has not already been included by the holder in income for federal income tax purposes under its method of accounting. If the cash and other property allocable to interest is less than the amount previously included as interest in the holder's federal income tax return, the discharged portion of interest may be able to be deducted in the taxable year in which the Effective Date occurs. Under the Plan, distributions to a holder of a Claim are deemed for federal income tax purposes to have been applied first in payment of the principal amount of such Claim, and then to the payment of accrued interest. The IRS may, however, attempt to treat payments as applied first to accrued interest, in which case a holder of a Claim may recognize interest income even though the holder otherwise may realize a loss with respect to such Claim. Holders of Claims are urged to consult their own tax advisors regarding the consequences to them if consideration distributed under the Plan is allocable to accrued interest.

                           (e)      MARKET DISCOUNT

                  Generally, a "market discount" bond is one acquired after its original issuance for less than the issue price of such bond plus the aggregate amount, if any, of original issue discount includible in the income of all holders of such bond before such acquisition. Generally, gain realized on the disposition of a market discount bond (or on the disposition of property exchanged for such bond in certain non-taxable exchanges) will be ordinary income to the extent of "accrued market discount" at the time of such disposition (determined using either constant interest or ratable daily accrual). The market discount rules will also apply in the case of stock or a security acquired in a non-taxable exchange for a market discount obligation.

                           (f)      ORIGINAL ISSUE DISCOUNT

                  If the participations in the New Railworks Secured Loan to be issued under the Plan or the Non-Exit Lenders Pre-Petition Lenders Claims for which they will be exchanged are "publicly traded" within the meaning of the OID rules, the participations in the New Railworks Secured Loan may have significant

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amounts of OID. The amount of OID would equal the difference between their
"stated redemption price at maturity" (as such term is defined in the Code) and their "issue price" (determined as discussed above in the section on "Fair Market Value"). In general, a holder of a debt instrument with OID must include such OID in its income on a constant yield to maturity basis over the term of the instrument. The rules and regulations governing the calculation and taxation of OID are complex, and holders of Non-Exit Lenders Pre-Petition Lenders Claims are urged to consult their tax advisors with regard to the tax consequences to them of owning participations in the New Railworks Secured Loan with OID.

                           (g)      BACKUP WITHHOLDING

                  Under the Code, interest, dividends and other "reportable payments" may, under certain circumstances, be subject to "backup withholding." Various claimants, such as corporations, are generally exempt from backup withholding.

                  Backup withholding generally applies if the payee:

                  - fails to furnish its social security number or other taxpayer identification number (a "TIN");

                  -        furnishes an incorrect TIN;

                  -        fails to properly report interest or dividends; or

                  - under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

                  2.       TREATMENT OF CERTAIN CREDITORS

                           (a)      ALLOWED NON-EXIT LENDERS PRE-PETITION
LENDERS CLAIMS

                  As discussed in section I. F., "Summary of Distributions Under the Plan," of this Disclosure Statement, under the Plan, on the Effective Date each holder of Allowed Non-Exit Lenders Pre-Petition Lenders Claims will receive, in complete settlement, satisfaction and discharge of its Class 6
Claim:

                  -        its ratable participation in the New Railworks
                           Secured Loan;

                  -        a Pro Rata Share of the Exit Cash Infusion;

                  - to the extent such holder holds Allowed Non-Exit Lenders Pre-Petition Lenders Claims constituting Pre-Petition Revolving Loans, a share of the Pre-Petition Revolving Lenders Cash Payment;

                  -        a Pro Rata Share of the New Railworks Series A
                           Preferred Stock

                  -        a Pro Rata Share of the New Railworks Series B
                           Warrants;

                  -        a Pro Rata Share of the Class 7 Distribution; and

                  - any Pre-Petition Letters of Credit participated in by holders of Allowed Non-Exit Lenders Pre-Petition Lenders Claims pursuant to the Pre-Petition Credit Agreement shall be cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.


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


                  The preceding summary and following discussion assume the holders of the Allowed Non-Exit Lenders Pre-Petition Lenders Claims have waived their right to receive and accordingly will not receive a Pro Rata Share of the Class 7 Distribution.

                  If the Non-Exit Lenders Pre-Petition Lenders Claims are securities, the exchange of a Non-Exit Lenders Pre-Petition Lenders Claim will constitute a recapitalization. An exchanging holder would not recognize any loss realized on the exchange. If the holder realizes a gain on the exchange, the holder must recognize such gain to the extent of the sum of (a) the amount of cash and (b) if the participations in the New Railworks Secured Loan are not securities, the fair market value of such participations on the date of the exchange. If the participations are securities, then the holder's aggregate basis in the participations will equal its basis in its Non-Exit Lenders Pre-Petition Lenders Claim less the sum of the amount of cash received in the exchange plus the amount of gain recognized by the holder on the exchange. If the participations are not securities, then the holder's basis in the participations will be their fair market value. If the participations are securities, then the holder's holding period in the participations would include the holder's holding period in the Non-Exit Lenders Pre-Petition Lenders Claim exchanged therefor. If the participations are not securities, the holder's holding period in the participations would begin on the day following the exchange.

                  If the Non-Exit Lenders Pre-Petition Lenders Claims are not securities, the exchange of a Non-Exit Lenders Pre-Petition Lenders Claim would be a fully taxable transaction. The holder would recognize any gain or loss realized on the exchange. The holder's basis in all property received in the exchange would equal its fair market value on the date of the exchange. Its holding period in such property would begin on the day following the exchange.

                           (b)      EXIT LENDERS PRE-PETITION LENDERS CLAIMS

                  As discussed in section I. F., "Summary of Distributions Under the Plan," of this Disclosure Statement, under the Plan, on the Effective Date each holder of an Allowed Exit Lenders Pre-Petition Lenders Claim will receive, in complete settlement, satisfaction and discharge of its Class 7
Claim:

                  - a Pro Rata Share of the New Railworks Series C Preferred Stock;

                  -        a Pro Rata Share of the Class 7 Common Stock
                           Distribution;

                  -        a Pro Rata Share of the Class 6 Distribution; and

                  - any Pre-Petition Letters of Credit participated in by holders of Allowed Exit Lenders Pre-Petition Lenders Claims pursuant to the Pre-Petition Credit Agreement shall be cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.

                  The preceding summary and following discussion assume the holders of the Allowed Exit Lenders Pre-Petition Lenders Claims have waived their right to receive and accordingly will not receive a Pro Rata Share of the Class 6 Distribution.

                  If the Exit Lenders Pre-Petition Lenders Claims are securities, the exchange of an Exit Lenders Pre-Petition Lenders Claim will constitute a recapitalization. An exchanging holder would not recognize any loss realized on the exchange. If the holder realizes a gain on the exchange, the holder must recognize such gain to the extent of the amount of cash received. The holder's aggregate basis in the New Railworks Series C Preferred Stock and New Railworks Common Stock will equal its basis in its Exit Lenders Pre-Petition Lenders Claim less the sum of the amount of cash received in the exchange plus the amount of gain recognized by the holder on the exchange, and such aggregate basis will be apportioned between the New Railworks Series C Preferred Stock and New Railworks Common Stock in proportion to


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the relative fair market values on the date of the exchange. The holder's holding period in the New Railworks Series C Preferred Stock and New Railworks Common Stock will include the holder's holding period in the Exit Lenders Pre-Petition Lenders Claim exchanged therefor.

                  If the Exit Lenders Pre-Petition Lenders Claims are not securities, the exchange of a Exit Lenders Pre-Petition Lenders Claim would be a fully taxable transaction. The holder would recognize any gain or loss realized on the exchange. The holder's basis in the New Railworks Series C Preferred Stock and New Railworks Common Stock received in the exchange would equal its fair market value on the date of the exchange. Its holding period in the New Railworks Series C Preferred Stock and New Railworks Common Stock would begin on the day following the exchange.

                           (c)      CONVENIENCE CLAIMS

                  Under the Plan, holders of Unsecured Claims which are less than $1,000 or who elect such treatment, will be treated as holders of Convenience Claims. Under the Plan, each holder of a Convenience Claim will receive cash equal to 20 percent of its Allowed Claim; provided, however, that if Class 8 (Convenience Claims) votes to reject the Plan, such Class will receive no distribution under the Plan. An exchanging holder of a Convenience Claim will recognize gain or loss equal to the amount of cash received under the Plan less its adjusted tax basis in its Convenience Claim. If Class 8 (Convenience Claims) votes to reject the Plan, and such Class will receive no distribution under the Plan, each holder of a Convenience Claim will recognize a loss in the amount of its adjusted tax basis in its Convenience Claim

                           (d)      UNSECURED CLAIMS

                  As discussed in section I. F., "Summary of Distributions Under the Plan" of this Disclosure Statement, under the Plan, unless such holder elects to be treated as if it held a Convenience Claim, on the Effective Date each holder of an Allowed Unsecured Claim will receive, in complete settlement, satisfaction and discharge of its Class 9 Claim:

                  - its Pro Rata Share of the Class 9 Common Stock Distribution; and

                  - its Pro Rata Share of any recoveries from the Litigation Trust;

provided, however, that if Class 9 (Unsecured Claims) votes to reject the Plan, such Class will receive no distribution under the Plan. Also, each holder of an Allowed Unsecured Claim who votes in favor of the Plan (other than GOF and Stonehill) may make the Class 9 Cash Election and receive, in lieu of its Pro Rata Share of the Class 9 Common Stock Distribution, the Class 9 Cash Consideration.

                  As discussed below, unless the IRS requires otherwise, the transfer of assets to the Litigation Trust by the Debtors will be treated for federal income tax purposes as a transfer of such assets to the beneficiaries of the Litigation Trust, followed by a deemed transfer of such assets by such beneficiaries to the Litigation Trust. As a result of such treatment, the beneficiaries will have to take into account the fair market value on the date of the exchange of their pro rata share, if any, of the assets transferred on their behalf to the Litigation Trust in determining the amount of gain realized and required to be recognized upon consummation of the Plan on the Effective Date. The Debtors believe that the value of the assets transferred to the Litigation Trust is speculative and for federal income tax purposes intend to treat such value as equal to the amount of the Litigation Trust Financing.

                  As indicated above, it is likely that the Unsecured Claims other than the Allowed Senior Subordinated Note Claim, will not be considered securities for federal income tax purposes and therefore, the exchange of a Allowed Unsecured Claim will constitute a taxable exchange. Each such holder of an Allowed Unsecured Claim will recognize gain or loss equal to the difference between the sum of the fair market value of the New Railworks Common Stock as of the Effective Date plus the fair market value of the


                                      96
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holder's interest in the Litigation Trust and its adjusted tax basis in its
Allowed Unsecured Claim. The holder's initial tax basis in its interest in the Litigation Trust will equal the fair market value of such interest. Similarly, tax basis in its interest in the New Railworks Common Stock will equal the fair market value of such Common Stock. The holder's holding period in the New Railworks Common Stock will include the holder's holding period in the Allowed Unsecured Claim exchanged therefor.

                  On the other hand, it is likely that the Senior Subordinated Notes Claims will be securities for federal income tax purposes and therefore, the exchange of a Senior Subordinated Notes Claim for its Pro Rata Share of the Class 9 Common Stock Distribution will constitute a recapitalization. Such an exchanging holder should not recognize any loss realized on the exchange. If the holder realizes a gain on the exchange, i.e., if the fair market value of the holder's interest in the Litigation Trust plus the fair market value of the New Railworks Common Stock received by the holder exceeds the holder's adjusted tax basis in its Senior Subordinated Notes Claims, the holder must recognize an amount equal to the lesser of the amount of such gain and the fair market value of the holder's interest in the Litigation Trust. The holder's aggregate basis in the New Railworks Common Stock will equal its basis in its Senior Subordinated Notes Claim plus any gain recognized by such holder less the fair market value of the holder's interest in the Litigation Trust. The holder's initial tax basis in its interest in the Litigation Trust will equal the fair market value on the date of the exchange of such interest. The holder's holding period in the New Railworks Common Stock will include the holder's holding period in the Senior Subordinated Notes Claim exchanged therefor.

                  Also, each holder of an Allowed Secured Claim who validly elects to receive the Class 9 Cash Consideration in lieu of its Pro Rata Share of the Class 9 Common Stock Distribution will recognize gain or loss equal to the difference between the Class 9 Cash Consideration such holder receives plus the fair market value of the holder's interest in the Litigation Trust and its adjusted tax basis in its Allowed Unsecured Claim. The holder's initial tax basis in its interest in the Litigation Trust will equal the fair market value of such interest.

                  If Class 9 (Unsecured Claims) votes to reject the Plan, and such Class will receive no distribution under the Plan, and notwithstanding the discussion above, each holder of a Unsecured Claim will recognize a loss in the amount of its adjusted tax basis in its Unsecured Claim

                           (e)      TAX CONSEQUENCES TO EQUITY HOLDERS

                  The Plan contemplates the cancellation of all Equity Interests in Railworks. Holders of Equity Interests in Railworks should therefore recognize on the Effective Date a capital loss equal to their basis in their Equity Interest in Railworks.

         B.       FEDERAL INCOME TAX TREATMENT OF THE LITIGATION TRUST

                  As of the Effective Date, if Class 9 votes to accept the Plan, certain assets of the Debtors will be transferred to the Litigation Trust. The Debtors believe that the Litigation Trust should qualify as a liquidating trust, as defined in Treasury Regulation section 301.7701-4(d), and pursuant to Rev. Proc. 94-95, 1994-2 C.B. 684, would therefore be taxed as a grantor trust, of which the holders of Claims entitled to receive Distributions from the Litigation Trust ("Beneficiaries") will be treated as the grantors. Thus, no tax should be imposed on the Litigation Trust itself on the income earned or gain recognized by the Litigation Trust. Instead, the grantors would be taxed on their allocable shares of such income and gain in each taxable year, whether or not they received any distributions from the Litigation Trust in such taxable year.

                  It is possible, however, that the IRS could require a different characterization of the Litigation Trust, which could result in different and possibly greater tax liability to the Litigation Trust and/or the Beneficiaries. If the IRS determines that the powers granted to the trustee that will be appointed to administer the Litigation Trust (the "Litigation Trustee"), are greater than those normally associated with carrying out the liquidation and distribution of assets transferred to a liquidating trust, as described in


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Treasury Regulation section 301.7701-4(d), the IRS may attempt to re-characterize the Litigation Trust as a complex trust under Code section 641. A complex trust generally is subject to tax on income received, less deductions allowed for its expenses and for distributions that it makes to beneficiaries up to the amount of its distributable net income ("DNI"), as defined in Code section 643(a). The Litigation Trust would be taxed on any current DNI not distributed to the Beneficiaries, and the Beneficiaries would be taxed on income currently distributed to them by the Litigation Trust (up to the amount of their proportionate share of the Litigation Trust's DNI for that year).

                  Alternatively, the IRS may attempt to characterize the Litigation Trust as a Qualified Settlement Fund ("QSF") pursuant to Treasury Regulations under Code section 468B(g) (the "QSF Regulations"). The QSF Regulations generally do not apply to trusts which are established to satisfy claims of general trade creditors and debt holders in a bankruptcy case. The QSF Regulations, however, do apply to a trust which is established to satisfy liabilities which arise out of a tort, breach of contract, or violation of law or are otherwise designated by the IRS. Thus, if the IRS asserted that the Claims of beneficiaries of the Litigation Trust arose from such causes, the Litigation Trust could be treated as a QSF. If the Litigation Trust were treated as a QSF, it would be treated as a separate taxable entity subject to federal income tax at the maximum tax rate applicable to trusts. Amounts transferred to the QSF to resolve or satisfy a liability for which the QSF was established are not included in gross income of the QSF. Pursuant to the foregoing, if the Litigation Trust were treated as a QSF, Beneficiaries could receive decreased distributions.

                  The Debtors do not intend to request any advance ruling from the IRS regarding the tax characterization of the Litigation Trust as a liquidating trust. However, to the extent possible, the Debtors will comply with the requirements and guidelines set forth in Rev. Pro. 94-45, which specifies conditions under which the IRS will consider issuing advance rulings. If the Litigation Trust were determined by the IRS not to be taxable as a liquidating trust, the taxation of the Litigation Trust and the transfer of assets by the Debtors to the Litigation Trust could be materially different than is described herein and could have a material adverse effect on the holders of Claims.

         C.       TAX CONSEQUENCES TO THE DEBTORS

                  1.       CANCELLATION OF INDEBTEDNESS INCOME

                  The exchange of the Allowed Non-Exit Lenders Pre-Petition Lenders Claims, the Allowed Exit Lenders Pre-Petition Lenders Claims, the Senior Subordinated Notes Claims, the Unsecured Claims and the Convenience Claims for participation in the New Railworks Secured Loan, the New Railworks Preferred Stock, the New Railworks Common Stock, the New Railworks Series B Warrants, Litigation Trust Claims and/or Cash, as the case may be, will result in the cancellation of a portion of Railworks's outstanding indebtedness. Upon consummation of the Plan, Railworks will realize cancellation of debt ("COD") income in an amount equal to (i) the excess of the adjusted issue price (including any accrued but unpaid interest) of the Exit Lenders Pre-Petition Lenders Claims over the sum of (x) the fair market value of the New Railworks Series C Preferred Stock, (y) the fair market value of the Class 7 Common Stock Distribution and (z) the cash paid in exchange therefor plus (ii) the excess of the adjusted issue price (including any accrued but unpaid interest) of the Non-Exit Lenders Pre-Petition Lenders Claims over the sum of (x) the amount of cash paid in exchange therefor, (y) the adjusted issue price of the participations in the New Railworks Secured Loan paid in exchange therefor plus
(z) the fair market value of the New Railworks Series A Preferred Stock and the New Railworks Class B Warrants plus (iii) in the event that Class 9 (Unsecured Claims) votes to accept the Plan, the excess of the adjusted issue price (including any accrued but unpaid interest) of the Unsecured Claims over the sum of (x) the fair market value of the New Railworks Common Stock paid in exchange therefor and (y) the fair market value of the Litigation Trust Claims, or in the event that Class 9 (Unsecured Claims) votes to reject the Plan, the excess of the adjusted issue price (including any accrued but unpaid interest) of the Unsecured Claims plus (iv) the excess of the adjusted issue price (including any accrued but unpaid interest) of the Convenience Claims over the amount of cash paid in exchange therefor less (vi) the amount of any indebtedness that would have given rise to a deduction if such


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liability had in fact been paid by Railworks. Because Railworks will be a
Debtor in a bankruptcy case at the time it realizes the COD income, Railworks will not be required to include such COD income in its gross income for federal income tax purposes. Instead, Railworks will be required to reduce certain of its tax attributes by the amount of unrecognized COD income in the manner prescribed by Code section 108(b). The required attribute reduction is generally applied to reduce net operating loss carryovers ("NOLs"), to the extent of such NOLs, and certain other tax attributes of Railworks and its property (including the tax basis of certain property).

                  2.       NOLS AND OTHER TAX ATTRIBUTES

                  The appropriate methodology for applying the attribute reduction described above to an affiliated group filing a consolidated federal income tax return is uncertain. A recent Supreme Court case may be interpreted to suggest, and the Internal Revenue Service has recently taken the position that, an affiliated group's consolidated NOLs must be reduced when a member of the group has COD that is excluded from income. In addition, the Debtors may be entitled to make certain elections that will affect attribute reduction.

                  If the Debtors take and sustain the position that such attribute reduction is implemented on a separate company basis, the NOLs of the Debtors attributable to Railworks's operating subsidiaries will survive. On the other hand, if the Debtors are required to reduce consolidated NOLs, all or substantially all of the NOLs of the Railworks consolidated group will be eliminated. The Debtors will determine the appropriate methodology and elections under their interpretation of the law as in effect when the Debtors' tax returns are filed. The Debtors cannot assure you that the IRS will agree with the methodology chosen by the Debtors. Accordingly, the NOLs of the Debtors may be substantially reduced or even eliminated. Other tax attributes may also be reduced. To the extent that asset basis is reduced, depreciation or amortization of assets would also be reduced, and gain recognized (and therefore tax imposed) in connection with a subsequent disposition of assets may be increased.

                  3.       SECTION 382 LIMITATION

                  To the extent Railworks's NOLs are not reduced as a result of the unrecognized COD income, Code section 382 ("Section 382") may apply to limit the ability of Railworks and its subsidiaries to utilize any such remaining NOLs in future years. When a corporation undergoes an ownership change, Section 382 generally limits the ability of the corporation to utilize historic NOLs and certain subsequently recognized "built-in" losses and deductions (i.e., losses and deductions that have economically accrued but have not been unrecognized as of the date of the ownership change) (the "Annual
Section 382 Limitation"). For purposes of the Annual Section 382 Limitation, an "ownership change" is generally defined as a more than 50 percentage point change in ownership of the applicable corporation during the shorter of (i) the three-year period ending on each date on which such change in ownership is tested (a "Measurement Date") or (ii) the period beginning on the day after the corporation's most recent previous ownership change and ending on the Measurement Date. As a general rule, a corporation's Annual Section 382 Limitation equals the value of the stock of the corporation (with certain adjustments) immediately before the ownership change multiplied by the applicable "long-term tax-exempt rate" then in effect (e.g., 4.91% for a June August ownership change). The Annual Section 382 Limitation may be increased by certain "recognized built-in gains" triggered during a five year "recognition period" beginning on the ownership change date. Certain "recognized built-in losses," including certain deductions, triggered during the recognition period may be limited in the same manner as if such loss were an NOL existing as of the ownership change. Subject to certain limitations, any unused portion of the Annual Section 382 Limitation may be available in subsequent years. A corporation must meet certain continuity of business enterprise requirements for at least two years following an ownership change in order to preserve the Annual Section 382 Limitation.

                  Railworks believes that it is likely that it will undergo an ownership change as a result of the implementation of Plan. If that occurs, the ability of Railworks and its subsidiaries to utilize any NOLs that


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remain after the implementation of the Plan will be, and their ability to utilize certain subsequently recognized built-in losses and deductions (if any) may be, subject to an Annual Section 382 Limitation, as described above.

                  Although Code Section 382(l)(5) provides an exception to the application of the Annual Section 382 Limitation for corporations under the jurisdiction of a Bankruptcy Court (the "Bankruptcy Exception"), it is anticipated that Railworks will not qualify for the Bankruptcy Exception. In order for the Bankruptcy Exception to apply to Railworks, its historic shareholders and creditors that held certain "qualified indebtedness" (as defined by Treasury Regulations) prior to implementation of the Plan must own more than 50% of the total voting power and total value of Railworks's stock after such implementation. If the Bankruptcy Exception applied, Railworks's ability to utilize its NOLs arising prior to the Effective Date and built-in losses and deductions (if any) recognized after the effective date of the Plan would not be limited as described above. The Bankruptcy Exception would, however, reduce Railworks' and its subsidiaries' pre-change NOLs that may be carried over to a post-change year. The Bankruptcy Exception also provides that a second ownership change occurring during the two-year period immediately following the first ownership change would prohibit the use any NOLs that arose before the first ownership change. Section 382 provides that a corporation under the jurisdiction of a Bankruptcy Court may elect out of the Bankruptcy Exception even if the corporation meets all of the requirements thereof.

                  Since Railworks will not qualify for the Bankruptcy Exception as discussed above, but is under the jurisdiction of a Bankruptcy Court, a special rule under Code Section 382(l)(6) will apply in calculating Railworks's Annual Section 382 Limitation. Under this special rule, Railworks's Annual
Section 382 Limitation will be calculated by reference to the lesser of (i) the value of Railworks's stock (with certain adjustments) immediately after the ownership change (as opposed to immediately before the ownership change, as discussed above, and including any increase in value resulting from any surrender or cancellation of indebtedness under the bankruptcy case) or (ii) the value of Railworks's assets (determined without regard to liabilities) immediately before the ownership change. Although such calculation may substantially increase Railworks's Annual Section 382 Limitation, Railworks's use of any NOLs and built-in losses and deductions (if any) remaining after the implementation of the Plan may still be substantially limited after the ownership change.

                X. PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN

         A.       DISTRIBUTION RECORD DATE

                  As of the close of business on the Distribution Record Date, the various transfer and claims registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, their respective agents, or the Indenture Trustee shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring after the close of business on the Distribution Record Date. The Debtors and the Indenture Trustee shall be entitled to recognize and deal for all purposes under the Plan only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable. Notwithstanding anything in this paragraph to the contrary, the amount, and the corresponding distribution on account, of the Exit Lenders Pre-Petition Lenders Claims shall be determined as of the Effective Date.

         B.       DISBURSING AGENT

                  Unless otherwise provided in the Plan, all distributions under the Plan initially shall be made by the Disbursing Agent on or after the Effective Date as provided in the Plan. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.


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         C.       RIGHTS AND POWERS OF DISBURSING AGENT

                  The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, by the Confirmation Order, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                  Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

         D.       DATE OF DISTRIBUTIONS

                  Unless otherwise provided under the Plan, any distributions and deliveries to be made under the Plan to Classes shall be made on the Effective Date or as soon thereafter as is practicable; provided, however, that distributions to holders of Allowed Class 9 Claims shall commence on the Initial Distribution Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  Subject to the applicable provisions of the Plan, on the Initial Distribution Date, the Disbursing Agent shall distribute the New Railworks Common Stock to holders of Allowed Claims in Class 9. For the purpose of calculating the amount of New Railworks Common Stock to be distributed to holders of Allowed Claims in Class 9 on the Initial Distribution Date, all Disputed Claims in such Class will be treated as though such Claims will be Allowed Claims in the amounts asserted or as estimated by the Debtors or the Bankruptcy Court in accordance with section 7.5 of the Plan. On the Final Distribution Date, each holder of an Allowed Claim in Class 9 shall receive a Catch-up Distribution, if applicable, of New Railworks Common Stock. After the Initial Distribution Date but prior to the Final Distribution Date, the Reorganized Debtors, in their sole discretion, may direct the Disbursing Agent to distribute shares of New Railworks Common Stock to a holder of a Disputed Claim in Class 9 which becomes an Allowed Claim after the Initial Distribution Date such that the holder of such Claim receives the same shares of New Railworks Common Stock that such holder would have received had its Claim been an Allowed Claim in such amount on the Initial Distribution Date.

                  Subject to the applicable terms and conditions of the Plan and the Litigation Trust Agreement, distributions from the Litigation Trust shall be made in accordance with the Litigation Trust Agreement.


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                    HOLDERS OF CLAIMS DESIGNATED TO RECEIVE PLAN SECURITIES MAY
NEED TO RECEIVE AND HOLD THEIR PLAN SECURITIES IN A BROKERAGE ACCOUNT.

To allow timely and efficient distribution and transfer of the Plan Securities among a wide group of holders, the Reorganized Company may issue some or all of the Plan Securities in global form and use the book-entry transfer facilities of DTC to effectuate distribution and transfer of the Plan Securities in lieu of printing and distributing individual certificates representing the Plan Securities.

Use of the DTC book-entry transfer facilities may require recipients of Plan Securities that are not themselves participants in the DTC book-entry system to receive and hold their securities in a brokerage account. If the Debtors use the book-entry transfer facilities of DTC to effectuate distribution and transfer of some or all of the Plan Securities, holders of Claims designated to receive those securities will receive instructions regarding the DTC book-entry transfer facilities and a request for information on the brokerage account (or other account of a DTC participant) to be credited with the receipt of Plan Securities with respect to that holder's Claim.

If you do not already have a brokerage account and hold a Claim in a Class that will receive Plan Securities under the Plan, you may be required to open a brokerage account to receive and hold your Plan Securities.

         E.       DISTRIBUTIONS BY DISBURSING AGENT

                  The Disbursing Agent shall make all distributions required under the Plan (subject to the provisions of Sections 2, 4, 6 and 7 of the Plan), except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement.

         F.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

                  Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Effective Date. The Plan Securities to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Sections 4, 6 and 7 of the Plan.

         G.       DELIVERY OF DISTRIBUTIONS TO CLASSES; UNCLAIMED DISTRIBUTIONS

                  Subject to Bankruptcy Rule 9010, unless otherwise provided herein, all distributions to any holder of an Allowed Claim other than a holder of an Allowed Pre-Petition Lenders Claim or a Senior Subordinated Notes Claim shall be made at the address of such holder as set forth on the Schedules Filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the Filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. All Cash distributions with respect to Allowed Pre-Petition Lender


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Claims shall be made via wire transfer to BoA, as administrative agent under the Pre-Petition Credit Agreement. All distributions with respect to Allowed Senior Subordinated Notes Claims shall be made to the Indenture Trustee for distribution to the holders of the Senior Subordinated Notes.

                  In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest; provided, that, such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of the later of one (1) year from (i) the Effective Date and (ii) the date such holder's Claim is Allowed. After such date, all unclaimed property or interest in property shall revert to Reorganized Railworks, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred. Once any distribution to a holder is deemed to be unclaimed property, the Debtors, Reorganized Debtors and/or the Disbursing Agent, as applicable, shall have no further obligation to make any distributions to such holder. The Debtors, Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing their books and records (including any proofs of claim Filed against the Debtors).

         H. SURRENDER OF INSTRUMENTS; LOST, STOLEN, MUTILATED OR DESTROYED INSTRUMENTS

                  As a condition to receiving any distribution under the Plan, each holder of a Claim represented by an instrument, other than a Pre-Petition Lenders Claim, including notes and certificates, must surrender such instrument held by it to the Disbursing Agent or its designee. In addition to any requirements under one or more of the Debtors' certificate of incorporation or bylaws, any holder of a Claim evidenced by an instrument that has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such instrument, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent and the Debtors of the loss, theft, mutilation or destruction of such instrument; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an instrument. Upon compliance with section 6.6 of the Plan, the holder of a Claim evidenced by any such lost, stolen, mutilated or destroyed instrument will, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder that fails to (i) surrender an instrument or (ii) provide evidence of the loss, theft, mutilation or destruction of such instrument satisfactory to the Disbursing Agent and the Debtors and execute and deliver security or indemnity reasonably satisfactory to the Disbursing Agent before the first (1st) anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan in respect of such rights and Claims. Any distribution so forfeited shall become the sole and exclusive property of Reorganized Railworks.

         I.       PROCEDURES FOR DISPUTED CLAIMS

                  1.       OBJECTIONS TO CLAIMS

                  Other than with respect to Fee Claims, and except as, and to the extent that, Travelers has the right to contest Claims bonded by Travelers as provided in the Exit Bonding Facility, only the Debtors and the Reorganized Debtors shall have the authority to File, settle, compromise, withdraw or litigate to judgment, objections to Claims. Any objections to Claims shall be served and Filed on or before the later of: (i) one hundred twenty (120) days after the Effective Date; (ii) thirty (30) days after a request for payment or proof of Claim is timely Filed and properly served upon the Debtors; or (iii) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the dates specified in clauses (i) and (ii), hereof. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the Debtors or the Reorganized Debtors effect service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the extent counsel for a claimant is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or other representative identified in the proof of claim or any attachment


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thereto; or (c) by first class mail, postage prepaid, on any counsel that has appeared on the claimant's behalf in the Reorganization Cases. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

                  2.       PAYMENTS AND DISTRIBUTIONS WITH RESPECT TO DISPUTED
CLAIMS

                  Notwithstanding any other provision of the Plan, if any portion of a Claim (other than a Fee Claim) is a Disputed Claim, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  Any tort claim as to which a proof of claim was timely filed in the Reorganization Cases shall be determined and liquidated in accordance with the Bankruptcy Code and/or applicable nonbankruptcy law. Any tort claim determined and liquidated pursuant to (i) an Order of the Bankruptcy Court, or
(ii) applicable nonbankruptcy law, which determination shall no longer be appealable or subject to review, shall be deemed, to the extent applicable, an Allowed Unsecured Claim in such liquidated amount and satisfied in accordance with the Plan (provided, that, to the extent a tort claim is an Allowed Insured Claim, such claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in section 7.3(b) of the Plan shall constitute or be deemed a waiver of any Claim, right or cause of action that the Debtors may have against any Person in connection with or arising out of any tort claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

                  3.       AMENDMENTS TO CLAIMS

                  A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors, the Creditors' Committee and the holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law. After the Confirmation Date, a Claim may not be amended without the authorization of the Bankruptcy Court. Any amendment to a Claim Filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Reorganized Debtors or the Estates, unless the Claim holder has obtained prior Bankruptcy Court authorization for the Filing of such amendment.

                          XI. ADDITIONAL INFORMATION

                  The Debtors are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. Any statements contained in this Disclosure Statement concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document for the full text thereof. Each such statement is qualified in its entirety by such reference. Certain documents referred to in this Disclosure Statement have not been attached as exhibits because of the impracticability of furnishing copies thereof to all of the Debtors' creditors and equity security holders. Additional financial and other information about Railworks and the other Debtors can be found in Railworks' Form 10-Ks for the fiscal years ended December 31, 2000 and December 31, 2001 and its other filings from time to time with the SEC, each of which is incorporated in this Disclosure Statement by reference and is available at www.sec.gov. All of the exhibits to the Plan, the Plan Supplement and to this Disclosure Statement are available for inspection by contacting the Voting Agent.


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                                XII. CONCLUSION

                  For all of the reasons set forth in this Disclosure Statement, the Debtors believe that the confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all holders of Claims in Classes 1a, 6, 7, 8 and 9 to vote to ACCEPT the Plan, and to duly complete and return their ballots so that they will be ACTUALLY RECEIVED on or before 4:00 Eastern Time on September 13, 2002.

Dated:   Baltimore, Maryland
         August 8, 2002


                                    Railworks Corporation
                                    (for itself and on behalf of each of
                                    Debtors)


                                    By: /s/ John Kennedy
                                       ----------------------------------------
                                    Name:  John Kennedy
                                    Title:  Chief Executive Officer

                                   EXHIBIT A

              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION

                                   EXHIBIT B

                            NON-DEBTOR SUBSIDIARIES


Hovey South, Inc.
Cranequip Ltd.
Gantrex Group (Chile) Ltda.
Gantrex Limited
Hovey Industries, Ltd.
National Rail Contractors, Inc.
Pacific Northern Rail Contractors, Inc.
PNR Leasing Ltd.
RailWorks of Canada Company
RailWorks Rail Services of Canada Ltd.

                                   EXHIBIT C

                          CREDITORS' COMMITTEE MEMBERS


Union Switch & Signal, Inc.
Kennedy Electrical Supply Corp.
Electrical Distribution Services, Inc.
Cummins Metropower
Lanier Steel Products, Inc.
First Union National Bank
Warde Electric Contracting, Inc.

                                   EXHIBIT D

                                  PROJECTIONS

                                   EXHIBIT E

                              LIQUIDATION ANALYSIS

                                   EXHIBIT F

                        HISTORICAL FINANCIAL INFORMATION